UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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MDU Resources Group, Inc.
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ENERGIZING LIVES FOR A BETTER TOMORROW

2026 PROXY STATEMENT

MDU RESOURCES GROUP, INC.
MONTANA-DAKOTA UTILITIES CO.
GREAT PLAINS NATURAL GAS CO.
CASCADE NATURAL GAS CORPORATION
INTERMOUNTAIN GAS COMPANY
WBI ENERGY

MDU Resources is committed to safety in the workplace.

To ensure a safe work environment, the Company provides training, resources, and follow-up on unsafe conditions or actions. The Company's policies and trainings support workplace safety through classroom sessions and toolbox meetings on job sites. Additionally, the Company's Safety Leadership Council identifies and adopts best practices to prevent occupational injuries and illnesses, fostering a strong safety culture.

Table of Contents

1	Message from our CEO
2	Message from our Chair
3	Notice of Annual Meeting
4	Proxy Summary
5	About MDU Resources
9	Voting Roadmap
13	Proposal 1: Election of Directors
13	Director Nominees
14	Director Qualifications
15	Director Nominees at a Glance
21	Director Nominees’ Skillset Matrix
23	Governance
23	Our Board of Directors
31	Our Board’s Oversight of Our Business
37	Stockholder Engagement
38	Communications With Our Board
39	Committees
41	Director Compensation
41	Key Principles of Director Compensation Program
42	Components of Director Compensation Program
42	Governance
43	2025 Director Compensation
44	Our Executive Officers
45	Proposal 2: Advisory Vote to Approve NEO Compensation
46	Executive Compensation
46	Compensation Discussion and Analysis
62	Compensation Committee Report
62	Compensation Committee Interlocks and Insider Participation
62	Compensation Program and Risk
63	Summary Compensation Table
65	Grants of Plan-Based Awards in 2025
66	Outstanding Equity Awards at 2025 Year-End

67	Stock Vested in 2025
67	Pension Benefits in 2025
68	Nonqualified Deferred Compensation in 2025
69	Potential Payments Upon Termination or Change in Control
71	CEO Pay Ratio
72	Pay Versus Performance
77	Proposal 3: Approval of Amended and Restated LTIP
77	Material Changes
77	Why Stockholders Should Approve the Proposal
78	Historical Net Burn Rate and Overhang
78	Key Provisions of the LTIP, As Amended and Restated
82	Accounting Treatment
83	Awards Granted Under LTIP
84	Equity Compensation Plan Information
85	Proposal 4: Ratification of Appointment of Our Independent Registered Public Accounting Firm
85	Audit and Non-Audit Fees
86	Audit Committee Preapproval Policies and Procedures
86	Audit Committee Report
88	Responsible Business Stewardship
89	Stockholder Ownership
89	Directors and Executive Officers
90	Principal Stockholders
90	Delinquent Section 16(a) Reports
92	Additional Information
92	Deadlines and Procedures for Nominations and Stockholder Proposals for the 2027 Annual Meeting
93	Frequently Asked Questions
97	No Incorporation by Reference
98	Cautionary Note Regarding Forward-Looking Statements
99	Glossary
100	Helpful Resources
101	Appendix (Amended and Restated LTIP)
See Glossary on page 99 for definitions of some of the terms used in this Proxy Statement.

Message From Our CEO
Dear Fellow Stockholders:
At MDU Resources, we are energizing lives for a better tomorrow. 2025 was our first full year as a pure-play regulated energy business, and I am extremely proud of our team’s performance executing our CORE strategy:

C
Customers and Communities
Customers continue to look to MDU Resources for safe, reliable, and affordable energy that strengthens local economies. Throughout 2025, our teams advanced service reliability and customer affordability. We also remained committed to helping those most in need; energy assistance and efficiency programs such as CARES in Washington and EDP in Oregon have helped customers manage their bills during times of financial hardship by providing support and resources. Our Foundation continues to strengthen the communities we serve through investments in education, environment and recreation, human services, community, and culture. These efforts reflect our enduring philosophy: when communities thrive, we thrive.

Operational Excellence
Our commitment to operational excellence is showcased across each of our business segments. In our electric operations, we advanced generation and transmission projects designed to enhance reliability, and support growing customer needs. Maintenance and modernization investments at our existing generating stations ensure those assets continue to serve customers safely and reliably for years to come. Our natural gas distribution operations are supported by ongoing infrastructure replacement and safety initiatives. Our pipeline business delivered reliable natural gas transportation and storage services while supporting industrial and community growth across the Northern Plains. Each of these initiatives within our electric, natural gas distribution, and pipeline businesses underscores our commitment to safety, reliability, and the responsible development of energy infrastructure.

R
Returns Focused
We have built a reputation for delivering consistent stockholder returns. The dividend increase our Board approved in 2025—marking 88 consecutive years of uninterrupted dividends—reinforces our confidence in the strength of our operations and our long-term growth outlook. We are executing our multi-year capital plan to invest approximately $3.1 billion over the next five years, expanding and improving our energy infrastructure while supporting reliability and affordability for customers. I believe MDU Resources is positioned to continue delivering attractive, sustainable returns for years to come.

E
Employee Driven
Our people are the heart of MDU Resources. From field crews maintaining infrastructure in challenging weather to engineers advancing infrastructure projects to customer service teams providing exceptional care, our employees embody the values that define us: integrity, safety, respect, excellence, and stewardship.

"2025 was a transformative year for our company, and our first full year operating as a pure-play business. In 2026, we are focused on executing a disciplined capital plan, advancing key regulatory activity across our jurisdictions, and progressing major pipeline projects. We believe we are well positioned to deliver long-term value to stockholders, customers, and the communities we serve."

The Notice and this Proxy Statement contain details of the business to be conducted at the Annual Meeting. I also encourage you to review our Annual Report, which is available at investor.mdu.com/financials/annual-reports/. Your vote is very important to us, so please vote your shares.
To our stockholders, we extend our gratitude for your continued trust. To our employees, we thank you for your dedication and excellence. To our regulators, we value our constructive relationships. And to our customers and communities, we remain deeply honored to serve you.
Sincerely,

Nicole A. Kivisto President and Chief Executive Officer

1	MDU RESOURCES GROUP, INC.

Message From Our Chair
Dear Fellow Stockholders:
I am honored to serve you, our stockholders, as Chair of the Board, and, along with my fellow Board members, I am excited to support Nicole Kivisto and her management team as they continue to execute the Company’s CORE strategy. Here are some highlights of our work during 2025 to create long-term stockholder value:
•Long-Term Strategy Oversight. Oversight of business strategy is a key responsibility of the Board, and involves a multilayered approach, including work embedded in the Board’s committees. The Board’s oversight, and management’s execution, of business strategy are exercised with a long-term mindset and a focus on assessing both opportunities for, and potential risks to, the Company. The Board actively engages in overseeing the Company’s long-term strategy, and is aligned with Nicole Kivisto and her management team, which the Board believes is positioned to propel the Company into the future.
•Board Refreshment. The Board has enhanced its regulated energy industry experience through refreshment following the separation of our construction materials and contracting business, Knife River, in 2023, and our construction services business, Everus, in 2024. We have refreshed our Board over the past five years, as 11 highly-qualified independent directors were added to the Board, and following the 2026 Annual Meeting, 13 independent directors will have departed the Board. On behalf of the Board, I want to thank Dennis Johnson, who will be retiring from the Board when his term expires at the conclusion of the Annual Meeting per the Corporate Governance Guidelines, for his many years of distinguished service. He has been designated a director emeritus for a one-year term following the Annual Meeting. I also welcome Charles Kelley, Tammy Miller, and Priti Patel, each of whom joined the Board in 2025. We believe that the Board possesses the appropriate mix of background, skills, business and board experience, and viewpoints.
•Board and Committee Leadership and Committee Refreshment. Ongoing Board and committee leadership and committee refreshment seeks the right mix of skills and expertise on the Board and each committee. I was deeply humbled, in February 2025, when the Board, as part of a planned succession process, elected me to serve as Vice Chair of the Board, and later, in May 2025, as Chair of the Board. Additionally, given Dennis Johnson’s upcoming retirement from the Board, the Board has appointed me as the Governance Committee Chair and Charles Kelley as a member of the Compensation Committee, in each case effective following the Annual Meeting and Mr. Johnson’s retirement. The Board maintains its agility and alignment with the Company’s strategy, including a planned succession process. The Board actively plans for Board succession and adherence to governance best practices.
•Stockholder Engagement. Hearing from our stockholders is a top priority. Our governance-focused stockholder engagement program facilitates transparency and feedback. During the 2025 stockholder engagement cycle, the Company met individually with stockholders representing over 30% of our total shares outstanding, as well as proxy advisory firms, to discuss topics that included the Board’s strategy oversight, Board and management succession, AI governance, and executive compensation (and, more broadly, we had some touchpoint with stockholders representing over 51% of our total shares outstanding). Feedback from these meetings was reported back to the Board, which has informed the Board’s decisions on policies, practices, and disclosures. We look forward to continuing our dialogue with you.
The Notice and Proxy Statement contain details of the business to be conducted at the Annual Meeting. Please review our Annual Report, which is available at investor.mdu.com/financials/annual-reports/, and vote your shares.
On behalf of the Board, I am grateful to all our stockholders, employees, regulators, customers, and communities.
Sincerely,

Darrel T. Anderson Chair of the Board

“The Board is actively engaged in overseeing the Company’s long-term strategy to position each of its businesses for continued growth.”

PROXY STATEMENT	2

Notice of Annual Meeting
Items of Business

1Elect eight directors to the Board to serve one-year terms
2Vote, on an advisory basis, to approve the NEOs’ compensation
3Approve the Amended and Restated LTIP
4Ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for Fiscal 2026

All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return a proxy card, but do not give voting instructions, the shares represented by that proxy card will be voted as recommended by the Board. Your vote is very important to us. Please vote your shares.
On or about April 1, 2026, we started mailing a Notice or Proxy Statement and form of proxy, as applicable, to our stockholders. Proxies are being solicited by the Board to be voted at our Annual Meeting.

Anthony D. Foti Chief Legal Officer and Corporate Secretary
April 1, 2026

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on May 11, 2026
The Notice and Proxy Statement and Annual Report are available at investor.mdu.com/financials/annual-reports/.

When	Where	Record Date
Monday, May 11, 2026 3:00 p.m. CDT	virtualshareholdermeeting.com/MDU2026 The Annual Meeting will be held in a virtual-only format to make the meeting accessible to a greater number of stockholders.	March 12, 2026

3	MDU RESOURCES GROUP, INC.

Proxy Summary
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
Voting Matters and Board Recommendations

Proposal		Board’s Voting Recommendation	Vote Required to Approve
1	Elect eight directors to the Board to serve one-year terms	FOR each of the nominees	A nominee for director will be elected if the votes cast for such director nominee exceed the votes cast against such nominee.
2	Vote, on an advisory basis, to approve the NEOs’ compensation	FOR	Affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.
3	Approve the Amended and Restated LTIP	FOR
4	Ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for Fiscal 2026	FOR
In addition, the Board may transact such other business as may properly come before the Annual Meeting and at any adjournment(s) or postponement(s) thereof.
On or about April 1, 2026, we started mailing a Notice or Proxy Statement and form of proxy, as applicable, to our stockholders. Proxies are being solicited by the Board to be voted at our Annual Meeting.
Proxy Voting Methods
You may vote using any of the following methods:

Internet
You may vote your shares through the Internet at proxyvote.com. Internet voting is available 24 hours per day and will be accessible until 11:59 p.m. EDT on May 10, 2026. You will be able to confirm that the system has properly recorded your vote. If you vote through the Internet, you do NOT need to return a proxy card or VIF.
	Mail	If you received printed copies of the proxy materials by mail, you may vote by mail. Simply mark your proxy card or VIF, date and sign it, and return it in the postage-paid envelope that we included with your materials.

Telephone
If you are located within the United States or Canada, you may vote your shares by calling 800-690-6903 and following the recorded instructions. Telephone voting is available 24 hours per day and will be accessible until 11:59 p.m. EDT on May 10, 2026. The telephone voting system has easy to follow instructions and allows you to confirm that the system has properly recorded your vote. If you vote by telephone, you do NOT need to return a proxy card or VIF.
App
You may vote your shares by using the ProxyVote app. Download it for free wherever you get your apps, scan or enter your control number, and vote. App voting is available 24 hours per day and will be accessible until 11:59 p.m. EDT on May 10, 2026. You will be able to confirm that the system has properly recorded your vote. If you vote using the app, you do NOT need to return a proxy card or VIF.

Scanning
You may scan the QR Code provided to you to vote your shares through the Internet with your mobile device. Internet voting is available 24 hours per day and will be accessible until 11:59 p.m. EDT on May 10, 2026. You will be able to confirm that the system has properly recorded your vote. If you scan your QR code to vote, you do NOT need to return a proxy card or VIF.
	At the Virtual Meeting	You may vote at the virtual Annual Meeting using the 16-digit control number included on your Notice, proxy card, and VIF that accompanied your proxy materials.

PROXY STATEMENT	4

About MDU Resources
Company Overview
MDU Resources Group, Inc. (NYSE: MDU) provides essential products and services through its regulated electric and natural gas distribution segments to more than 1.2 million customers across eight states and includes 863 MW of wholly-owned generation and 30,840 miles of electric and natural gas transmission and distribution lines. Our regulated pipeline segment boasts the largest natural gas storage field in North America and includes 3,800 miles of pipe with a system capacity of approximately 2.9 bcf per day. The Company operates in the Midwest and Pacific Northwest, constructing and operating infrastructure that delivers electricity and natural gas that energizes homes and businesses.

Utility
Our utility business consists of both electric and natural gas distribution segments. The electric segment, operating under Montana-Dakota Utilities Co., generates, transmits, and distributes electricity. The natural gas distribution segment is operated through Montana-Dakota Utilities Co., Great Plains Natural Gas Co., Cascade Natural Gas Corporation, and Intermountain Natural Gas Company. These companies sell natural gas at retail, serving residential, commercial, and industrial customers.

Pipeline
Our pipeline segment, WBI Energy, provides regulated natural gas transportation and underground storage services. It also provides a variety of other energy-related services, such as cathodic protection.

As of December 31, 2025

5	MDU RESOURCES GROUP, INC.

About MDU Resources
CORE Strategy
In 2025, we executed on our CORE strategy, which provided the following key outcomes throughout the organization:

C	Customers and Communities

•Ranked first, second, and third in the J.D. Powers 2025 U.S. Gas Utility Residential Customer Satisfaction Study of midsized gas utilities in the West Region.
•Supported 323 organizations with donations and scholarships totaling $1.33 million and 3,217 volunteer hours through the Foundation.
•Constructive regulatory settlements in Idaho, Montana, Washington, and Wyoming reached, which align customer affordability and investment in utility reliability.

Operational Excellence

•Advanced electric generation and transmission projects designed to enhance reliability and support growing customer needs.
•Continued ongoing infrastructure replacement and safety initiatives across our natural gas distribution operations.
•Progressed long-term pipeline growth initiatives, including the Line Section 32 Expansion Project, and the potential Bakken East Pipeline and Minot Industrial Expansion projects.
•Developed a Wildfire Mitigation Plan which focuses on proactively identifying, assessing, and reducing wildfire risks throughout our electric service territory.

R	Returns Focused

•Recorded Consolidated Net Income totaled $190.4 million, including regulated energy earnings of $189.2 million, consisting of the following:
•Electric. Stable performance with earnings of $64.9 million, despite higher expenses;
•Natural Gas Distribution. Earnings increased to $56.1 million, primarily due to rate relief in several states; and
•Pipeline. Record annual results with earnings of $68.2 million, driven by strong transportation revenue.
•Achieved 1-year, 3-year, and 5-year TSR of 11.8%, 22.6%, and 17.6%, respectively.
•Increased operating revenues by 6.7% year-over-year.
•Declared $110.3 million of dividends to stockholders—marking the 88th year of uninterrupted dividends.

E	Employee Driven

•Provided leadership development training to employees, including our Leadership Summits, E-Academy Library, Mentoring, and CORE Leadership programs for high potentials and current leaders.
•Conducted a CEO employee tour across all district locations.
•Achieved a decrease of 2.71% in preventable vehicle and equipment incident rates.
•Provided employee benefit enhancements, including a 1% increase in 401(k) Plan company matching contributions.

PROXY STATEMENT	6

About MDU Resources
Safety
Throughout our history, employee welfare has been paramount, with safety and respect being at the center of our culture. From our early energy construction projects to the wind turbines of today, we have upheld the American spirit of hard work while protecting the well-being of our people. Currently, our businesses promote our safety culture through our Safety Leadership Council, which shares best practices and systems. Our Company’s cross-collaboration of teams helps strengthen several areas of safety, including emergency communication processes and transportation safety protocols.
We are proud of our 2025 safety accomplishments. At our pipeline business, we continue advancing the use of technology and formal processes to improve safety performance. This includes expanding the use of vehicle and equipment monitoring systems and utilizing safety committee meetings to reinforce accountability, hazard identification, and continuous improvement.

At our utility businesses, we prioritize injury prevention through proactive health initiatives, supporting employees with access to ergonomic and movement-based resources designed to reduce their risk of musculoskeletal injuries. We also support safe work practices through improved access to personal protective equipment through automated dispensing solutions and enhancing our protective clothing programs to ensure appropriate availability and coverage for job-related hazards.
Affordability
We are committed to keeping energy affordable while meeting the long term needs of the communities we serve. We work closely with local partners to support customers who need assistance and engage constructively with regulators across our jurisdictions to align customer affordability with necessary utility investment. These collaborative approaches help ensure fair outcomes for customers while supporting the sustainability of our systems.
Reliability
Reliable energy is foundational to our mission. We balance affordability with disciplined infrastructure investment to maintain safe, dependable service for customers of all sizes. Through operational efficiencies, prudent resource management, and planning, we help keep energy services dependable and work to mitigate impacts to customer bills related to extreme price fluctuations. Our ability to serve growing and energy-intensive loads, including large industrial, data and technology customers, demonstrates our capacity to scale infrastructure responsibly while maintaining reliability for existing customers across our service territories.

7	MDU RESOURCES GROUP, INC.

About MDU Resources
Environmental Responsibility
We are committed to doing our part to ensure a more sustainable, low-carbon future. Our electric and natural gas distribution businesses and pipeline business made steady and significant progress toward each of our three long-term environmental goals:
•Electric. As of Fiscal 2025, we have reduced our owned and co-owned generation resources’ electric GHG emissions intensity by 44% compared to 2005 levels, setting us up for success in achieving our goal to reduce emissions by 45% by 2030.
•Natural Gas Distribution. As of Fiscal 2024, we have reduced our natural gas distribution utility’s fugitive, planned, and unplanned methane releases by 10% compared to 2022 levels within our natural gas distribution system, representing solid progress against our goal to reduce releases by 30% by 2035.
•Pipeline. As of Fiscal 2024, we have reduced our pipeline’s methane emissions intensity by 35% compared to 2020 rates, exceeding our goal to reduce emissions by 25% by 2030.
We recognize that our customers count on us every day for the energy they need, and we take very seriously the commitment of supplying that energy today—and far into the future—in a responsible way. Together, we are energizing lives for a better tomorrow.
To learn more about our responsible business practices, see our Impact Report, which is presented consistent with SASB, TCFD, EEI, and AGA reporting standards and is available at mdu.com/sustainability/.
Learn More About Our Company
You can learn more about the Company by visiting investor.mdu.com. We also encourage you to read our Annual Report, which is available at investor.mdu.com/financials/annual-reports/.

PROXY STATEMENT	8

Voting Roadmap

Proposal 1
Election of Directors
The Board believes that the eight director nominees possess the appropriate skills and experiences to provide quality oversight of the business, strategy, and long-term interest of stockholders.
The Board recommends a vote FOR each of the nominees. Page 13

Key Attributes

Tenure	Diversity

•Two years (Median) •Directors with varied tenure contribute to a range of perspectives and help transition knowledge and experience from longer-serving members to those newer to our Board.
•Our director nominees represent a variety of backgrounds in terms of skills, business and board experience, and perspectives. What the director nominees share is a common desire to support, provide effective oversight of, and execute the Company’s long-term strategy.
•50% of the director nominees are women.
•13% of the director nominees are persons of color.

Age

•64 years (Mean)

Skills and Experiences
We believe that our slate of director nominees possesses the appropriate mix of skills, business and board experience, and perspectives, as presented by the percentage of our Board nominees that have each of the skills and experiences listed below:

9	MDU RESOURCES GROUP, INC.

Voting Roadmap

Proposal 2	Advisory Vote to Approve NEO Compensation The Company seeks a non-binding advisory vote to approve the compensation of its NEOs, as described in Executive Compensation beginning on page 46.	The Board recommends a vote FOR this proposal. Page 45

Pay-for-Performance Compensation Philosophy
The centerpiece of our compensation program is our pay-for-performance philosophy that aligns incentive compensation payouts with the achievement of our annual operating plan and long-term strategy, and consequently stockholder value. This is showcased at senior levels of the Company—particularly the CEO—for whom most compensation is tied to the achievement of metrics driving the Company’s operating and stock performance. As reflected in the charts below, for 2025, 80% of the CEO’s target compensation mix, and 63%, on average, of the other NEOs’ target compensation mix, was at risk.

CEO’s Annual 2025 Target Compensation	Average of Other NEOs’ 2025 Target Compensation

See Compensation Mix beginning on page 53 for further information.

PROXY STATEMENT	10

Voting Roadmap
2025 Performance-Based Compensation

The Compensation Committee is committed to performance-based compensation.
The Compensation Committee has a history of setting challenging performance goals. The 2025 performance-based compensation paid to our NEOs reflects our strong performance against financial and customer-focused goals. Notable performance-based compensation outcomes for 2025 include the following, each of which is disclosed in greater detail within the CD&A beginning on page 46:
EICP Awards
During 2025, the Company’s strategic focus was on executing its CORE strategy, which is reflected in the performance-based executive compensation. EICP payouts are earned only when we achieve or exceed our goals, and awards are subject to negative discretion when appropriate to align management’s payouts with stockholders’ expectations. Consistent with our pay-for-performance philosophy, the Compensation Committee established demanding financial and customer-focused performance goals for 2025, including the NEOs, which include:

Strategic Imperative		Performance Metric	Weight (%)
C	Customers and Community	Customer Satisfaction	10
	Operational Excellence	Reliability	10
R	Returns Focused	Financial	70
E	Employee Driven	Safety	10
The Company achieved maximum performance results for the Customer Satisfaction and Reliability goals, and above target performance results for the Financial and Safety goals. As a result, each of the NEOs earned a 126.4% payout, in each case as a percentage of their individual target incentive. For a description of how the EICP performance metrics were calculated and the adjustments from 2025 reported financial results, as applicable, see 2025 EICP beginning on page 54.
LTI Awards
During 2025, the Compensation Committee granted LTI awards to each of the NEOs in a combination of PSA awards (70%), to incentivize the execution of the Company’s long-term strategy, and RSU awards (30%), to incentivize executive retention. In each case, these LTI awards further align executives’ interests with the Company’s stockholders and stockholder value creation.

LTI Award	Performance Goals	Performance Period / Vesting
PSA Awards	50% Three-Year Cumulative Adjusted EPS, and 50% Three-Year rTSR	Three years (vest between 0% to 200% depending on the achievement of the performance measures)
RSU Awards	N/A	Three-Year Cliff
See LTI beginning on page 56 for further information.

11	MDU RESOURCES GROUP, INC.

Voting Roadmap

Proposal 3
Approval of Amended and Restated LTIP
We are asking stockholders to approve the Amended and Restated LTIP. The LTIP was originally approved at the 1997 Annual Meeting, and subsequently amended and restated on multiple occasions. The Board has approved the LTIP, subject to stockholder approval at the Annual Meeting. The LTIP requires stockholder approval because it increases the LTIP’s maximum share reserve by 6,564,000 shares, and expands eligibility under the plan to include a director emeritus. (Certain other minor amendments were made that do not require stockholder approval to reflect recent developments in applicable law and equity compensation practices.) The purpose of the LTIP is to align the interest of officers, other employees, non-employee directors, and director emeriti of the Company and its subsidiaries with those of stockholders; to reinforce corporate, organizational, and business development goals; to promote the achievement of year-to-year and long-range financial and other business objectives; to reward the performance of individual officers and other employees for fulfilling their personal responsibilities for long-range achievements; and to appropriately remunerate non-employee directors.
The Board recommends a vote FOR this proposal. Page 77

Proposal 4
Ratification of Appointment of Our Independent Registered Public Accounting Firm
The Board believes that the retention of Deloitte to serve as the independent auditors for Fiscal 2026 is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of independent auditors.
The Board recommends a vote FOR this proposal. Page 85

PROXY STATEMENT	12

PROPOSAL 1	Election of Directors

☑	The Board recommends a vote FOR each of the nominees identified in this Proxy Statement.
There are currently nine directors on our Board. All of the nominees are current directors. Mr. Johnson will be retiring from the Board when his term expires at the conclusion of the Annual Meeting per our Corporate Governance Guidelines, and has been designated a director emeritus for a one-year term following the Annual Meeting, as described in Director Emeritus beginning on page 27. The Board has set the number of directors at eight directors following the Annual Meeting. All current directors, other than Mr. Johnson, are standing for election for a one-year term at the Annual Meeting. Cumulative voting is not permitted.
We have refreshed our Board over the past five years, as 11 highly-qualified independent directors were added to the Board, and after Mr. Johnson’s upcoming retirement and director emeritus appointment, 13 independent directors will have departed the Board (including eight directors who became members of either the Knife River or Everus board effective upon the applicable spinoff). The Board believes it has further enhanced its industry experience following the spinoffs. We believe that the Board possesses the appropriate mix of genders, ages, ethnicities, skills, business and board experience, and viewpoints.
Director Nominees
Our Governance Committee is responsible for recommending director candidates to fill current and anticipated Board vacancies. The Governance Committee identifies and evaluates potential candidates from recommendations from the Company’s directors, management, stockholders, and other outside sources, including professional search firms. In evaluating proposed candidates, the Governance Committee may review their résumés, obtain references, and conduct personal interviews. The Governance Committee considers, among other factors, the Board’s current and future needs for specific skills and each candidate’s experience, leadership qualities, integrity, ability to exercise judgment, independence, and ability to make the appropriate time commitment to the Board. The Governance Committee strives for the Board to have a rich mix of relevant skills and experiences to best oversee the Company’s strategic plan.
During 2025, the Governance Committee conducted a search for potential director candidates whose experience, skills, qualifications, and independence met the criteria it previously established, and the Governance Committee reviewed its findings with the Board. In conducting its search, the Governance Committee collected names of potential candidates from the Company’s directors, management, and other outside sources (excluding search firms) to identify and recruit qualified candidates. After reviewing the qualifications of the potential pool of candidates and narrowing the field to a handful of candidates, the Chair of the Board, Governance Committee members, CEO, CFO, and CLO each interviewed the candidates. Based on the Governance Committee’s review, the candidates’ résumés, and the other directors’ and management’s interviews with the candidates, the Governance Committee recommended, and the Board approved the nomination of, Mr. Kelley and Ms. Miller. Mr. Kelley was identified by management, and Ms. Miller was identified by an existing director.
Messrs. Anderson, Dosch, Jaeger, and Kelley, and Mses. Durkin, Kivisto, Miller, and Patel will be considered for election as directors to serve for one-year terms expiring at the 2027 Annual Meeting. Each nominee has been nominated by the Board for election, upon the recommendation of the Governance Committee, and has agreed to serve. If, prior to the Annual Meeting, any nominee is unable to serve, then Messrs. Vollmer and Foti, both of whom have been designated as proxies for the Annual Meeting, will have full discretion to vote for another person to serve as a director in place of that nominee, or the Board may reduce its size.

13	MDU RESOURCES GROUP, INC.

Proposal 1: Election of Directors
Director Qualifications
The Governance Committee reviewed and evaluated the skills, experience, and qualifications cataloged under the Director Nominees’ Skillset Matrix beginning on page 21, and demonstrated by the director nominees, in light of the Company’s long-term strategic plan. The Board, acting through the Governance Committee, considers its members, including those directors being nominated for reelection to the Board at the Annual Meeting, to be highly qualified for service on the Board due to a variety of factors reflected in each director’s education, areas of expertise, and experience serving on other organizations’ boards. Generally, the Board seeks individuals with broad-based experience and the background, judgment, independence, and integrity to represent the stockholders in overseeing the Company’s management in their operation of the business. Within this framework, specific items relevant to the Board’s determination of each director’s skillset are listed in each director’s biographical information beginning on page 17. The ages shown are as of April 1, 2026. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which a director or executive officer is or was to be selected as a director or executive officer of our Company. There are no family relationships among our directors or executive officers. Dennis W. Johnson, a director, is unrelated to Rob L. Johnson, President, WBI Energy, Inc.

PROXY STATEMENT	14

Proposal 1: Election of Directors

Director Nominees At A Glance

Eight directors are standing for election at the Annual Meeting for one-year terms. The table provides summary information about each of the nominees for director. See pages 17-22 for additional information about each nominee and pages 39-40 for addition information about the committees.

TENURE

2 Years **Median**

3
1 year
5
≥2 years

Directors with varied tenure contribute to a range of perspectives and ensure we transition knowledge and experience from longer-serving directors to those newer to our Board. We have a mix of newer and longer-tenured director nominees.

AGE

64 Years **Mean**

2
>68
3
51-59
3
60-68

ATTENDANCE

96%

Nearly 96% aggregate attendance of directors who served during 2025 collectively at Board and committee meetings in 2025.

Darrel T. Anderson Ⓐ C G[1]

Chair of the Board

Independent

Former President and Chief Executive Officer of IDACORP, Inc. and Idaho Power Company

Age: 68

Director Since: 2023

Vernon A. Dosch A

Independent

Former Chief Executive Officer and President of National Information Solutions Cooperative

Age: 72

Director Since: 2024

INDEPENDENCE

All director nominees are **independent**, except the CEO

Marian M. Durkin Ⓒ G

Independent

Former Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer of Avista Corporation

Age: 72

Director Since: 2024

Douglas W. Jaeger Ⓐ G

Independent

President and Chief Executive Officer of Ulteig, Inc.

Age: 59

Director Since: 2024

15	MDU RESOURCES GROUP, INC.

Proposal 1: Election of Directors

COMMITTEES

A Audit **C** Compensation **G** Governance ● Committee Chair ○ Ex Officio Member

Age: 52
Director Since: 2024

REFRESHMENT

Over the past 5 years, **11** new independent directors added

Director Refreshment Policy: **Age 76** and **Periodic Individual Assessment Process**

Priti R. Patel **A**
Independent

Vice President and Chief Transmission Officer of Great River Energy

Age: 58
Director Since: 2025

Tammy J. Miller **A**
Independent

Age: 66
Director Since: 2025

Charles M. Kelley **A**(2)
Independent

Former Senior Vice President, Natural Gas Pipelines of ONEOK, Inc.

Age: 67
Director Since: 2025

DIVERSITY

50%

of the director nominees are women.

13%

of the director nominees are persons of color.

EXPERIENCE

100%

All of the director nominees have regulated energy industry or related experience.

PROXY STATEMENT	16

Proposal 1: Election of Directors

Darrel T. Anderson Chair of the Board Independent Director Age: 68 Director Since: 2023 Committees(1) Relevant Skills
Professional Experience
IDACORP, Inc. (NYSE: IDA) and Idaho Power Company (regulated electric utility company)
•President and Chief Executive Officer, May 2014 through May 2020
Other Board Service
•Board Chair, Gemstone Holdings (parent company of Blue Cross of Idaho, a non-profit mutual insurance company), since January 2024
•Board Chair, Blue Cross of Idaho, since May 2023, and a director since 2019
•Director, IDACORP, Inc. and Idaho Power Company, September 2013 through May 2022
Reasons for Nomination
Mr. Anderson has nearly 30 years of experience in the regulated energy industry within our service territory, and has served in several leadership positions, including CEO of IDACORP, that provide him with relevant expertise to serve as Chair of the Board. In particular, he brings extensive public company operational, financial, and leadership experience. He also contributes significant knowledge of local, state, and regional issues involving Idaho, a state that represents a significant–and growing–share of the Company’s operations. Further, he brings deep compensation and management resources, and public company governance, knowledge from his experience serving as CEO of a public company to his service as a member of the Compensation Committee and the Governance Committee, respectively.
(1) The Board has appointed Mr. Anderson as Governance Committee Chair, effective following the Annual Meeting.

Nicole A. Kivisto President and Chief Executive Officer Age: 52 Director Since: 2024 Relevant Skills
Professional Experience
MDU Resources Group, Inc. (NYSE: MDU)
•President and Chief Executive Officer, since January 2024
•President and Chief Executive Officer, Montana-Dakota Utilities Co., Cascade Natural Gas Corporation, and Intermountain Gas Company, January 2015 through January 2024
Other Board Service
•Director, AGA (trade association for natural gas industry), since 2015
•Director, EEI (trade association for electric industry), since 2015
•Director, Bravera Bank (employee and director owned bank), since February 2018
•Director, North Dakota Lignite Energy Council (trade association for coal industry), 2015 through 2023
•Member, Board of Trustees, University of Mary, 2017 through 2023
Reasons for Nomination
Ms. Kivisto brings to our Board over 30 years of regulated energy experience. Over the past three decades, she has held several operational, financial, and leadership positions within the Company, leading to her current role as CEO. She brings deep knowledge of our Company and its business operations, and contributes valuable insight into management’s views and perspectives, to the Board.

17	MDU RESOURCES GROUP, INC.

Proposal 1: Election of Directors

Vernon A. Dosch Independent Director Age: 72 Director Since: 2024 Committee Relevant Skills
Professional Experience
National Information Solutions Cooperative (NISC) (software and technology provider for the utility and broadband industries)
•Chief Executive Officer and President, January 2002 through January 2020
Other Board Service
•Director, JSI Solutions (consulting and broadband solutions firm), since January 2021
•Director, North Dakota Department of Commerce, Legacy Investment for Technology Loan Fund (innovation loan fund to support technology advancement), since January 2022
•Director, Starion Bank (community bank), January 2001 through January 2023
Reasons for Nomination
Mr. Dosch brings to our Board over 46 years’ experience in the electric utility and broadband industries. In particular, he provides extensive knowledge concerning electric distribution, generation, and transmission, as well as the technical infrastructure necessary for electric utility and broadband billing, accounting, engineering, electronic payment processing, meter data management, distributed energy resource management, and AI. The knowledge he gained as CEO of NISC, including experience in strategic planning, financial management, and business development, provides him with relevant expertise as a member of the Audit Committee. The Board also determined that Mr. Dosch qualifies as an “Audit Committee Financial Expert,” as defined by the rules under the Exchange Act, through his experience as a CEO, where he analyzed financial statements and supervised the finance and accounting professionals responsible for financial statements and internal controls over financial reporting.

Marian M. Durkin Independent Director Age: 72 Director Since: 2024 Committees Relevant Skills
Professional Experience
Avista Corporation (NYSE: AVA) (regulated electric and natural gas utility company)
•Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer, August 2005 through August 2020
Other Board Service
•Director, Energy Insurance Mutual (mutual insurance company serving utility companies), May 2012 through May 2022
Reasons for Nomination
Ms. Durkin contributes to our Board over 15 years’ experience in the regulated electric and natural gas utility industry at a public company within a state we serve in our service territory. She possesses particularly extensive knowledge of legal, governance, mergers and acquisitions, compliance, and risk management, gained through her role as General Counsel of Avista Corporation. This experience provides her with relevant expertise as a member of the Governance Committee. She also brings substantial expertise in human resources management, executive compensation, and employee benefits as a former public company executive, providing her with relevant expertise as Chair of the Compensation Committee.

PROXY STATEMENT	18

Proposal 1: Election of Directors

Douglas W. Jaeger Independent Director Age: 59 Director Since: 2024 Committees Relevant Skills
Professional Experience
Ulteig, Inc. (employee-owned professional engineering services firm)
•President and Chief Executive Officer and a director, since May 2015
Other Board Service
•Director, Great Plains Institute (non-profit organization with a mission to accelerate the transition to net-zero carbon emissions), August 2016 through April 2025
•Director, Amsoil, Inc. (manufacturer of synthetic lubricants, fuel additives, and filters), June 2023 through May 2024
•Director, Qualus Power Services / CE Power (pure-play power services firm of energy transitions), April 2015 through July 2022
•Director, Computype Inc. (global provider of specialized labeling solutions), June 2011 through May 2024
Reasons for Nomination
As CEO of Ulteig, Inc., Mr. Jaeger provides significant expertise in strategic planning and organizational development to our Board. He previously held several positions of increasing responsibility at Xcel Energy, Inc., a publicly-traded electric and natural gas company within a state we serve in our service territory, within its transmission, operations, retail marketing and sales, and product development departments. He also contributes extensive knowledge concerning corporate governance, which provides him with relevant expertise as a member of the Governance Committee. Further, he brings deep financial, risk management, and AI knowledge from his experience serving as a CEO, which provides him with relevant expertise as Chair of the Audit Committee. The Board also determined that Mr. Jaeger qualifies as an “Audit Committee Financial Expert,” as defined by the rules under the Exchange Act, through his experience as a CEO, where he analyzes financial statements and supervises the finance and accounting professionals responsible for financial statements and internal controls over financial reporting.

Charles M. Kelley Independent Director Age: 67 Director Since: 2025 Committee(1) Relevant Skills
Professional Experience
ONEOK, Inc. (NYSE: OKE) (diversified and integrated midstream energy company)
•Senior Vice President, Natural Gas Pipelines, April 2018 through March 2025
Other Board Service
•Board Chair, A New Leaf, Inc. (non-profit organization with a mission to empower individuals with intellectual and developmental disabilities), January 2018 through December 2020
Reasons for Nomination
Mr. Kelley brings over 40 years’ experience in the natural gas industry. He provides particular expertise in financial strategy and planning, corporate development, strategic planning, regulatory affairs, compliance, safety, enterprise risk management, and corporate governance gained through senior executive roles at a public company in the energy industry. This experience provides him with relevant expertise as a member of the Audit Committee.
(1) The Board has appointed Mr. Kelley as a member of the Compensation Committee, effective following the Annual Meeting.

19	MDU RESOURCES GROUP, INC.

Proposal 1: Election of Directors

Tammy J. Miller Independent Director Age: 66 Director Since: 2025 Committee Relevant Skills
Professional Experience
State of North Dakota
•Lieutenant Governor, January 2023 through December 2024
Border States Industries, Inc. (distributor of electrical products, equipment, and services to the utility, construction, and industrial markets)
•Chief Executive Officer and Board Chair, April 2006 through March 2020
  Other Board Service
•Director, SkyWater Technology (NASDAQ: SKYT) (semiconductor and technology company), since April 2025
•North Dakota Center for Employee Ownership (non-profit organization supporting employee ownership), since January 2026
•Vice Chair and Treasurer, Plains Art Museum (fine arts museum located in Fargo, North Dakota), since January 2026 and a director since July 2025
Reasons for Nomination
Ms. Miller brings to our Board over 29 years’ experience as a supplier and solutions provider to the electric utility construction industry throughout the areas we serve in our service territory. As the former CEO and Board Chair of Border States, she provides our Board with expertise in corporate development, technology, safety, and accounting and finance, which provides her with relevant expertise as a member of the Audit Committee. As the former Lieutenant Governor of North Dakota, she also brings government affairs expertise to our Board.

Priti R. Patel Independent Director Age: 58 Director Since: 2025 Committee Relevant Skills
Professional Experience
Great River Energy (not-for-profit wholesale electric power cooperative)
•Vice President and Chief Transmission Officer, since May 2017
Other Board Service
•Board Chair, Great Plains Institute (non-profit organization with a mission to accelerate the transition to net-zero carbon emissions), since November 2017
•Director, Midwest Reliability Organization (regional utility reliability council), since January 2021
Reasons for Nomination
Ms. Patel brings to our Board nearly 29 years’ experience in the electric energy industry across investor-owned utilities, a utilities regulator within the Company’s service territory, a regional transmission operator, and an electric generation and transmission cooperative, gained through senior transmission, strategy, and legal roles. She also brings expertise in transmission development, financial, government affairs, regulatory, compliance, public policy, and safety. This experience provides her with relevant expertise as a member of the Audit Committee.

PROXY STATEMENT	20

Proposal 1: Election of Directors
Director Nominees’ Skillset Matrix
We believe the director nominees possess the appropriate mix of genders, ages, ethnicities, skills, business and board experience, and viewpoints. The Governance Committee regularly reviews the skills and experience that it believes are desirable to be represented on the Board. These key qualifications, including the nominees possessing these skills, are shown below.

Skills, Experience, and Expertise	Anderson	Kivisto	Dosch	Durkin	Jaeger	Kelley	Miller	Patel
Strategy
Corporate Development experience assessing potential organic and external growth opportunities	●	●	●	●	●	●	●	●
Human Capital Management experience in enterprise-wide management and development of talent and corporate culture	●	●	●	●	●		●
Energy Industry experience in our businesses and related industries, including the provision of safe, reliable, and affordable service by electric and natural gas utilities and pipelines	●	●	●	●	●	●	●	●
Regulatory Compliance and Safety experience in governmental regulations affecting our businesses and the safety of employees, customers, and the public	●	●		●	●	●		●
Governance
Accounting, Finance, and Audit experience in the preparation and review of financial statements, financial reports, and audit reports	●	●	●		●		●
Capital Markets experience overseeing financings, investments, capital structures, and financial strategy	●	●			●	●
CEO experience of a public company or substantial private company engaging with a variety of important stakeholders	●	●	●		●		●
Corporate Governance and Legal experience dealing with complex public company governance and legal issues	●	●		●	●			●
Cybersecurity and Technology experience overseeing information technology systems and data management, including AI, and the protection of Company and customer information		●	●		●
Government Affairs experience with public policy issues affecting our businesses and customers	●	●	●			●	●	●
Risk Management experience in the identification, assessment, and mitigation of risks facing the Company	●	●	●	●	●	●		●

21	MDU RESOURCES GROUP, INC.

Proposal 1: Election of Directors

Each director is individually qualified to make unique and substantial contributions. Collectively, our directors’ diverse viewpoints and independent-mindedness enhance the quality and effectiveness of Board deliberations and decision making. This blend of qualifications, attributes, and tenure results in highly-effective oversight.

Board Tenure, Diversity, and Independence	Anderson	Kivisto	Dosch	Durkin	Jaeger	Kelley	Miller	Patel
Board Tenure (Years of Service)	3	2	2	2	2	1	1	1
Gender	M	F	M	F	M	M	F	F
Race	White	White	White	White	White	White	White	Asian
Age(1)	68	52	72	72	59	67	66	58
Number of Other Current Public Company Boards	—	—	—	—	—	—	1	—
Independent Director	●		●	●	●	●	●	●
(1)As of April 1, 2026.

PROXY STATEMENT	22

Governance

Our Board of Directors
Our Board consists of individuals from a variety of backgrounds—in terms of gender, age, ethnicity, skills, and business and board experience—with an equally diverse range of perspectives. What our Board shares is a common desire to support and oversee management in executing our strategy.
The number of directors is determined from time to time by the Board. There are currently nine directors on our Board. Mr. Johnson will be retiring from the Board when his term expires at the conclusion of the Annual Meeting per the Corporate Governance Guidelines, and has been designated a director emeritus for a one-year term following the Annual Meeting. The Board has set the number of directors at eight directors following the Annual Meeting.
The Board has delegated certain duties to its committees, which assist the Board in carrying out its responsibilities. There are three standing committees of the Board. The Board has adopted charters (investor.mdu.com/governance/governance-documents) for each of the Audit Committee, Compensation Committee, and Governance Committee. As a general principle, the Board believes that the periodic rotation of committee and committee chair assignments on a staggered basis provides opportunities to foster different perspectives, develops depth and breadth of knowledge on the Board, and prepares the Board for future director succession.

The following highlight our corporate governance practices and policies:

☑	Separate Chair of the Board and CEO
☑	Annual Election of All Directors
☑	Proxy Access
☑	Majority Voting in an Uncontested Election of Directors
☑	Annual Board and Committee Assessment
☑	All Directors are Independent (other than CEO)
☑	Executive Sessions of Independent Directors at Every Regularly-Scheduled Board Meeting
☑	Standing Committees Consist Entirely of Independent Directors
☑	Proactive Stockholder Engagement Program
☑	One Class of Stock
☑	Stock Ownership Policy for Directors and Executive Officers
☑	Anti-Hedging and Anti-Pledging Policies for Directors, Director Emeriti, and Executive Officers
☑	Annual Say-On-Pay Vote
☑	Clawback Policy
☑	Maximum of Two Outside Public Company Board Seats for Directors

23	MDU RESOURCES GROUP, INC.

Governance
Corporate Governance Guidelines
The Corporate Governance Guidelines assist the Board in the exercise of its governance responsibilities and serve as a framework within which the Board may conduct its business, including the following duties:

•Director Responsibilities
•Board Leadership and Committees
•Change in Director’s Principal Employment
•Stock Ownership Policy
•Human Capital Management and Succession Planning Oversight
•Director Independence
•Director Resignation Policy
•Director On-Boarding
•Director Qualifications

•Board Access to Management and Outside Advisors
•CEO and Board Evaluations
•Board Meeting Agendas
•Director Compensation
•Director Continuing Education
•Outside Directorships Policy
•Majority Voting in the Election of Directors
•Review of Related Person Transactions
•Director Emeritus Responsibilities

The Board periodically reviews the guidelines and revises them, as appropriate. The Corporate Governance Guidelines are available at investor.mdu.com/governance/governance-documents.
Independence
The Governance Committee selects director nominees who think and act independently and can clearly and effectively communicate their convictions. A director is not considered independent under NYSE rules if they have a material relationship with the Company that would impair their independence. In addition to the independence criteria established by the NYSE, the Board has determined that the relationships provided below are immaterial for purposes of determining whether a director is independent under the NYSE listing standards. These categorical standards are contained in the Corporate Governance Guidelines, which are available at investor.mdu.com/governance/governance-documents.

Immaterial Relationship	Description
Investment Relationships with the Company	A director and any family member may own stock of the Company.
Relationships with Other Businesses
A director is a current employee, or an immediate family member is a current executive officer, of a company with which the Company does business, provided that the aggregate amount involved in a year does not exceed the greater of $1 million or 2% of that entity’s annual consolidated gross revenue, and the related payments are made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated parties, or involve the rendering of services as a public utility at rates or charges fixed in conformity with law or a governmental authority.

Relationships with Tax Exempt Organizations
A director, or an immediate family member, serves as an officer, director, or trustee of a not-for-profit organization, and the Company’s and the Foundation’s contributions to the organization in any of the past three years do not exceed the greater of $1 million or 2% of that organization’s consolidated gross revenues.

We individually inquire of each of our directors and executive officers about any transactions in which the Company and any of these related persons or their immediate family members are participants. We also make inquiries within the Company’s records for information on any of these kinds of transactions. Once we gather the information, we then review all relationships and transactions of which we are aware in which the Company and any of our directors, director nominees, executive officers, their immediate family members, or 5% stockholders are participants to determine, based on the facts and circumstances, whether the related persons have a direct or indirect material interest. Our CFO’s office coordinates the related person transaction review process, and reports its findings to the Audit Committee. The Governance Committee reviews any potential related person transactions involving directors and their immediate family

PROXY STATEMENT	24

Governance
members in making its recommendation to the Board concerning the independence of the directors. In approving, ratifying, or rejecting a related person transaction, the Audit Committee considers such information as it deems important to determine whether the transaction is on reasonable and competitive terms and is fair to the Company. There were no related person transactions in 2025.
The Board, upon the recommendation of the Governance Committee, has determined that the following non-employee directors are independent under the NYSE rules because they have no material relationship with the Company that would impair their independence:

Darrel T. Anderson Age: 68 Director since: 2023 Chair of the Board	Vernon A. Dosch Age: 72 Director since: 2024	Marian M. Durkin Age: 72 Director since: 2024	Douglas W. Jaeger Age: 59 Director since: 2024

Dennis W. Johnson(1) Age: 77 Director since: 2001	Charles M. Kelley Age: 67 Director since: 2025	Tammy J. Miller Age: 66 Director since: 2025	Priti R. Patel Age: 58 Director since: 2025
(1) Mr. Johnson will be retiring from the Board when his term expires at the conclusion of the Annual Meeting per the Corporate Governance Guidelines, and has been designated a director emeritus for a one-year term following the Annual Meeting.

ALL DIRECTORS ARE INDEPENDENT, EXCEPT THE CEO
In making its independence determination, the Board reviewed recommendations of the Governance Committee and considered Mr. Jaeger’s and Ms. Patel’s relationships as officers of companies with which we do business. The Board determined that these relationships qualify as Relationships with Other Businesses, as described above, and are, therefore, immaterial with respect to determining their independence.
The Board has determined that all members of the Audit Committee, Compensation Committee, and Governance Committee are independent as defined under the NYSE listing standards and the director independence standards adopted by the Board.
Related Person Transactions
The Board’s policy for the review of related person transactions is contained in the Leading with Integrity Policy and the Corporate Governance Guidelines. These policies require the Audit Committee to review any proposed transaction, arrangement, or relationship, or series thereof:
•in which the Company was or will be a participant;
•the amount involved exceeds $120,000; and
•a related person had or will have a direct or indirect material interest.
Prior to the Company entering into a related person transaction that would be required to be disclosed under the SEC rules, the Audit Committee will, after a reasonable prior review and consideration of the material facts and circumstances,

25	MDU RESOURCES GROUP, INC.

Governance
make a recommendation to the Board and appropriate officers of the Company with respect to the transaction as the Audit Committee deems appropriate. The Audit Committee will prohibit any related person transaction it determines to be inconsistent with the best interests of the Company and its stockholders.
Related persons are directors, director nominees, executive officers, holders of 5% or more of our voting stock, and their immediate family members. Related persons are required promptly to report to the CLO all proposed or existing related persons transaction in which they are involved.
The Company had no related person transactions in 2025.
Board Leadership Structure
The Bylaws and Corporate Governance Guidelines require that the Chair of the Board be independent. The Board believes this structure provides balance, and is currently in the best interest of stockholders. Separating these positions allows the CEO to focus on the full-time job of running the business, while allowing the Chair of the Board to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. The Chair of the Board meets and confers regularly between Board meetings with the CEO. The Board believes this split structure recognizes the time, effort, and energy the CEO is required to devote to the position in the current business environment, as well as the commitment required to serve as the Chair of the Board, particularly as the Board’s oversight responsibilities continue to grow and demand more time and attention.
A fundamental role of the Board is to provide oversight of management. To that end, the Board believes having an independent Chair of the Board is a means to hold the CEO accountable for managing the Company in alignment with stockholders’ interests. Furthermore, the Board has found that an independent Chair of the Board is best equipped to encourage discussions, including during executive sessions of independent directors. The Board believes that having separate positions and an independent director as Chair of the Board is the appropriate leadership structure for the Company at this time, and demonstrates the Company’s commitment to leading corporate governance practices.
Majority Voting in the Election of Directors
Directors must be elected by a majority of the votes cast in uncontested elections, and a plurality of the votes cast in contested elections. A “majority of the votes cast” means that the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” not counted as votes cast either “for” or “against” that director’s election). Our Corporate Governance Guidelines provide that any incumbent director who does not receive a majority of the votes cast in an uncontested election is required to tender his or her resignation for consideration by the Governance Committee. The Governance Committee will make a recommendation to the Board whether to accept or reject the resignation, or take other action based upon the best interests of the Company and its stockholders. In determining its recommendation to the Board, the Governance Committee shall consider all factors that it deems relevant. The director who tenders his or her resignation will not participate in the Governance Committee’s or Board’s decision. Following such determination, the Company will promptly publicly disclose the Board’s decision, including, if applicable, the reasons for rejecting the tendered resignation.
Proxy Access
Our proxy access bylaw allows a stockholder, or a group of up to 20 stockholders to nominate one or more director nominees if they have owned at least 3% of the Common Stock continuously for at least three years as of the date of the notice of nomination. The maximum number of nominees allowed is the greater of two individuals or 20% of the Board (subject to certain limitations set forth in the Bylaws), provided that the stockholder(s) and nominee(s) satisfy the requirements specified in the Bylaws. We believe these proxy access parameters reflect a well-designed and balanced approach to proxy access that mitigates the risk of abuse and protects the interests of all of our stockholders. See Deadlines and Procedures for Nominations and Stockholder Proposals for the 2027 Annual Meeting on page 92 for further information.

PROXY STATEMENT	26

Governance
Director and Board and Committee Leadership Refreshment, Board Tenure, and Director Retirement Policy
The Company is focused on maintaining a well-constructed and high-performing Board, and recognizes the importance of Board refreshment. To that end, the Company has a director retirement policy that combines a retirement age (age 76) and a periodic individual assessment process with the annual election of directors.
We have refreshed our Board over the past five years, as 11 highly-qualified independent directors were added to the Board, and following the Annual Meeting, 13 independent directors will have departed the Board (including eight directors who became members of either the Knife River or Everus boards effective upon the applicable spinoff). This balance enhances the Board’s oversight capabilities. We believe that the Board possesses the appropriate mix of genders, ages, ethnicities, skills, business and board experience, and viewpoints. During 2025, Ms. Wang departed the Board when her term expired at the conclusion of the 2025 Annual Meeting. Ms. Patel was elected to the Board in May 2025, and Mr. Kelley and Ms. Miller were elected to the Board in August 2025. Mr. Johnson will be retiring from the Board when his term expires at the conclusion of the Annual Meeting per the Corporate Governance Guidelines, and has been designated a director emeritus for a one-year term following the Annual Meeting. The Board balances refreshment with maintaining experience.
The Board also recognizes the importance of board leadership refreshment and succession planning. The Board rotates committee and committee chair assignments periodically on a staggered basis to provide opportunities to foster diverse perspectives, develop further the depth and breadth of knowledge within the Board, and prepare the Board for future director succession. As part of a planned succession process, in February 2025, the Board elected Mr. Anderson as Vice Chair of the Board, and later, in May 2025, as Chair of the Board. The Board’s addition of a Vice Chair of the Board during a transition period assisted in facilitating the Board’s leadership succession process from Mr. Johnson to Mr. Anderson. Additionally, given Mr. Johnson’s upcoming retirement from the Board, the Board has appointed Mr. Anderson as the Governance Committee Chair, and Mr. Kelley as a member of the Compensation Committee, in each case effective following the Annual Meeting and Mr. Johnson’s retirement.
Mandatory Resignation
Each non-employee director is required to advise the Governance Committee Chair of any change in the non-employee director’s principal employment. The non-employee director must submit a letter of resignation if requested by the Governance Committee Chair after his consultation with the other members of the Governance Committee for the Governance Committee to consider.
Director Emeritus
From time to time, the Board may, in its discretion, designate one or more former directors as a director emeritus based on their past meritorious service to the Board. The designation of a director emeritus is expected to be infrequent and reserved for directors who have served in a special capacity for, and made significant valuable contributions to, the Company over an extended period of time, including, but not limited to, directors who have served as Chair of the Board for many years, and who possess particular expertise or knowledge of the Company, including with respect to its strategy, operations, and culture. Each such designation shall be for a one-year term or until such director emeritus’ earlier death, resignation, retirement, or removal by the Board (for any reason or no reason). Each director emeritus may be redesignated by the Board, in its discretion, for one or more additional one-year terms. A director emeritus is entitled to attend Board meetings in an advisory capacity upon invitation of the Chair of the Board, excluding executive sessions thereof, but he or she shall not be entitled to vote on Board matters or be counted for quorum purposes at any such meetings. In addition, the Board or any Board committee may request that a director emeritus be recused from any meeting.

27	MDU RESOURCES GROUP, INC.

Governance
A director emeritus will perform such functions as are requested by the Chair of the Board and/or the Board from time to time, such as serving as a representative of the Company, making himself or herself available for consultation with members of the Board or senior management on matters of key importance, providing guidance and offering opinions to the Board or committees of the Board during the meetings they are asked to attend, assisting with new director orientation and continuing director education, and playing a role in sharing with, and imparting to, employees the Company’s corporate values and culture. A director emeritus will not be considered a director for any other purpose. Any person holding the position shall, however, remain subject to, among other things, the Leading With Integrity Policy and Insider Trading Policy. A director emeritus shall receive compensation and fees as may be deemed appropriate by the Board in view of his or her services to the Company. See Director Compensation beginning on page 41 for further information.
Given the Board’s desire to maintain continuity with 13 directors who, as of the Annual Meeting, will have departed the Board in the past five years (including eight directors who became members of either the Knife River or Everus boards effective upon the applicable spinoff), and to continue to benefit from his counsel following the end of his term on the Board, the Board has designated Mr. Johnson as a director emeritus, effective following the Annual Meeting. The Board has determined that his long and distinguished service to the Board, including as Chair of the Board, has allowed him to accumulate deep and valuable institutional knowledge and experience based upon his history with the Company.. This knowledge and experience improves the ability of the Board to provide constructive guidance and informed oversight to management. His diverse perspective and unique insights remain valuable to the Board during this period of significant transformation for the Company. The Board has also specifically considered stockholders’ feedback that suggests the Board should balance refreshment with the need to retain institutional knowledge developed over time that benefits our stockholders. The Board believes that Mr. Johnson’s designation as a director emeritus is in the best interest of the Company and its stockholders.
Director On-Boarding
Our on-boarding program for new directors educates new directors about the Company and the Board’s practices through the following process:
•Convenes with the CEO, CFO, CLO, CHRO, CIO, CAO, and other MPC members;
•Reviews the Company’s operational, financial, strategic, IR, risk management, governance, and management succession plans;
•Meets periodically with the Chair of the Board and the committee chairs for an immersion into the work of the committees;
•Engages in enhanced discussions with the CUO and President, WBI Energy, Inc. regarding the Company’s utility and pipeline businesses; and
•Participates in various sessions specifically tailored to the individual director, taking into consideration their board experience, committee assignments, and focus areas of our business and strategy.
Director Continuing Education
Director education is an ongoing process, which begins when a director joins our Board. We host quarterly Board and committee presentations to keep directors appropriately apprised of key developments concerning the following topics so they can effectively carry out their oversight responsibilities:

AI	Audit	Board	Compensation	Governance	Legal	Pipeline	Regulatory	Utilities
We also encourage all directors to attend external continuing education programs to maintain their expertise and share takeaways with the other directors concerning these programs. We reimburse directors for reasonable expenses incurred in attending continuing education programs.

PROXY STATEMENT	28

Governance
Board Attendance
The Board held seven meetings during 2025. Each individual director nominee attended at least 86% of the Board and committee meetings (for the committees on which the director nominee served) during 2025, and the director nominees collectively attended nearly 96% of the aggregate Board and committee meetings, in each case for the period during which the director served.
The Board holds regularly-scheduled executive sessions of independent directors in conjunction with each Board meeting. Mr. Anderson, as Chair of the Board, presides at these executive sessions, as well as at Board meetings.
Directors are expected to attend annual meetings. The Annual Meeting is typically scheduled in the same week as a quarterly Board meeting. All of the directors serving at such time attended the 2025 Annual Meeting.
Stock Ownership Policy
The Stock Ownership Policy aligns the interests of non-employee directors and executive officers with the interests of stockholders, and promotes the Company’s sound corporate governance. The non-employee directors and executive officers are expected to achieve and maintain beneficial ownership of Common Stock having a value equal to at least the guideline indicated in the table below of the remuneration payable to them from time to time. The individual guidelines established for each participant are as follows:

Covered Individual	Guideline
Non-Employee Director	5x Annual Retainer Fee
CEO	5x Annual Base Salary Rate
Other Section 16 Officers (including the NEOs)	3x Annual Base Salary Rate
Other Participants	1.5x Annual Base Salary Rate
The following table illustrates which equity holdings count toward the Stock Ownership Policy:

☑	What Counts	☒	What Does Not Count

☑	Common Stock	☒	Unearned PSAs
☑	RSUs
☑	Shares held through the 401(k) plan
☑	Shares owned by a spouse or other immediate family member residing in the participant’s household
Executives and non-employee directors are required to achieve compliance within five years of becoming subject to the policy. The Company measures compliance at the end of each year for a compliance determination applicable during the entire ensuing year, regardless of fluctuations in the Company’s stock price.
If a person subject to this policy fails to meet the required ownership level by the applicable date, that person must hold all net shares received from future vestings, after withholding any shares needed for payment of applicable taxes, until such person is in compliance. However, if the Company’s stock price declines after a participant previously met the ownership requirement, and the decline causes the participant’s holdings to fall below the applicable guideline, the participant will not be required to purchase additional shares to meet the guideline. Instead, the participant will not be permitted to sell or transfer any shares of Company stock until they meet the guideline again, except for shares sold to satisfy tax withholding obligations from vestings of prior awards. The Governance Committee will consider a non-employee director’s failure to comply with this policy when considering that director for re-election to the Board.
of directors, the CEO, and other executive officers were in compliance as of 2025 year-end (or were within the initial five-year period to achieve compliance).

29	MDU RESOURCES GROUP, INC.

Governance
Retention of Outside Advisors
The Board and all of its committees have authority to retain outside advisors and consultants that they consider necessary or appropriate in carrying out their respective responsibilities. The independent registered public accounting firm is retained by, and reports directly to, the Audit Committee. Similarly, the independent compensation consultant retained by the Compensation Committee to assist in evaluating executive compensation reports directly to that committee.
Board and Committee Evaluations
The Board and its committees engage in a robust Board and committee assessment process every year designed to elicit candid feedback regarding the areas in which the Board and its committees could improve, as described below:

Item	Board and Committee Assessment
Cadence	Annual
Assessment
Each director completes a separate detailed assessment to evaluate the Board and each committee on which they serve.
Topics covered include, among others:
•Board and committee structures, size, composition, skills, and succession planning;
•The effectiveness of the Board, committees, and committee chairs;
•Board strategy and operational oversight;
•Board culture and dynamics, including the effectiveness of discussion and debate at Board and committee meetings;
•The quality of the Board and committee agendas, meeting length, meeting frequency, and quality and volume of presentations and other meeting materials;
•The appropriateness of Board and committee priorities; and
•Board interactions with, and accessibility of, management.

Reporting
The results of the assessments are processed as follows:
•The responses are reviewed and summarized and anonymously aggregated for the Chair of the Board and each of the committee chairs; and
•The results of the assessments regarding Board and committee performance are reviewed and discussed during executive sessions of the Board and its committees, during which input on the performance and effectiveness of the Board and committees is solicited.

Action Planning
These evaluations have consistently found that the Board and its committees are operating effectively.
This evaluation process has led to various refinements designed to increase the Board’s effectiveness over the past few years, including:
•Ensuring that the Board and committee agendas are appropriately focused on strategic priorities;
•Increasing focus on continuous board and board leadership succession planning and refreshment; and
•Rotating committee and committee chair assignments periodically on a staggered basis to provide opportunities to foster diverse perspectives, develop further the depth and breadth of knowledge within the Board, and prepare the Board for future director succession.

PROXY STATEMENT	30

Governance
Our Board’s Oversight of Our Business
The Board deeply believes that it must be fit for its purpose and provide strategic value to the Company. Oversight of business strategy is a key responsibility of the Board, and is embedded in the work of the Board and its committees. The Board believes that overseeing and monitoring strategy is a continuous process and takes a multilayered approach in exercising its duties. The Board’s oversight, and management’s execution of business strategy, are viewed with a long-term mindset and a focus on assessing both opportunities for, and potential risks to, the Company.
While the Board and its committees oversee strategic planning, management is charged with developing and executing the business strategy. Management is transparent with the Board. To monitor the performance of the Company’s strategic goals, the Board maintains an open dialogue with, has regular access to, and receives ongoing updates from, management. For example, the Chair of the Board engages in regular communication and engagement with management, including ongoing dialogue with the CEO and other members of the MPC. Similarly, each of the committee chairs regularly engages with his or her respective management liaisons.
Human Capital Management and Succession Planning Oversight
The Board believes that the strength of the Company’s workforce is one of the significant contributors to our success as a company. One of the primary responsibilities of the Board is to ensure that the Company has a high-performing CEO and MPC. To meet that goal, the Board, the Compensation Committee, the Governance Committee, and management share responsibility for leadership development and succession planning, guided by a very intentional process:

Responsible Party	Oversight Area
Board
The Board oversees human capital management and succession planning to maximize the pool of emerging talent who can assume top management positions.
In assessing potential CEO and other MPC candidates, our independent directors identify the skills, experiences, and attributes they believe are required to be an effective leader considering the Company’s business strategies, opportunities, and challenges. This process is designed to prepare the Company for both expected successions, such as those arising from anticipated retirements, as well as the unexpected loss of executives due to death, disability, or other unforeseen events. Each director has complete and open access to any member of management. Members of management, including those several levels below the MPC, are invited regularly to make presentations at Board and committee meetings and meet with directors in informal settings to allow the directors to form a more complete understanding of the executives’ skills and character. We maintain an emergency succession plan for the CEO. Succession plans for key executive roles consist of an assessment of internal candidates and external talent, as well as professional and leadership development plans for internal candidates.

Compensation Committee	The primary responsibility for organizational talent and development and management succession planning sits with the Compensation Committee. This includes regular reviews of executive performance, potential, and succession planning with a deeper focus than the full Board review, emphasizing career development of promising management talent. The Board made human capital management a priority through its Compensation Committee, which oversees the Company’s strategies and initiatives on employee well-being, compensation and benefits, and engagement.
Governance Committee	The primary responsibility for reviewing and making recommendations regarding the governance and process around CEO succession planning sits with the Governance Committee.
Management	The CHRO and other senior human resources leaders collaborate with functional leaders across the Company to develop and implement programs to attract, assess, and develop management-level talent for possible future senior leadership positions.
For additional information on the Company’s human capital management strategies and initiatives, see our Annual Report, which is available at investor.mdu.com/financials/annual-reports/.

31	MDU RESOURCES GROUP, INC.

Governance
Risk Oversight
The Board has ERM oversight responsibilities. Oversight for some of these risks is assigned to the committees based on the individual risk.
The Board believes establishing the right “tone at the top” that includes full and open communication between management and the Board are essential for effective risk management and oversight. The Chair of the Board meets regularly with the CEO to discuss risks facing the Company. The Chair of the Board and committee chairs meet with the CEO, CFO, and CLO to discuss risks, and presentations are made to the Board regarding risks. MPC members attend the quarterly Board meetings and are available to address questions or concerns raised by the Board on risk management-related matters. Each quarter, various MPC members present to the Board and its committees, as appropriate, concerning ERM issues and strategic matters involving our operations. Periodically, the Board receives presentations from external experts on matters of strategic importance to the Board. At least annually, the Board holds strategic planning sessions with MPC members to discuss strategies, key challenges, and risks and opportunities for the Company. To enhance oversight, the CLO conducted a survey of the Board and MPC in 2025 to identify, assess, and manage key short-term and long-term enterprise risks, and then presented the material risks and mitigation plans to the Board. The Company believes this program aids the Board’s risk oversight efforts by enabling the effective identification and management of ERM over the short, intermediate, and long-term, and incorporating these risk considerations into decision-making across the Company, to assess and manage the Company’s legal, regulatory, and other compliance obligations. In particular, the Company believes its ERM program improves decision-making by aligning risk management roles and responsibilities among the Board, its committees, and management. Our ERM program also brings together the MPC to discuss risk, promote visibility, and facilitate constructive, risk-focused dialogue relevant to the Company’s strategy and operations, and facilitates appropriate risk response strategies at all levels within the Company.
The Audit Committee assists the Board in fulfilling its ERM oversight responsibilities, specifically in the areas of financial reporting, internal controls, cybersecurity, legal, regulatory compliance, and related person transactions. The Audit Committee also discusses risk assessment and ERM policies with the Board and their adequacy and effectiveness in accordance with NYSE requirements. These Audit Committee procedures include regular risk monitoring by management to update current risks and identify potential new and emerging risks, and quarterly risk reviews by management with the Audit Committee. The Audit Committee receives reports concerning the Company’s compliance program, including reports received through our anonymous reporting hotline, and receives reports and regularly meets with the Company’s external and internal auditors. In addition, the Audit Committee receives regular briefings from our CFO, CLO, CIO, and CAO. The Audit Committee reports back to the Board regarding its areas of responsibility concerning risks.
The Compensation Committee considers risk in relation to the Company’s compensation and human capital policies and practices. The CHRO provides a report to the Compensation Committee each year, with the Compensation Committee’s independent compensation consultant present, concerning risk relative to the Company’s compensation programs. See CD&A beginning on page 46 for additional information concerning risk relative to the Company’s compensation programs.
The Governance Committee considers risks associated with Board organization, Board membership and structure, Board and executive succession planning, and corporate governance.
Management is responsible for identifying material risks, implementing appropriate risk management and mitigation strategies, and providing information regarding risk mitigation to the Board. The Company’s risk oversight framework also aligns with its disclosure controls and procedures. For example, the Company’s quarterly and annual financial statements and related disclosures are reviewed by the disclosure committee, which includes certain senior management who participate in the risk assessment process. The MPC meets bi-weekly, or more frequently as necessary, to receive reports from each business unit on safety, operations, and business development, and discuss the Company’s challenges and opportunities. Reports are also provided by the Company’s financial, human resources, legal, and EIT departments. Special presentations are made by other employees on matters that affect the Company’s operations. The Company has also developed a robust compliance program to promote a culture of compliance to mitigate risk. The program includes training and adherence to our Leading With Integrity Policy. We further mitigate risk through our internal auditing and legal departments.
The Company believes that this risk oversight process is appropriate in light of the Company’s business, size, and active senior management participation, including by the CEO, in managing risk and holding regular discussions on risk with the Board and each of its three standing committees.

PROXY STATEMENT	32

Governance
Artificial Intelligence
The Board maintains direct oversight over the Company’s AI strategy and related risks, including the responsible use of AI solutions developed internally or externally by third parties. The Audit Committee assists the Board in overseeing AI governance and risk, and provides oversight over the Company’s responsible AI policies, standards, and training. Management provides the Audit Committee with periodic updates on the Company’s AI program, including key use cases and governance guardrails designed to support business objectives responsibly while meeting customer expectations and applicable legal requirements. The Governance Committee leads efforts to make sure the Board has the appropriate skills and expertise to discharge its oversight responsibilities.
The Company also maintains an AI steering committee, led by the CIO, that guides strategic decisions regarding the Company’s adoption of AI tools and initiatives. The Company also adopted an internal policy regarding generative AI applicable to all employees, and provides trainings to employees regarding the responsible use of AI.
Cybersecurity
We are subject to technology risks, including failures, security breaches, and cybersecurity breaches, that could harm our business. Our cybersecurity program includes the following elements:

Element	Strategy
Benchmarking and External Engagement	We benchmark our security practices against other organizations, and are active in the information security community.
Third-Party Assessments	We engage a range of outside experts to regularly assess our organizational security programs, processes, and capabilities.
Internal Assessments	We regularly test and improve our information systems through security risk and compliance reviews, tabletop exercises, user access campaigns, and other strategies. The CyROC provides management and the Audit Committee with periodic analyses, appraisals, recommendations, and pertinent information concerning cyber defense of the Company’s electronic information, EIT, operational technology systems, and utilization of AI, with regular updates from the CIO.
Training and Compliance	The Company has implemented a cybersecurity training and compliance program to facilitate initial and continuing education for employees who have contact or potential contact with the Company’s data.
Policies, Procedures, and Practices	The CIO, along with the Director of Cybersecurity and a designated team of cybersecurity professionals, are responsible for assessing and managing risks and developing and implementing policies, procedures, and practices based on the range of threats. There are processes around access management, data security, encryption, asset management, secure system development, security operations, and network and device security to provide safeguards, along with continual monitoring of various threat intelligence feeds. The Company has an incident response plan to identify, protect, detect, respond to, and recover from cybersecurity threats and incidents that is tested at least annually. The incident response plan is updated based on results of the test or as new cyber-related developments occur. The Board, MPC, and SEC financial reporting department are notified of any material cybersecurity incident through a defined escalation process, which is risk-based and specifies who is to be contacted and when at each risk level. The Audit Committee also receives periodic briefings concerning cybersecurity, information security, technology risks, and risk mitigation programs.

33	MDU RESOURCES GROUP, INC.

Governance

Our Core Values

Integrity

Safety

Respect

Excellence

Stewardship

PROXY STATEMENT	34

Governance
Leading With Integrity Policy

LEADING WITH INTEGRITY POLICY

Code of Business Conduct

The Company has adopted a code of business conduct, referred to as the Leading With Integrity Policy, applicable to all directors, director emeriti, executive officers, and other employees. The Company periodically reviews the Leading With Integrity Policy and revises it, as appropriate. The Leading With Integrity Policy is available at investor.mdu.com/governance/governance-documents. Any waivers of the Leading With Integrity Policy for directors and executive officers must be approved by the Board or one of its committees, and will be posted at investor.mdu.com/governance/governance-documents. There are currently no waivers of the Leading With Integrity Policy for any director or executive officer.
Vendor Code of Conduct
The Vendor Code of Conduct sets forth the Company’s expectations of vendors, suppliers, contractors, and subcontractors, including ethical behavior, prevention and detection of crimes, and compliance with applicable laws and regulations. The Vendor Code of Conduct is available at investor.mdu.com/governance/governance-documents.
Responsible Business Oversight
We are very purposeful in executing our mission. Management and the Board believe that how we achieve our purpose is just as important as the results. Stakeholders understandably want to know that the companies serving them, or that they are investing in, working for, or doing business with, are acting responsibly by valuing their employees, giving back to the communities they serve, and actively addressing the environmental impact of their operations. For these reasons, among others, we manage our business responsibly.
The Company’s responsible business strategy is embedded in its overall strategy. Therefore, the Board recognizes that to drive long-term stockholder value, we must create value for all stakeholders, including customers, employees, business partners, and the communities we serve. Given the Board’s focus on its oversight of the Company’s responsible business strategy, it embedded relevant responsibilities in each of its standing committees, with safety sitting with the full Board because of its paramount significance to the business. The Board receives updates from each of the committee chairs at each quarterly meeting. The Company is committed to strong corporate governance aligned with stockholder interests. See Our Board of Directors beginning on page 23 for further information on the Company’s governance practices and policies.

MDU RESOURCES GROUP, INC.

2024 IMPACT REPORT

Energizing Lives for a Better Tomorrow™

MONTANA-DAKOTA UTILITIES CO.

GREAT PLAINS NATURAL GAS CO.

CASCADE NATURAL GAS CORPORATION

INTERMOUNTAIN GAS COMPANY

WBI ENERGY

Inspired by engagement with our stakeholders, the Company publishes an annual Impact Report. The Impact Report provides details on our responsible business strategy, consistent with SASB, TCFD, EEI, and AGA reporting standards. We recognize, however, that this is a journey. We view public reporting as an ongoing process and expect our disclosures to continue to evolve over time. This process will be more evolutionary than revolutionary, but our goal is to make progress each year. For additional information regarding our responsible business strategy and Board oversight, see our Impact Report, which is available at mdu.com/responsiblebusiness/.

35	MDU RESOURCES GROUP, INC.

Governance
The Company has adopted the following policies related to its responsible business strategy:

Policy	Purpose
Accident Incident Response Investigation Reporting Policy	Sets out certain priorities, including operating in a safe and responsible manner, conducting investigations, and reporting accidents.
Corporate Governance Guidelines	Sets out guidelines and certain priorities, including director independence, qualifications, responsibilities, compensation, stock ownership, orientation and education, CEO succession, and evaluation of the CEO, Board, and Board Committees.
Employee Safety Policy	Sets out certain occupational health and safety priorities, including the integration, responsibility, and accountability of health and safety into all workplace activities.
Environmental Policy	Sets out certain natural resources priorities to minimize the environmental impact of the Company’s activities.
Equal Employment Opportunity Policy	Sets out commitment to the philosophy of Equal Employment Opportunity and dedication to the achievement of equality of opportunity for all employees and applicants for employment.
Harassment Policy	Sets out priority to create and maintain a positive work environment, free of all forms of harassment, including sexual harassment.
Human Rights Policy	Sets out certain priorities, including conducting the Company’s operations in a way that promotes the health and safety of employees and neighbors, safeguards the environment, creates a sustainable positive impact on the communities we serve, and respects human rights and the dignity of all people.
Incentive Compensation Recovery Policy	Sets out priority to recover certain executive incentive-based compensation in the event of an accounting restatement.
Insider Trading Policy	Sets out certain priorities, including the prevention of securities transactions that constitute insider trading of the Company’s securities or the securities of its customers, suppliers, competitors, joint venture partners, or proposed acquisitions, and the filing of reports with the SEC by directors and certain officers of the Company when they trade in the Company’s securities.
Leading with Integrity Policy	Sets out certain priorities, including ethical behavior by all directors, officers, and employees, fair business practices, prompt reporting of any actual or suspected unlawful or unethical conduct, a work environment free from fear of retaliation, protection of all confidential and proprietary information, and compliance with all laws, rules, and regulations.
Prevention of Violence in the Workplace Policy	Sets out priority to ensure a safe and secure working environment.
Stock Ownership Policy	Sets out the priority that each non-employee director and executive officer maintain a specified investment in the Common Stock for the purpose of aligning the interests of non-employee directors and executive officers with the interests of stockholders, and promotes the Company’s commitment to sound corporate governance.
Vendor Code of Conduct	Sets out certain expectations of vendors, including ethical business practices, workplace safety, environmental stewardship, and compliance with applicable laws and regulations.
These policies are available at investor.mdu.com/governance/governance-documents.

PROXY STATEMENT	36

Governance
Stockholder Engagement
Why We Engage
The Board’s relationship with stockholders is an important part of the Company’s success. The Board believes it is important to foster long-term relationships with stockholders and understand their perspectives. The Board has a long tradition of engaging with stockholders. The Board values an open dialogue with stockholders, and believes that regular communication is a critical part of the Company’s long-term success. Through these activities, the Board discusses the Company’s corporate governance, executive compensation programs, responsible business practices, and other topics of interest to stockholders. We also closely monitor policies and focus areas for stockholders. These engagement efforts allow the Board to better understand stockholders’ priorities and perspectives and provide the Board with useful input concerning the Company’s compensation, corporate governance, and responsible business practices.
The Board is committed to:
•Accountability. Drive and support leading corporate governance and responsible business practices.
•Transparency. Maintain high levels of transparency on a range of corporate governance and responsible business issues to build trust.
•Engagement. Proactively engage with stockholders and proxy advisory firms on a range of topics to sustain a two-way dialogue and identify emerging trends and issues to inform the Board’s thinking and approach.
This governance-focused stockholder engagement program complements the ongoing dialogue throughout the year among stockholders and the CEO, CFO, and Treasurer on our financial and strategic performance.
Who We Engage
During the 2025 governance-focused stockholder engagement cycle, the CEO (who also serves as a director), CFO, and CLO met individually with stockholders representing over 30% of our total shares outstanding, as well as proxy advisory firms (and, more broadly, we had some touchpoint with stockholders representing over 51% of our total shares outstanding).

37	MDU RESOURCES GROUP, INC.

Governance
Governance-Focused Engagement Topics

•AI Governance •Board Oversight of Long-Term Strategy •Board Assessment Process •Board Refreshment	•Executive Compensation •Environmental Stewardship •Management Succession

We had discussions regarding executive compensation and our 2025 Say-on-Pay vote as part of our 2025 stockholder engagement cycle, and took into account the views of stockholders regarding the design and effectiveness of our executive compensation program. The Compensation Committee will continue to assess the executive compensation program against changing business conditions and stockholder feedback.
How We Have Been Responsive To Engagement
The CLO shares the feedback gained from our stockholder engagement meetings with the Governance Committee and the Board, as well as compensation-specific feedback with the Compensation Committee. We have taken a number of actions based on stockholder feedback to strengthen our governance practices, responsible business strategy, and disclosure. For example, the Company began presenting its Impact Report consistent with TCFD reporting standards, including a climate scenario analysis in connection with its electric generation resources. This example evidences our continued dedication to remain responsive concerning stockholder concerns. Please continue to share your thoughts or concerns at any time. The Board has established a process to facilitate stockholder communications with the Board, as described below.

“We value stockholders’ feedback. Our governance-focused stockholder engagement program is designed to solicit and address stockholders’ questions and comments, and share them with the Board. We are committed to being responsive to stockholders' concerns.”

Dennis W. Johnson(1) Governance Committee Chair
(1)    Mr. Johnson will be retiring from the Board when his term expires at the conclusion of the Annual Meeting per the Corporate Governance Guidelines, and has been designated a director emeritus for a one-year term following the Annual Meeting.
Communications With Our Board
Stockholders and other interested parties who wish to communicate directly with the independent directors of the Board should send a letter to the Board. The Procedures for Communications with the Board are available at investor.mdu.com/governance/governance-documents. The CLO will review all correspondence and forward to the Board or an individual director a summary of the correspondence received and copies of correspondence that the CLO determines is required to be directed to the attention of the Board or such individual director. The CLO may sort or summarize the communications as appropriate and, depending on the nature of the communication, the correspondence will either be forwarded or periodically presented to the Board. Communications that are personal grievances, commercial solicitations, customer complaints, or that contain inappropriate or offensive content will not be communicated to the Board or any director or committee. The Board or any individual director may at any time request copies and review all correspondence received by the CLO that is intended for the Board or such individual director.

PROXY STATEMENT	38

Governance
Committees
Audit

Douglas W. Jaeger(1)
Chair
Other Members:
Dosch(1)
Kelley
Miller
Patel
Anderson
(Ex Officio)
2025 Meetings: 9
Key Oversight Responsibilities
•Appoints the independent auditors
•Approves the independent auditors’ compensation
•Assists the Board in fulfilling its oversight responsibilities in the following areas: accounting policies and practices; financial statements; legal and regulatory compliance; risk management; cybersecurity; AI governance; independent auditors’ qualifications, independence, and performance; internal auditors’ qualifications, performance, and compensation; and Leading With Integrity Policy compliance
•Establishes procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting and audit controls, and auditing matters
•Reviews and discusses policies, procedures, and controls used to prepare the Impact Report and oversees third-party assurance, if any, related to the Company’s responsible business strategy
This committee consists of five independent directors, and an Ex Officio Member, as independence is defined under the NYSE rules applicable to audit committee members. All of the members meet the financial literacy requirements under the NYSE rules. The Board determined that Messrs. Dosch and Jaeger qualify as “Audit Committee Financial Experts,” as defined by the rules under the Exchange Act, through their experience as CEOs, where they each analyzed financial statements and supervised the finance and accounting professionals responsible for financial statements and internal controls over financial reporting. See Audit Committee Report beginning on page 86 for further information.

(1)Audit Committee Financial Expert
Compensation

Marian M. Durkin
Chair
Other Members:
Anderson
Johnson(1)
2025 Meetings: 7
Key Oversight Responsibilities
•Determines compensation for CEO and other executive officers
•Approves all equity compensation
•Assesses risk in relation to the Company’s compensation policies and practices
•Administers the Company’s compensation plans
•Reviews and makes recommendations to the Board concerning human capital matters, including executive development and succession
•Reviews non-employee directors’ compensation and makes recommendations to the Board concerning the form and amount of non-employee directors’ compensation
•Reviews relevant responsible business factors in its oversight of compensation and human capital matters, including but not limited to performance measures under the EICP and LTIP
This committee consists of three independent directors, as independence is defined under the NYSE rules applicable to compensation committee members. See Procedures for Determining Compensation beginning on page 51, and the Compensation Committee Report on page 62 for further information.

(1)Mr. Johnson will be retiring from the Board when his term expires at the conclusion of the Annual Meeting per the Corporate Governance Guidelines, and has been designated a director emeritus for a one-year term following the Annual Meeting. The Board has appointed Mr. Kelley to the Compensation Committee, effective following the Annual Meeting and Mr. Johnson’s retirement.

39	MDU RESOURCES GROUP, INC.

Governance
Governance

Dennis W. Johnson(1)
Chair
Other Members:
Anderson
Durkin
Jaeger
2025 Meetings: 5
Key Oversight Responsibilities
•Oversees corporate governance matters affecting the Company, including developing and recommending criteria and policies relating to director service and tenure
•Establishes criteria for Board candidates and selects new director nominees to recommend to the Board
•Reviews the Proxy Statement
•Considers the re-nomination of existing directors after it conducts an annual review of each director’s qualifications, experience, and independence
•Reviews membership on the Board committees and, after consultation with the CEO and Chair of the Board, makes recommendations to the Board annually regarding committee, and committee chair, assignments
•Reviews trends and governance with regard to non-employee directors’ compensation
•Oversees the Company’s responsible business strategy and reviews and considers related public reporting, including the Impact Report
This committee consists of four independent directors, as independence is defined under the NYSE rules.
Stockholders who wish to recommend candidates for Board membership may contact the Governance Committee in the manner described under Communications with Our Board on page 38. Stockholder nominations must be made according to the procedures required under, and within the timeframe described in, the Bylaws and under Deadlines and Procedures for Nominations and Stockholder Proposals for the 2027 Annual Meeting on page 92. Stockholder-recommended candidates will be evaluated by the Governance Committee in the same manner as the Company’s other nominees.

(1)Mr. Johnson will be retiring from the Board when his term expires at the conclusion of the Annual Meeting, and has been designated a director emeritus for a one-year term following the Annual Meeting per the Corporate Governance Guidelines. The Board has appointed Mr. Anderson as the Governance Committee Chair, effective following the Annual Meeting and Mr. Johnson’s retirement.

PROXY STATEMENT	40

Director Compensation
This discussion relates to the compensation we pay to non-employee directors. We do not pay additional compensation to any director for service on the Board or any committee who is simultaneously a Company employee.
Key Principles of Director Compensation Program
The Company compensates its non-employee directors for their service according to the following principles:

Category	Description
Pay Position	The pay position of our non-employee directors’ compensation is within a reasonable range of the Company’s peer group reference points.
Peer Groups
When establishing reference points for market comparisons of our non-employee directors’ compensation program, we consider the peer group used for our executive compensation purposes. See Benchmarking Approach beginning on page 51 for more information on our peer group.

Pay Evaluation Perspective	When assessing the competitive position of our non-employee directors’ compensation program, the primary focus is the total targeted compensation opportunity.
Pay Mix	Our non-employee directors’ compensation program consists of a mix of cash and equity, with an emphasis on equity.
Differentiation	Non-employee directors receive additional compensation for leadership positions on the Board, including the Chair of the Board and committee chair roles.
Stock Ownership	Our Stock Ownership Policy further aligns our directors with our stockholders’ interests, with compliance measured annually, as described further in Stock Ownership Policy on page 29.
Deferral and Diversion Opportunities	Non-employee directors may elect to defer or divert all or a portion of their annual retainer fee and/or committee chair retainers in the form of phantom stock with dividend accruals or Common Stock, respectively.
Regular Review	The Governance Committee and Compensation Committee conduct annual reviews of governance practices and trends in directors’ compensation, and the amount and form of non-employee directors’ compensation, respectively.

41	MDU RESOURCES GROUP, INC.

Director Compensation
Components of Director Compensation Program
The Company’s non-employee directors were paid the following fees in 2025:

Fee	Amount ($)	Form of Payment
Annual Retainer	110,000	Cash(1)
Committee Chair Retainer
Audit	20,000
Compensation(2)	20,000
Governance	15,000
Chair of the Board Retainer(3)	95,000
Annual Stock Award(4)	150,000	Stock
Additional Stock Award for Chair of the Board(4)	25,000
(1)Directors may (a) defer all or a portion of the fee in the form of phantom stock with dividend accruals, which is paid in cash over a five-year period after the director leaves the Board, or (b) divert all or a portion of the fee to Common Stock.
(2)The Compensation Committee Chair cash retainer was increased from $15,000 to $20,000, effective June 1, 2025.
(3)The Chair of the Board cash retainer was reduced from $100,000 to $95,000, effective June 1, 2025. The Chair of the Board receives no additional compensation for service as a committee chair, if applicable. The Vice Chair of the Board, if applicable, receives no additional compensation for service as Vice Chair of the Board.
(4)The annual stock award for non-employee directors is for the director’s service provided during the calendar year. The award is granted as fully-vested stock in November each year following the regularly-scheduled Board meeting. Directors serving less than a full year receive a prorated stock award based on the number of months served in the applicable calendar year.
There are no meeting fees paid to the directors. Directors are reimbursed for all reasonable travel expenses, including spousal expenses, in connection with attendance at in-person Board and committee meetings.
For all compensation periods through and including 2025, none of our current directors have previously elected to defer all or a portion of any prior annual retainer, committee chair retainer, or Chair of the Board retainer into phantom stock.
Mr. Johnson will be retiring from the Board when his term expires at the conclusion of the Annual Meeting per the Corporate Governance Guidelines, and has been designated a director emeritus for a one-year term following the Annual Meeting. As a director emeritus, he will be entitled to the same compensation as directors, excluding benefits.
Governance
Director compensation is reviewed annually by the Compensation Committee. The Compensation Committee’s independent compensation consultant provided an analysis of the Company’s director compensation for 2025 based on research on market trends in director compensation, as well as a review of director compensation practices of companies in the revised compensation benchmarking peer group applicable to the Company after the spinoff of Everus. The Compensation Committee and Board reviewed the Compensation Committee’s independent compensation consultant’s report and made no changes to the annual compensation of non-employee directors, but did reduce the additional cash retainer for the Chair of the Board from $100,000 to $95,000 and increased the Compensation Committee Chair’s retainer from $15,000 to $20,000, in each case effective June 1, 2025.

PROXY STATEMENT	42

Director Compensation
2025 Director Compensation
The amounts paid to each non-employee director for 2025, including amounts deferred under the DDCP, and the stock awards granted to each non-employee director are reported below:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Anderson	171,667	166,667	114	338,448
Dosch	110,000	150,000	114	260,114
Durkin	121,667	150,000	114	271,781
Jaeger	130,000	150,000	3,714	283,714
Johnson	160,417	160,417	5,114	325,948
Kelley(3)	45,833	62,500	38	108,371
Miller(3)	45,833	62,500	38	108,371
Patel(4)	73,333	100,000	67	173,400
Wang(5)	45,833	62,500	48	108,381
(1)All stock awards are measured in accordance with FASB ASC 718. The grant date fair value is based on the closing Common Stock price on the grant date of November 13, 2025, which was $20.62 per share for all directors with the exception of Ms. Wang. The grant date fair value of Ms. Wang’s award is based on the closing Common Stock price on the grant date of November 17, 2025, which was $20.44 per share. The stock awards for each of Messrs. Anderson and Johnson were prorated based on each of their partial year of service as Chair of the Board during 2025.
(2)Includes group life insurance premiums (i.e., $100,000 policy on each non-employee director for the benefit of the non-employee director’s beneficiaries during the time the director serves on the Board), and matching charitable donations for directors who contributed to the Company’s Good Government Fund made on behalf of the director.
(3)Mr. Kelley and Ms. Miller were elected to the Board in August 2025. The amounts are prorated for their partial year of service during 2025.
(4)Ms. Patel was elected to the Board in May 2025. The amounts are prorated for her partial year of service during 2025.
(5)Ms. Wang served on the Board through the 2025 Annual Meeting. The amounts are prorated for her partial year of service during 2025.

43	MDU RESOURCES GROUP, INC.

Our Executive Officers
Our executive officers, including their ages as of April 1, 2026, and their business experience during the past five years is as follows:

Name	Age	Positions
Nicole A. Kivisto	52	Ms. Kivisto has served as President and Chief Executive Officer and a director since January 2024. Prior to that, she was President and Chief Executive Officer of Montana-Dakota Utilities Co., Cascade Natural Gas Corporation, and Intermountain Gas Company from January 2015 through January 2024.
Dyke A. Boese	53	Mr. Boese has served as Chief Information Officer since January 2025. Prior to that, he was Director of Enterprise Infrastructure and Operations from December 2020 through January 2025.
Anthony D. Foti	43	Mr. Foti has served as Chief Legal Officer and Corporate Secretary since October 2024. Prior to that, he served in several roles of increasing responsibility at Foot Locker, Inc. (NYSE: FL) (global retail company) (acquired by DICK’S Sporting Goods, Inc. in September 2025) since October 2014, including Senior Vice President, Deputy General Counsel and Corporate Secretary since July 2023; Vice President, Deputy General Counsel and Assistant Secretary from April 2022 through June 2023; Associate General Counsel and Assistant Secretary from March 2021 through March 2022; and Associate General Counsel from October 2014 through February 2021.
Rob L. Johnson	64	Mr. Johnson has served as President, WBI Energy, Inc. since June 2023. Prior to that, he was Executive Vice President-Commercial of WBI Energy, Inc. from January 2021 through June 2023, and Vice President-Commercial of WBI Energy, Inc. from May 2014 through January 2021.
Anne M. Jones	62	Ms. Jones has served as Chief Human Resources, Safety, and Administration Officer since January 2025. Prior to that, she was Vice President and Chief Human Resources Officer from November 2021 through January 2025; and Vice President-Human Resources from January 2016 through October 2021.
Garret Senger	65	Mr. Senger has served as Chief Utilities Officer since January 2024. Prior to that, he was Executive Vice President-Regulatory Affairs, Customer Service, and Administration from June 2018 through December 2023.
Stephanie A. Sievert	54	Ms. Sievert has served as Chief Accounting and Regulatory Affairs Officer since January 2025. Prior to that, she was Vice President, Chief Accounting Officer, and Controller from September 2017 through January 2025.
Jason L. Vollmer	49	Mr. Vollmer has served as Chief Financial Officer since September 2017. Prior to that, in addition to serving as Chief Financial Officer, he also served as Vice President from September 2017 through January 2025, and Treasurer from September 2017 through October 2020 and June 2023 through January 2025.

PROXY STATEMENT	44

PROPOSAL 2	Advisory Vote to Approve NEO Compensation

☑	The Board recommends a vote FOR this proposal.
In accordance with the requirements of Section 14A of the Exchange Act and the related SEC rules, our stockholders have the opportunity to cast a Say-on-Pay vote. We currently hold our Say-on-Pay vote every year, consistent with the preference previously expressed by a majority of our stockholders at the 2023 Annual Meeting. Unless the Board modifies this policy, the next Say-on-Pay vote following the 2026 Annual Meeting will be held at our 2027 Annual Meeting.
As described in detail in the CD&A beginning on page 46, our compensation program is designed to attract, motivate, and retain talented executives responsible for leading our strategic priorities and, in turn, deliver value to our stockholders. Our executive compensation program ties compensation closely to the Company’s performance. A significant portion of the NEOs’ compensation is tied to the Company’s performance, and we believe this compensation structure closely aligns our executives’ and stockholders’ interests. The higher an executive’s position, the greater percentage of their compensation is tied to the Company’s performance.
In the 2025 Proxy Statement, we noted that, following the transformational period for the Company, including the impact of the separation of our construction materials and contracting business, Knife River, in 2023, and our construction services business, Everus, in 2024, the Compensation Committee returned to its prior practice before the spinoffs of granting a mix of PSA and RSU awards in 2025. This does not represent any change in executive compensation philosophy. In addition, the comprehensive compensation approval and goal setting conducted by the Compensation Committee reflects the strategic focus of the organization. All NEOs are subject to the same enterprise-wide financial and customer-focused performance goals under the EICP, and cumulative adjusted EPS and rTSR goals under the PSAs, to encourage and reward performance aligned with the Company’s long-term strategy, aligned with stockholders’ interests.
As part of our 2025 stockholder engagement cycle, we had individual discussions regarding executive compensation with stockholders representing over 30% of our total shares outstanding, and proxy advisory firms, and more broadly, we had some touchpoint with stockholders representing over 51% of our total shares outstanding. See Stockholder Engagement beginning on page 37 for more details on our stockholder engagement program. We took into account the views of stockholders regarding the design and effectiveness of our executive compensation program for 2025. The Compensation Committee will continue to assess the executive compensation program against changing business conditions and stockholder feedback. We believe stockholders should read the CD&A beginning on page 46, and the compensation tables beginning on page 63, in determining whether to vote in favor of this proposal.
Stockholders are being asked to approve the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of our NEOs, as disclosed in the Company’s Proxy Statement for the Annual Meeting pursuant to the SEC’s compensation disclosure rules, including the CD&A, the SCT, and the other related tables and disclosures.”
As an advisory vote, this proposal is not binding on the Company, the Compensation Committee, or the Board. However, the Compensation Committee and the Board value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding our NEOs.

45	MDU RESOURCES GROUP, INC.

Executive Compensation
Compensation Discussion and Analysis

This CD&A provides information on our executive compensation program, including our compensation philosophy, which focuses on rewarding employees for their roles in executing our performance against both our annual operating plan and long-term strategy. While the principles underlying this philosophy extend throughout our organization, this CD&A primarily covers the compensation of our NEOs. The targets and goals disclosed in this CD&A are for the limited context of our compensation programs, and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements in other contexts. For 2025, our NEOs are the executive officers named below:

Table of Contents
46	2025 Highlights
48	Say-on-Pay Stockholder Vote
48	Compensation Program Design and Structure
50	Key Compensation Governance Practices
51	Procedures for Determining Compensation
53	Compensation Mix
58	Benefits
60	Key Compensation Governance Policies

Nicole A. Kivisto	Jason L. Vollmer	Garret Senger	Anthony D. Foti	Rob L. Johnson
President and Chief Executive Officer	Chief Financial Officer	Chief Utilities Officer	Chief Legal Officer and Corporate Secretary	President, WBI Energy, Inc.

2025 Highlights
Our New Day as a Regulated Energy Business
2025 represented a defining milestone for MDU Resources, as we completed our first full year operating exclusively as a regulated energy business. In alignment with our CORE strategy, we are a more focused, simplified enterprise centered on providing essential energy services and pipeline infrastructure. The result is a business model built for consistent performance and steady growth in stockholder value.
During 2025, we advanced $792 million of capital investment, strengthening system reliability, expanding customer-serving infrastructure, and placing new assets into service. These investments, including the addition of a 49% ownership interest in the Badger Wind Farm, contributed to double-digit utility rate base growth, and reinforced the stability of our earnings profile. Our expanded five-year capital investment plan supports continued infrastructure modernization and underpins our long-term earnings growth objectives.
Our business mix based on the Company’s reportable segment earnings in 2025 was:

PROXY STATEMENT	46

Executive Compensation
2025 Performance-Based Compensation Outcomes

The Compensation Committee is committed to performance-based compensation.
The Compensation Committee has a history of setting challenging performance goals. The 2025 performance-based compensation paid to our NEOs reflects our strong performance against financial and customer-focused goals. Notable performance-based compensation outcomes for 2025 include the following, each of which is disclosed in greater detail within this CD&A:
EICP Awards
During 2025, the Company’s strategic focus was on executing its CORE strategy, which is reflected in the performance-based executive compensation. EICP payouts are earned only when we achieve or exceed our goals, and awards are subject to negative discretion when appropriate to align management’s payouts with stockholders’ expectations. Consistent with our pay-for-performance philosophy, the Compensation Committee established demanding financial and customer-focused performance goals for 2025, which included:

Strategic Imperative		Performance Metric	Weight (%)
C	Customers and Community	Customer Satisfaction	10
	Operational Excellence	Reliability	10
R	Returns Focused	Financial	70
E	Employee Driven	Safety	10
The Company achieved maximum performance results for the Customer Satisfaction and Reliability goals, and above target performance results for the Financial and Safety goals. As a result, each of the NEOs earned 126.4% payouts, in each case as a percentage of their individual target incentive.
LTI Awards
During 2025, the Compensation Committee granted LTI awards to each of the NEOs in a combination of PSA awards (70%), to incentivize the execution of the Company’s long-term strategy, and RSU awards (30%), to incentivize executive retention, in each case, for the benefit of the Company’s stockholders.

LTI Awards	Performance Goals	Performance Period / Vesting
PSA Awards	50% Three-Year Cumulative Adjusted EPS, and 50% Three-Year rTSR	Three years (vest between 0% to 200% depending on the achievement of the performance measures)
RSU Awards	N/A	Three-Year Cliff
See LTI beginning on page 56 for further information.

The LTI award granted to executives, including the NEOs, in 2023, which vested on December 31, 2025, was granted in the form of RSUs instead of the traditional mix of PSA and RSU awards (as the Compensation Committee deemed appropriate in 2023 with the then-pending Knife River spinoff). The Compensation Committee believed this was an appropriate and balanced approach to address the Company’s executive compensation requirements during this transformational period. The Compensation Committee is committed to fostering a pay-for-performance culture, and given the completion of the spinoffs of each of Knife River and Everus, returned to granting a mix of PSA and RSU awards in 2025, consistent with its executive compensation philosophy. See Stock Vested in 2025 on page 67 for the number of shares vested and their value at vesting.

47	MDU RESOURCES GROUP, INC.

Executive Compensation
Say-on-Pay Stockholder Vote
At our 2025 Annual Meeting, nearly 93% of shares voted on the Say-on-Pay proposal supported our executive compensation program. The Compensation Committee considered the results of the 2025 Say-on-Pay vote, and our stockholders’ strong support of our executive compensation program in reviewing the program for 2026. Additionally, we had discussions with stockholders representing over 30% of our total shares outstanding, and proxy advisory firms, regarding executive compensation as part of our 2025 stockholder engagement cycle (and, more broadly, we had some touchpoint with stockholders representing over 51% of our total shares outstanding), and we took into account stockholders’ views regarding the design and effectiveness of our executive compensation program. See Stockholder Engagement beginning on page 37 for more details on our stockholder engagement program.
In light of the support and feedback received during our 2024 stockholder engagement cycle and the Company’s successful completion of the spinoffs of Knife River and Everus in connection with our transition to a pure-play regulated energy business, the Compensation Committee has returned to its prior practice before the spinoffs of granting a mix of PSA and RSU awards in 2025, which further aligns the program with the Company’s long-term strategy and stockholder expectations. The Compensation Committee will continue to assess the executive compensation program against changing business conditions and stockholder feedback. Our Say-on-Pay vote is currently held every year, consistent with the preference expressed by a majority of our stockholders.
Compensation Program Design and Structure
Pay-for-Performance Compensation Philosophy
The centerpiece of our compensation program is our pay-for-performance philosophy that aligns incentive compensation payouts with the achievement of our annual operating plan and long-term strategy, and consequently stockholder value. This is showcased at senior levels of the Company—particularly the CEO—for whom most compensation is tied to the achievement of metrics driving the Company’s operations and stock performance.
The majority of the 2025 executive compensation is performance-based with 80% of the CEO’s and on average 63% of the other NEO’s compensation being at risk. EICP awards are paid and PSA awards are earned only when we achieve or exceed our goals, and the value of RSUs fluctuate based on stock price performance. EICP payouts and PSA vestings are subject to negative discretion when appropriate to align management’s compensation with stockholder expectations regarding performance.
The performance goals set by the Compensation Committee are directly linked to the Company’s strategy to focus executives on elements that drive business success and create stockholder value.

PROXY STATEMENT	48

Executive Compensation
Roles in Setting Compensation, Establishing Goals, and Evaluating Performance

Party	Roles and Responsibilities
Compensation Committee	The Compensation Committee’s purpose is to provide oversight of the executive compensation programs and practices as well as human capital management. Throughout the year, the Compensation Committee Chair, the Chair of the Board, and the Compensation Committee meet with management, and privately with their independent compensation consultant, to review performance against the established performance goals, discuss developments and emerging trends, review recommendations concerning the executive compensation design, components, and equity awards for each executive, and review human capital management issues.
Independent Compensation Consultant
The Compensation Committee retains a nationally-recognized compensation consultant that is independent based on standards promulgated by the SEC. The Committee assessed its compensation consultant’s independence and concluded that no conflict of interest exists that would prevent it from serving as an independent compensation consultant.
The independent compensation consultant reports directly to the Compensation Committee, meets periodically with the Compensation Committee privately without management present, and regularly communicates privately with the Compensation Committee Chair. Each year, the independent compensation consultant reviews the CEO’s compensation and compares it to benchmarks of peer companies. In addition, the independent compensation consultant annually reviews and makes recommendations regarding the compensation program for non-employee directors.

Management	Management is involved in various aspects of developing the executive compensation program. The CHRO works with the CEO to develop compensation recommendations for all executive officers and other key employees, other than the CEO, and the CEO reviews the proposals with the Chair of the Board and Compensation Committee Chair, who provide feedback before any recommendations are presented to the Compensation Committee for its review. The CHRO also prepares a report on risk in relation to the Company’s compensation policies and practices. The MPC provides feedback on human capital initiatives and the report on risk in relation to the Company’s compensation policies and practices. The CLO also attends all Compensation Committee meetings and participates in some of the discussions and preparations.

49	MDU RESOURCES GROUP, INC.

Executive Compensation
Key Compensation Governance Practices

What We Do

At Risk Compensation. The EICP is tied to demanding financial and customer-focused performance measures intended to reward the NEOs for the accomplishment of these goals. LTI awards are granted in a combination of PSAs (70%) and RSUs (30%). PSAs vest only if the Company achieves its performance goals, cumulative adjusted EPS and rTSR, in each case measured over the three-year performance period. RSUs cliff vest after three years if the NEO remains employed by the Company.

Independent Compensation Consultant. The Compensation Committee retains an independent compensation consultant to evaluate executive compensation plans and practices.
Stockholder Engagement Program. The Company conducts proactive stockholder and proxy advisory firm engagement outreach to solicit feedback.
Competitive Compensation. Executive compensation opportunities reflect individual performance and experience, internal equity, competitive market, and the Company’s performance.

Balanced Mix of Pay Components. The combination of annual cash and long-term equity-based compensation reduces the risk that an executive will take short-term action to the detriment of long-term results.

Mix of Financial and Customer-Focused Goals. The EICP utilizes a combination of demanding but achievable financial and customer-focused goals to measure performance, which prevents overemphasis on a single metric. No EICP payouts are made unless applicable goals are achieved. This encourages our executives to manage the business without pressuring them to take undue risks in order to obtain a payout.

Annual Say-on-Pay Vote. Our Say-on-Pay vote is currently held every year, consistent with the preference expressed by a majority of our stockholders.
Mitigate Undue Compensation Program Risks. Risks related to our compensation programs are regularly reviewed through an annual compensation risk assessment.
Insider Trading Policy. The Insider Trading Policy prohibits the trading of Company securities while in possession of material non-public information.
Stock Ownership Policy. The Company imposes and monitors a meaningful Stock Ownership Policy.
Clawback Policy. The Clawback Policy generally provides for the recovery of certain incentive-based compensation in the event of an accounting restatement.

What We Don’t Do
No In-Flight Performance Metric or Performance Target Changes. The Compensation Committee does not make changes to performance metrics or performance targets during performance cycles.
No Employment Agreements or Severance Benefits. All our executives are employed at-will and none have employment agreements providing for severance (other than the CIC Severance Plan).
No Perquisites. Executives do not receive perquisites that materially differ from those available to employees in general.
No Stock Options. The Company does not grant stock options.
No Hedging. Executives are not allowed to hedge Company securities.
No Pledging. Executives are not allowed to pledge Company securities in margin accounts or as collateral for loans.
No Tax Gross-Ups. Executives do not receive tax gross-ups on their compensation (other than for nominal service awards and gift certificates like all other employees).
No Excessive Change in Control Severance Payments. We do not pay change in control cash severance payments that exceed 3x base salary and target incentive compensation.
No Unrestricted Sales or Purchases of Securities. The Insider Trading Policy places certain restrictions on the purchase and sale of securities.
No Cash Dividends on Unvested LTI. We do not pay cash dividends on PSA or RSU awards, unless and until vested.
No Excessive Risk Taking. Our EICP payouts and LTI awards are capped to discourage inappropriate risk taking.
No Single Trigger Change in Control Provisions. Our LTI includes a double trigger provision in the case of a change in control.

PROXY STATEMENT	50

Executive Compensation
Procedures for Determining Compensation
Setting Compensation, Establishing Goals, and Evaluating Performance
The Compensation Committee continued to focus its 2025 compensation decisions on aligning the NEOs’ interests with those of our stockholders and the performance of the Company. Its process for governing compensation during 2025 included the following activities at its scheduled meetings:
Throughout the year, the Compensation Committee Chair, Chair of the Board, and Compensation Committee members meet with management, and privately with its independent compensation consultant, to review performance against established goals, discuss developments and emerging trends, review feedback from stockholder engagement meetings regarding the compensation program, and received regular Human Capital updates at meetings.
Benchmarking Approach
The Compensation Committee uses peer group data to assess the competitiveness of total direct compensation awarded to our executives. The Compensation Committee reviews the peer group annually and refreshes it as needed. In an effort to align the peer group with the Company following the spinoff of Everus in 2024, the Compensation Committee reviewed various companies with approximately 0.5 to 3x the Company’s revenue within the regulated utilities and pipeline industries to update the 2025 compensation peer group used to evaluate executive compensation.

51	MDU RESOURCES GROUP, INC.

Executive Compensation

Removed Companies
Ameren Corporation	Dycom Industries, Inc.	MYR Group Inc.
APi Group Corporation	EMCOR Group, Inc.	Primoris Services Corporation
CMS Energy Corporation	Evergy, Inc.	WEC Energy Group, Inc.
Comfort Systems USA, Inc.	KBR, Inc.

Added Companies
ALLETE, Inc.	MGE Energy, Inc.	Spire Inc.
DT Midstream, Inc.	Northwest Natural Holding Company	TXNM Energy, Inc.
Equitrans Midstream Corporation	Northwestern Energy Group, Inc.
IDACORP, Inc.	ONE Gas, Inc.

2025 Compensation Benchmarking Peer Group
ALLETE, Inc.	IDACORP, Inc.	ONE Gas, Inc.
Alliant Energy Corporation	MGE Energy, Inc.	Pinnacle West Capital Corporation
Atmos Energy Corporation	New Jersey Resources Corporation	Portland General Electric Company
Avista Corporation	NiSource Inc.	Southwest Gas Holdings, Inc.
Black Hills Corporation	Northwest Natural Holding Company	Spire Inc.
DT Midstream, Inc.	Northwestern Energy Group Inc.	TXNM Energy, Inc.
Equitrans Midstream Corporation	OGE Energy Corp.
One goal of the Compensation Committee is to provide competitive total compensation opportunities for the NEOs that vary with Company performance. The Compensation Committee uses the peer group benchmark information as a reference point in evaluating executive compensation, assessing the competitiveness of total direct compensation awarded to our executives, and designing compensation plans and benefits. It does not, however, attempt to match the compensation of each executive position in the Company precisely with that of an equivalent position in the peer group. In general, the Compensation Committee looks to position an executive’s total compensation near the median of comparable positions at peer companies. The Compensation Committee also considers other factors, including performance, responsibility, experience, tenure, internal equity, and market positioning, when determining compensation.
In an effort to more closely align the peer groups used for compensation, LTI, and financial reporting purposes, the peer group was further refined in 2025 to reflect the peer companies utilized for measuring rTSR performance, as disclosed in LTI beginning on page 56. This refinement resulted in removing ALLETE, Inc., DT Midstream, Inc., and Equitrans Midstream Corporation from the peer group, and adding Chesapeake Utilities Corporation, National Fuel Gas Company, and Otter Tail Corporation to the peer group.

PROXY STATEMENT	52

Executive Compensation
Compensation Mix
The Compensation Committee seeks to align the compensation program with both our business strategy and our stockholders’ interests. Our executive compensation program includes both a mix of annual and long-term, as well as cash and equity, compensation. As reflected in the charts below, for 2025, 80% of the CEO’s target compensation mix, and 63%, on average, of the other NEOs’ target compensation mix, was at risk.

CEO’s Annual 2025 Target Compensation	Average of Other NEOs’ 2025 Target Compensation

The Compensation Committee allocates a higher percentage of target compensation to LTI awards than EICP awards for NEOs because they are positioned to have a greater influence on the Company’s long-term performance. Furthermore, these LTI awards, combined with the Stock Ownership Policy, promote increased ownership of our stock by the NEOs. As a result, the Compensation Committee believes the NEOs, as stockholders, are motivated to deliver long-term value to all stockholders.
The key components of our executive compensation program seek to drive financial and customer-focused results, and align the NEOs’ interests with those of our stockholders. The components of our 2025 executive compensation program included:

Risk	Term	Compensation Component	Objective
Fixed	Annual	Base Salary	Provides an executive with market-competitive fixed compensation appropriate to his or her position, experience, and responsibilities, and supports the objective of attracting and retaining talented executives with annual fixed compensation.
At Risk		EICP	Links annual cash compensation to the attainment of short-term performance objectives based on the achievement of a mix of financial and customer-focused goals.
	Long-Term	PSAs	Links compensation to the attainment of specific long-term goals important to stockholders (i.e., EPS and rTSR).
		RSUs	Links compensation to the attainment of a service requirement, supporting executive retention, and aligns executives and stockholders’ interests with value that fluctuates based on stock price performance.
The Company also provides NEOs with post-retirement benefits, which vary by executive depending upon eligibility and may include one or more of the following: Pension Plans, 401(k) Plan, SISP, Deferred EICP, Defined Contribution Plan, DCP, and CIC Severance Plan, as applicable. All of these benefits align with the objectives of attracting and retaining talented executives. See Benefits beginning on page 58 for further information.

53	MDU RESOURCES GROUP, INC.

Executive Compensation
Base Salary
In evaluating whether a base salary rate increase is appropriate for any employee, including an NEO, it is evaluated based on individual performance, market data, responsibilities, experience, tenure in position, internal equity, and, for the NEOs, a compensation study prepared by the Compensation Committee’s independent compensation consultant. For 2025, as part of its annual review of compensation, the Compensation Committee approved an annual base salary rate increase, effective January 2025, for each NEO based on performance and competition for talented executives, other than Mr. Foti who was not considered for an increase due to the timing of him joining the Company in October 2024, and additionally for Mr. Johnson, based on a position-oriented analysis of market salaries.

Name	2024 Base Salary ($)	2025 Base Salary ($)	Base Salary Increase (%)
Kivisto	900,000	925,000	2.8
Vollmer	587,500	611,000	4.0
Senger	480,000	504,000	5.0
Johnson	386,250	436,500	13.0
2025 EICP

We have a history of setting challenging performance goals. EICP payouts are earned only when we achieve or exceed our goals, and awards are subject to negative discretion when appropriate to align management’s payouts with stockholders’ expectations regarding financial performance.

Given the Company’s transition to a pure-play regulated energy business, the Compensation Committee approved new performance measures for the EICP in 2025. The 2024 performance measures, including Financial (i.e., Adjusted Business Segment Earnings, Adjusted Electric and Natural Gas Distribution Segment Earnings, or Adjusted Pipeline Segment Earnings, as applicable for the relevant NEO), Strategic (i.e., Everus Spinoff, if applicable for the relevant NEO), and Operational (i.e., Responsible Business), were replaced with Customer Satisfaction (i.e., customer survey results), Reliability (i.e., unplanned service outages), Financial (i.e., Adjusted Income from Continuing Operations), and Safety (i.e., preventable incidents), as detailed below, in each case aligned with the Company’s CORE strategy. Prior to approving the goals, the Compensation Committee reviewed the Company’s historical performance against each of the performance measures in an effort to set demanding but achievable goals consistent with the Company’s pay-for-performance philosophy.

PROXY STATEMENT	54

Executive Compensation

Strategic Imperative	Performance Metric	Weight (%)	Threshold	Target	Maximum	Actual Weighted Payout as a Percentage of Target (%)
C	Customers and Community (Customer Satisfaction) Satisfying our customers and serving our communities is central to our CORE strategy. To further this end, the Compensation Committee established a customer-focused goal of achieving industry-leading customer satisfaction, as measured by the communities we serve and among our peers in the J.D. Powers 2025 U.S. Gas Utility Residential Customer Satisfaction Study, which benchmarks customer satisfaction performance among gas utilities.	10				20.0
			96.4th Percentile

			65	75	90
			(percentile rank)
	Operational Excellence (Reliability) Reliable energy service keeps our customers satisfied and fuels the economies of the communities we serve. To drive all of our operations towards meeting customers’ expectations, the Compensation Committee set a goal of minimizing unplanned service outages (as a percentage of total service events).	10				20.0
			2.2

			15	11	7
			(%)
R	Returns Focused (Financial) Heathy returns allow us to secure investment and obtain competitive financing for investments that provide safe and reliable service to both current and new customers. Consistent with the Compensation Committee’s pay-for-performance philosophy, it set the Adjusted Income from Continuing Operations target based upon the business plan and budget approved by the Board.(1)	70				74.3
			191.6 million

			171.40	190.40	209.40
			($)(presented in millions)
E	Employee Driven (Safety) Safe employees deliver better service and reduce costs associated with preventable incidents. To emphasize safety in our daily operations, the Compensation Committee established a goal of reducing the preventable incidents frequency rate and increasing timely reporting.(2) The total payout is based on the frequency rate achieved plus up to an additional 5% payout for timely reporting.	10				12.1
			2.71(3)

			3	2.75	2.5
			(frequency rate)

Total						126.4
(1)Adjusted Income from Continuing Operations is a non-GAAP measure defined as Income from Continuing Operations, adjusted for items that the Compensation Committee considers to be unusual or non-recurring, as follows:
•the effect from asset sales, dispositions, and retirements not contemplated in the Company’s financial plan;
•the effect from transaction costs associated with acquisitions, divestitures, mergers, or other strategic transactions not contemplated in the Company’s financial plan;
•the effect from unanticipated changes and interpretations of tax laws or accounting rules not contemplated in the Company’s financial plan; and
•to the extent determined appropriate, the effect of any extraordinary and nonrecurring items, not contemplated in the Company’s financial plan.
(2)The preventable incident frequency rate is the number of preventable incidents occurring during the year divided by the number of miles driven during the year. “Timely reporting” is defined as reports received within one business day of the incident.
(3)100% of incident reports were timely reported during 2025, which yielded an additional 5% payout to participants. This, coupled with the 2.71 frequency rate, produced the weighted payout of 12.1%.
In addition, Customer Satisfaction, Reliability, and Safety each measure the effectiveness of our responsible business practices because each of these customer-focused performance measures depend on brand perception, which is influenced by customers’ sentiments concerning the Company’s responsible business practices. Strong responsible business principles and performance are necessary for the Company’s success over the long term. To learn more about our responsible business practices, see our Impact Report, which is presented consistent with SASB, TCFD, EEI, and AGA reporting standards and is available at mdu.com/responsiblebusiness/.
EICP payouts are based upon the Company’s results, without individual performance adjustments. All EICP financial and customer-focused goals and payouts are based on 2025 performance results. The Compensation Committee did not exercise discretion in the amounts payable to the NEOs or any other employees under the EICP.

55	MDU RESOURCES GROUP, INC.

Executive Compensation
EICP awards are calculated based on a percentage of the executive’s base salary rate during the year. Achievement of all goals is calculated using linear interpolation among threshold (50%), target (100%), and maximum (200%) to match the results of performance measures achieved among the payout levels.
Prior to the Compensation Committee certifying the achievement of the EICP goals, the Company’s Internal Auditing department reviewed the EICP calculations to ensure that the payouts were calculated in accordance with the plan.
Based on the corresponding achievement of the 2025 performance goals, the Compensation Committee approved the following payouts to each of the NEOs:

Name	Target as a Percentage of Base Salary (%)(1)	Actual 2025 Payout ($)
Kivisto	100	1,169,200
Vollmer	75	579,228
Senger	60	382,234
Foti	65	382,044
Johnson	60	331,042
(1)The Compensation Committee did not make any changes to the percentages of base salary used to determine target EICP awards for the NEOs, except for Mr. Johnson whose target was increased from 50% of base salary to 60% of base salary based on a position-oriented analysis of market incentives.

LTI

The Compensation Committee is committed to performance-based compensation.
During 2025, the Compensation Committee granted LTI awards to each of the NEOs in a combination of PSA awards (70%), to incentivize the execution of the Company’s long-term strategy, and RSU awards (30%), to incentivize executive retention, in each case, to further align executives’ interests with the Company’s stockholders and stockholder value creation.

LTI Award	Performance Goals	Performance Period / Vesting
PSA Awards	50% Three-Year Cumulative Adjusted EPS, and 50% Three-Year rTSR	Three years (vest between 0% to 200% depending on the achievement of the performance measures)
RSU Awards	N/A	Three-Year Cliff
Based on peer benchmarking, the Compensation Committee approved the following LTI awards to each of the NEOs:

Name	LTI Target as a Percentage of Base Salary (%)(1)	LTI Target ($)	PSA Award at Target (70% of LTI) (#)(2)	RSU Award (30% of LTI) (#)(2)
Kivisto	300	2,775,000	107,261	45,969
Vollmer	165	1,008,150	38,968	16,700
Senger	90	453,600	17,532	7,514
Foti	110	511,500	19,771	8,473
Johnson	80	349,200	13,497	5,785
(1)The Compensation Committee did not make any changes to the LTI award opportunities for the NEOs, except for Messrs. Vollmer (previously 170%) and Senger (previously 100%) based on a position-oriented analysis of market incentives.

(2)The LTI awards were determined using the average closing price of a share of Common Stock from January 1 through January 22, 2025 ($18.11).

PROXY STATEMENT	56

Executive Compensation
The Committee divided the PSA awards between two performance measures, namely cumulative adjusted EPS and rTSR. Achievement of each performance measure is calculated using linear interpolation among payout levels of threshold (50%), target (100%), and maximum (200%) using the following:

Three-Year Cumulative Adjusted EPS

Performance Level	Cumulative Adjusted EPS	Vesting Percent of Target (%)
Below Threshold	< 95%	—
Threshold	95%	50
Target	Target	100
Maximum	107%	200
For competitive reasons, the Company does not disclose the cumulative adjusted EPS target until after the performance period.
Three-year rTSR(1)

Performance Level	rTSR Percentile Rank	Vesting Percent of Target (%)
Below Threshold	< 25th percentile	—
Threshold	25th percentile	50
Target	50th percentile	100
Maximum	80th percentile	200
(1)The peer group used for calculating the Company’s rTSR percentile rank over the three-year performance period includes:

Alliant Energy Corporation	National Fuel Gas Company	Otter Tail Corporation
Atmos Energy Corporation	New Jersey Resources Corporation	Pinnacle West Capital Corporation
Avista Corporation	NiSource Inc.	Portland General Electric Company
Black Hills Corporation	Northwest Natural Holding Company	Southwest Gas Holdings, Inc.
Chesapeake Utilities Corporation	Northwestern Energy Group Inc.	Spire Inc.
IDACORP, Inc.	OGE Energy Corp.	TXNM Energy, Inc.
MGE Energy, Inc.	ONE Gas, Inc.
The LTI award granted to executives, including the NEOs, in 2023, which vested on December 31, 2025, was granted in the form of RSUs instead of the traditional mix of PSA and RSU awards (as the Compensation Committee deemed appropriate in 2023 with the then-pending Knife River spinoff). The Compensation Committee believed this was an appropriate and balanced approach to address the Company’s executive compensation requirements during this transformational period. The Compensation Committee is committed to fostering a pay-for-performance culture, and given the completion of the spinoffs of each of Knife River and Everus, returned to granting a mix of PSA and RSU awards in 2025, consistent with its executive compensation philosophy. See Stock Vested in 2025 on page 67 for further information.

57	MDU RESOURCES GROUP, INC.

Executive Compensation
Benefits
The Company provides post-employment benefits to certain employees, including the NEOs, because it believes it is important to provide benefits that approximate the benefits paid by other employers to executives in similar positions. The Compensation Committee periodically reviews the benefits in an effort to maintain a market-based benefits package. The NEOs participated in the following plans during 2025:

Name	Pension Plans	401(k) Plan	SISP	Deferred EICP	Defined Contribution Plan	DCP	CIC Severance Plan
Kivisto	●	●	●	●			●
Vollmer	●	●			●	●	●
Senger	●	●	●			●	●
Foti		●				●	●
Johnson	●	●			●	●	●
Pension Plans
The Company maintains the Pension Plans for participants, including Ms. Kivisto and Messrs. Vollmer, Senger, and Johnson, who met the eligibility requirements prior to the plans being frozen to new employees after December 2006, and amended in December 2009 to freeze benefit accruals. The benefits under the Pension Plans are based on 1.1% of the participant’s 60 highest consecutive months’ average earnings in the last 120 months (up to the integration level of $3,115, which was the integration level when the plan was frozen in 2009). Benefits are paid as straight life annuities for single participants, and as actuarially-reduced annuities with a survivor benefit for married participants, unless otherwise elected.
401(k) Plan
The majority of employees who are at least 18 years of age, including the NEOs, are eligible to participate in the 401(k) Plan, and defer their base salary up to the IRS limit, which in 2025 was $23,500 (or $31,000 for individuals over age 50 making catch-up contributions). Participants, including the NEOs, receive a company match up to 4%, depending on their elected deferral rate. In addition, participants who are either non-bargaining unit employees hired after 2006 or employees who were not previously participants in one of the Pension Plans, receive an additional company contribution of plan eligible compensation, including Mr. Foti (5%). Participants who are either non-bargaining unit employees hired prior to 2006 or participants in one of the Pension Plans, receive an additional company contribution based on the participant’s age as of December 2009 when benefit accruals under the Pension Plans were frozen, including Ms. Kivisto (9%), Mr. Vollmer (7%), and Messrs. Senger and Johnson (each 11.5%). These amounts are reduced from the 401(k) Plan to comply with IRS limits, as applicable, and credited to the DCP.
SISP
The Company maintains a SISP for certain executives, including Ms. Kivisto and Mr. Senger, who met the eligibility requirements prior to the plan being frozen to new participants and benefit levels for existing participants, effective February 2016. The SISP is a nonqualified defined benefit retirement plan. SISP benefits are determined by reference to levels defined within the plan. The SISP was intended to augment the retirement income provided under the Pension Plans and is payable to the participant or his or her beneficiary for a period of 15 years. The SISP benefits are subject to a vesting schedule in which participants are 100% vested after ten years of participation in the plan. Participants can elect to receive the SISP as monthly retirement benefits only, monthly death benefits paid to a beneficiary only, or a combination of retirement and death benefits, whereby each benefit is reduced proportionately. Regardless of the election, if the participant dies before the SISP retirement benefit commences, only the SISP death benefit is provided. SISP benefits are forfeited if the participant’s employment is terminated for cause. The SISP amounts reported in the Pension Benefits in 2025 on page 67 represent the present value of the vested SISP benefits as of December 2025, using the monthly

PROXY STATEMENT	58

Executive Compensation
retirement benefit reflected in the table below and a discount rate of 4.93%. In the event of death, Ms. Kivisto’s and Mr. Senger’s beneficiaries would receive monthly death benefit payments for 15 years.

Name	Monthly SISP Retirement Payment ($)	Monthly SISP Death Payment ($)
Kivisto	6,572	13,144
Senger	5,840	11,680
Deferred EICP
The Company maintains a Deferred EICP for certain executives, including Ms. Kivisto, who met the eligibility requirements prior to freezing the deferred compensation provision of the EICP to new contributions, effective in January 2021. Prior to January 2021, executives participating in the EICP could elect to defer up to 100% of their EICP payouts. These deferrals accrue interest at a rate of the average of the Treasury High Quality Market Corporate Bond Yield Curve for the last business day of each month for the prior twelve-month period from October to September. The interest rate in effect for 2025 was 5.41%. Deferred amounts are paid based on the participant’s election either as a lump sum or monthly installments not to exceed 120 months following termination of employment or beginning in the fifth year following the year the award was earned. In the event of a participant’s death, all amounts deferred are payable to the participant’s estate or beneficiary in a lump sum. In the event of a change in control, all amounts deferred would immediately become payable.
Defined Contribution Plan
The Company maintains a Defined Contribution Plan for certain executives, including Messrs. Vollmer and Johnson, who met the eligibility requirements prior to the plan being frozen for new participants effective in January 2021. Prior to January 2021, the Defined Contribution Plan provided Company contributions to a select group of employees approved by the Compensation Committee. Participants may select from a group of investment options, and their account balance represents an unsecured promise of the Company based on a hypothetical investment experience per the participant’s elections. Participants may elect to receive their benefit either in a lump sum or in annual installments up to 10 years upon separation from service with the Company. Plan benefits become fully vested if the participant dies while actively employed. Benefits are forfeited if the participant’s employment is terminated for cause.
DCP
The Company maintains a DCP for certain executives, including Messrs. Vollmer, Foti, Senger, and Johnson, whereby the participant has the opportunity to defer up to 80% of base salary and 100% of EICP payout. Participants may also receive Company contributions as follows:
•Discretionary credits to select individuals recommended by the CEO and approved by the Compensation Committee;
•Credits to provide full funding of 401(k) Plan contributions when total contributions exceed the applicable IRS limit; and
•Discretionary credits determined by the Company as part of an offer package to a new executive.
Participants are 100% vested in their contributions of salary, EICP payouts, and credits to provide full funding of retirement contributions, but vesting of discretionary employer credits occurs ratably over three years. Participants can establish one or more retirement or in-service accounts, which capture the hypothetical investment experience based on a suite of investment options. Participants may elect to receive their vested contributions and investment earnings either in a lump sum or annual installments up to 10 years for retirement accounts or five years for in-service accounts upon a qualifying distribution event. Plan benefits become fully vested and payable in a lump sum if the participant dies, becomes disabled while actively employed, attains age 65 with completing ten years of service, or is terminated within one year following a change in control. Benefits associated with employer discretionary credits are forfeited if the participant’s employment is terminated for cause. NEOs receiving a company discretionary credit for 2025 based on a percentage of their base salary included Mr. Vollmer (15%), and Messrs. Foti and Johnson (each 10%). Messrs. Senger and Johnson each also received a credit of $4,025 to provide full funding of their 401(k) Plan contribution.

59	MDU RESOURCES GROUP, INC.

Executive Compensation
CIC Severance Plan
We believe it is important, and that the interests of our stockholders will be best served and aligned with management, to provide our management team with certain benefits in the event of a “change in control.” These benefits seek to mitigate any potential reluctance of management to pursue potential “change in control” transactions that may be in the best interests of our stockholders. As a result, the Board adopted the CIC Severance Plan in February 2024.
The CIC Severance Plan provides certain executives, including the NEOs, with compensation and benefits in the event of a “qualifying termination” following a “change in control,” including (a) a cash lump sum equal to the participant’s earned but unpaid annual base salary and EICP payout from a prior performance period, any accrued and unused vacation pay, and previously-incurred but unreimbursed business expenses, and a prorated portion of the participant’s target EICP payout for the year in which terminations occurs, (b) a cash lump sum equal to a multiple (determined by the participant’s tier level, i.e., 3x and 2x for Ms. Kivisto and the remaining NEOs, respectively) of annual base salary and target EICP payout, (c) retiree medical, if applicable, and (d) outplacement services. Additionally, the LTIP provides that, upon a change in control, each outstanding award shall vest in full (provided that the treatment of any performance goals applicable to the award will be determined in accordance with the terms of the applicable award agreement), except that such vesting shall not apply to the extent that a replacement award is provided to the participant. See Potential Payments Upon Termination or Change in Control beginning on page 69 for definitions of “qualifying termination” and “change in control,” and additional information for specific benefits under the CIC Severance Plan for the NEOs. For the avoidance of doubt, unless otherwise determined by the Board, the sale of a subsidiary, operating entity, or business unit of the Company shall not constitute a “change in control” for purposes of the CIC Severance Plan.
Perquisites
NEOs do not receive perquisites that materially differ from those generally available to other employees.
No Employment Agreements
None of the NEOs have employment agreements and are, therefore, all employed at-will.
Key Compensation Governance Policies
Clawback Policy
The Company maintains a Clawback Policy for the recoupment of incentive compensation in compliance with SEC rules and the NYSE listing standards. The policy applies to all current and former executive officers, within the meaning of the Exchange Act, who receive or received incentive-based compensation on or after October 2023. Under the policy, in the event that the financial results upon which incentive-based compensation was predicated become the subject of a financial restatement that is required because of material non-compliance with financial reporting requirements (including any accounting restatement required to correct an error in previously-issued financial statements that is material to the previously-issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period), the Compensation Committee will clawback any erroneously-awarded incentive-based compensation, so that the ultimate payout gives retroactive effect to the financial results, as restated, except if the direct expense paid to a third party to assist in enforcing this policy would exceed the amount to be recovered after making a reasonable attempt to recover. The recovery of such compensation applies regardless of whether an executive officer engaged in misconduct or otherwise caused or contributed to the required restatement. The policy prohibits the Company from indemnifying any current or former executive officer against the loss of erroneously awarded compensation.

PROXY STATEMENT	60

Executive Compensation
Stock Ownership Policy
The Stock Ownership Policy for our non-employee directors and executive officers requires ownership of Common Stock at a multiple of the non-employee director’s cash retainer or the executive’s base salary, respectively. At 2025 year-end, all of the NEOs either met or exceeded their applicable requirements (i.e., Ms. Kivisto and Messrs. Vollmer, Senger, and Johnson) or were within the initial five-year period to achieve compliance (i.e., Mr. Foti). See Stock Ownership Policy on page 29 for further information.
Insider Trading Policy
The Insider Trading Policy governs the purchase, sale, and/or other dispositions of the Company’s securities by directors, director emeriti, officers, employees, and other covered persons, and the Company itself, and is designed to promote compliance with insider trading laws, rules, and regulations, and NYSE listing standards. A copy of the Insider Trading Policy is available at investor.mdu.com/governance/governance-documents.
The Insider Trading Policy (as well as the Director Compensation Policy and Executive Compensation Policy) also prohibits directors, director emeriti, and executives from hedging their ownership of Common Stock. Under this policy, directors, director emeriti, and executives are prohibited from engaging in transactions that allow them to own stock technically, but without the full risks of such ownership, including, but not limited to, zero-cost collars, equity swaps, straddles, prepaid variable forward contracts, security futures contracts, exchange funds, and forward sale contracts. The policy also prohibits directors, director emeriti, and executives from holding Common Stock in a margin account, with certain exceptions, or pledging Common Stock as collateral for a loan. Common Stock may be held in a margin brokerage account only if the stock is explicitly excluded from any margin, pledge, or security provisions of the customer agreement. In addition, no director or executive may engage in these types of transactions while in possession of material nonpublic information concerning the Company. For additional information regarding the Company’s policy prohibiting hedging or pledging of the Company’s stock, see Insider Trading Policy available at investor.mdu.com/governance/governance-documents.
Impact of Tax and Accounting Treatment
The Compensation Committee did not make any adjustments to the 2025 compensation program to address the impact of tax or accounting treatment. The Compensation Committee may also consider the accounting and cash flow implications of various forms of executive compensation. We expense salaries and EICP payouts as earned. For our equity awards, we record the accounting expense in accordance with FASB ASC 718, which is generally over the vesting period.

61	MDU RESOURCES GROUP, INC.

Executive Compensation
Compensation Committee Report
The Compensation Committee has reviewed and discussed the CD&A with management and, based on that review and discussion, has recommended to the Board that the CD&A be included in this Proxy Statement.
Members of the Compensation Committee

Marian M. Durkin Chair	Darrel T. Anderson Member	Dennis W. Johnson(1) Member
(1) Mr. Johnson will be retiring from the Board when his term expires at the conclusion of the Annual Meeting per the Corporate Governance Guidelines, and has been designated a director emeritus for a one-year term following the Annual Meeting. The Board has appointed Mr. Kelley to the Compensation Committee, effective following the Annual Meeting and Mr. Johnson’s retirement.
Compensation Committee Interlocks and Insider Participation
Ms. Durkin and Messrs. Anderson and Johnson served on the Compensation Committee during 2025. None of the committee members was an officer or employee of the Company or any of its subsidiaries, and there were no interlocks with other companies within the meaning of the SEC’s rules.
Compensation Program and Risk
We believe that our compensation program encourages our NEOs to take action to improve the Company’s performance without encouraging them to take undue risk. There are various factors related to our compensation programs for the NEOs that we believe help reduce the likelihood that our compensation programs will encourage our executives to take undue risk, as described in Key Compensation Governance Practices found on page 50.

PROXY STATEMENT	62

Executive Compensation
Summary Compensation Table
For 2025, our NEOs were the following five executive officers:

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)(7)
Nicole A. Kivisto	2025	925,000	2,600,313	1,169,200	67,865	49,874	4,812,252
President and Chief Executive Officer	2024	966,137	3,162,624	1,454,400	—	45,744	5,628,905
	2023	550,000	980,883	845,625	58,798	43,974	2,479,280
Jason L. Vollmer	2025	611,000	944,686	579,228	1,938	135,274	2,272,126
Chief Financial Officer	2024	602,317	1,415,617	712,050	—	126,969	2,856,953
	2023	565,000	1,007,320	760,631	1,966	122,874	2,457,791
Garret Senger	2025	513,692	425,031	382,234	50,821	59,649	1,431,427
Chief Utilities Officer	2024	480,000	591,717	296,928	—	46,864	1,415,509
Anthony D. Foti(8) Chief Legal Officer and Corporate Secretary	2025	465,000	479,301	382,044	—	93,232	1,419,577
Rob L. Johnson	2025	436,500	327,216	331,042	—	105,001	1,199,759
President, WBI Energy, Inc.	2024	386,250	396,901	395,906	—	87,584	1,266,641
	2023	347,917	293,584	337,731	—	74,239	1,053,471
(1)The amounts in column (c) include payments to Mr. Senger ($9,692) of accrued vacation in excess of the maximum allowed by Company policy.
(2)The number of shares granted for the LTI awards in 2025 were calculated using the average closing price of a share of Common Stock from January 1 through January 22, 2025 ($18.11).
(3)The amounts in column (d) reflect the stock awards granted in the designated years. The amounts represent the aggregate grant date fair value of the awards granted in each respective year computed in accordance with FASB ASC 718. A discussion of the assumptions used in computing the award values may be found in Note 12 to our financial statements in our Annual Report, which is available at investor.mdu.com/financials/annual-reports/. As provided under the SEC’s rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts reflected in the table do not necessarily reflect the actual value that may be recognized by the NEOs. For the RSUs, the fair values are calculated by multiplying the closing price of our Common Stock on the NYSE on the award date ($16.83) by the number of RSUs granted. For the 2025-27 PSAs, the fair value is calculated based upon the probable outcome of meeting the performance conditions at the target performance level and multiplying the number of PSAs that would be received at that level by: (i) for the cumulative adjusted EPS metric, the closing price of our Common Stock on the grant date ($16.83), and (ii) for the rTSR metric, the Monte Carlo valuation on the grant date ($17.23), which uses blended volatility term structure ranges comprised of 50% historical volatility and 50% implied volatility and risk-free interest rates based on U.S. Treasury security rates in effect as of the grant date. This is consistent with the estimate of the aggregate compensation cost to be recognized over the service period determined on the grant date in accordance with FASB ASC 718. The aggregate grant date fair value of the 2025 PSA awards, assuming the maximum level of payout, is as follows:

Name	Aggregate Grant Date Fair Value of PSAs at Maximum Payout ($)
Kivisto	3,653,310
Vollmer	1,327,250
Senger	597,140
Foti	673,401
Johnson	459,708
See CD&A beginning on page 46, and Grants of Plan-Based Awards in 2025 on page 65, for additional information on awards granted in 2025. The amounts reflected in the table do not necessarily reflect the actual value that may be recognized by the NEOs upon vesting.
(4)The amounts in column (e) reflect the cash incentive earned under the EICP for the designated years, which are paid the following year.

63	MDU RESOURCES GROUP, INC.

Executive Compensation
(5)The amounts in column (f) represent the actuarial change in value of the Pension Plan and SISP and above-market earnings on deferred EICP balances for the designated years for each of Ms. Kivisto and Messrs. Vollmer, Senger, and Johnson. Mr. Foti does not participate in the Pension Plans or SISP. Where the change in accumulated benefits is negative, executive compensation rules require disclosure of the negative amount by footnote, but the negative amount is not be reflected in column (f).

Name	Change in Pension Plans ($)	Change in SISP ($)	Above-Market Earnings ($)	Total Accumulated Change ($)
Kivisto	18,832	48,097	936	67,865
Vollmer	1,938	—	—	1,938
Senger	(1,146)	51,967	—	50,821
Johnson	(1,715)	—	—	(1,715)
See Pension Benefits in 2025 on page 67 for more information on the Pension Plans and SISP.
(6)The amounts in column (g) represent other compensation attributable to the NEOs for 2025.

Name	401(k) Plan Match ($)(a)	DCP Company Contribution ($)(b)	Life Insurance Premiums ($)	Matching Charitable Contributions ($)	Relocation ($)(c)	Total ($)
Kivisto	45,500	—	774	3,600	—	49,874
Vollmer	38,500	91,650	774	4,350	—	135,274
Senger	54,250	4,025	774	600	—	59,649
Foti	31,500	46,500	720	1,200	13,312	93,232
Johnson	54,250	47,675	676	2,400	—	105,001
(a)Represents Company contributions to the 401(k) Plan, which include matching contributions and retirement contributions. Matching contributions are 4% of eligible plan compensation, and retirement contributions are tiered based on the employee’s age as of December 31, 2009 when the pension plans were frozen for non-bargaining employees hired prior to 2006 who were participants in the Pension Plans and 5% for employees hired on or after 2006. Retirement contributions for the NEOs were as follows: Ms. Kivisto (9%), and Messrs. Vollmer (7%), Senger (11.5%), Foti (5%), and Johnson (11.5%).

(b)Represents Company contributions to the DCP for Messrs. Vollmer (15%), Foti (10%), and Johnson (10%), as well as partial Company contributions in lieu of the 401(k) Plan contribution for Messrs. Senger and Johnson (each $4,025) that exceeded the IRS limit during 2024.

(c)Mr. Foti’s offer letter included certain relocation benefits, which were paid in 2024 but extended into 2025. The amounts reflected in the table above represent temporary housing payments for January through April 2025.

(7)The amounts in column (c) represent the following percentages of the NEOs’ 2025 total compensation: Ms. Kivisto (19%), Mr. Vollmer (27%), Mr. Senger (36%), Mr. Foti (33%), and Mr. Johnson (36%).
(8)Mr. Foti was appointed Chief Legal Officer and Corporate Secretary, effective October 7, 2024, and is a NEO for the first time in 2025.

PROXY STATEMENT	64

Executive Compensation
Grants of Plan-Based Awards in 2025
The following table presents the awards made to the NEOs in 2025:

(a)		(b)		(c)	(d)	(e)	(f)	(g)	(h)	(I)	(j)
				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Name	Award Type	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kivisto	EICP	2/12/2025	(1)	462,500	925,000	1,850,000	—	—	—	—	—
	PSA	2/12/2025	(2)	—	—	—	26,815	53,631	107,262	—	924,062
	PSA	2/12/2025	(3)	—	—	—	26,815	53,630	107,260	—	902,593
	RSU	2/12/2025	(4)	—	—	—	—	—	—	45,969	773,658
Vollmer	EICP	2/12/2025	(1)	229,125	458,250	916,500	—	—	—	—	—
	PSA	2/12/2025	(2)	—	—	—	9,742	19,484	38,968	—	335,709
	PSA	2/12/2025	(3)	—	—	—	9,742	19,484	38,968	—	327,916
	RSU	2/12/2025	(4)	—	—	—	—	—	—	16,700	281,061
Senger	EICP	2/12/2025	(1)	151,200	302,400	604,800	—	—	—	—	—
	PSA	2/12/2025	(2)	—	—	—	4,383	8,766	17,532	—	151,038
	PSA	2/12/2025	(3)	—	—	—	4,383	8,766	17,532	—	147,532
	RSU	2/12/2025	(4)	—	—	—	—	—	—	7,514	126,461
Foti	EICP	2/12/2025	(1)	151,125	302,250	604,500	—	—	—	—	—
	PSA	2/12/2025	(2)	—	—	—	4,943	9,886	19,772	—	170,336
	PSA	2/12/2025	(3)	—	—	—	4,942	9,885	19,770	—	166,365
	RSU	2/12/2025	(4)	—	—	—	—	—	—	8,473	142,600
Johnson	EICP	2/12/2025	(1)	130,950	261,900	523,800	—	—	—	—	—
	PSA	2/12/2025	(2)	—	—	—	3,374	6,749	13,498	—	116,285
	PSA	2/12/2025	(3)	—	—	—	3,374	6,748	13,496	—	113,569
	RSU	2/12/2025	(4)	—	—	—	—	—	—	5,785	97,362
(1)The awards at threshold, target, and maximum are reflected in columns (c), (d), and (e), respectively. The actual amount paid with respect to 2025 performance is reflected in column (e) of the SCT beginning on page 63. As described in the CD&A beginning on page 46, payment of EICP awards is dependent upon the achievement of performance measures and actual payout may range from 0% to 200% of the target.
(2)The awards at threshold, target, and maximum are reflected in columns (f), (g), and (h), respectively. The value of the PSA award based on the grant date fair value is reflected in column (j). As described in CD&A beginning on page 46, vesting of PSAs is dependent upon achievement of the Company’s rTSR performance measure at the end of the three-year performance period ending December 31, 2027. Actual vesting may range from 0% to 200% of target.
(3)The awards at threshold, target, and maximum are reflected in columns (f), (g), and (h), respectively. The value of the PSA award based on the grant date fair value is reflected in column (j). As described in CD&A beginning on page 46, vesting of PSAs is dependent upon achievement of the Company’s cumulative adjusted EPS performance measure at the end of the three-year performance period ending December 31, 2027. Actual vesting may range from 0% to 200% of target.
(4)The number of shares and grant date fair values of RSUs are reflected in columns (i) and (j), respectively. As described in CD&A beginning on page 46, vesting of RSUs is dependent upon the executive’s continued employment with the Company through December 31, 2027.

65	MDU RESOURCES GROUP, INC.

Executive Compensation
Outstanding Equity Awards at 2025 Year-End
The following table presents the number of outstanding unvested PSA and RSU awards held by the NEOs at 2025 year-end:

	Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(2)
Kivisto	302,158	5,898,124	107,261	2,093,735
Vollmer	124,570	2,431,606	38,968	760,655
Senger	54,810	1,069,891	17,532	342,225
Foti	8,473	165,393	19,771	385,930
Johnson	36,232	707,249	13,497	263,461
(1)The RSUs reflected in column (b) granted on February 15, 2024 and February 12, 2025 will vest on December 31, 2026 and December 31, 2027, respectively.

Name	2024 RSU Award (#)	2025 RSU Award (#)	Total (#)
Kivisto	256,189	45,969	302,158
Vollmer	107,870	16,700	124,570
Senger	47,296	7,514	54,810
Foti(a)	—	8,473	8,473
Johnson	30,447	5,785	36,232
(a) Mr. Foti did not join the Company until October 2024 and, therefore, he did not receive an award in 2024.
(2)The values reflected in columns (c) and (e) are based on the number of shares reflected in columns (b) and (d), respectively, multiplied by the closing stock price on December 31, 2025 ($19.52).
(3)The PSAs reflected in column (d) granted on February 12, 2025 for the 2025-27 performance period, if earned, will vest on December 31, 2027 (calculated at target level based on performance over the last completed fiscal year).

Name	2025 PSA Award (#)
Kivisto	107,261
Vollmer	38,968
Senger	17,532
Foti	19,771
Johnson	13,497

PROXY STATEMENT	66

Executive Compensation
Stock Vested in 2025
The table below provides information concerning the RSU awards vested for the NEOs during 2025. Mr. Foti did not join the Company until October 2024 and, therefore, he had no vested RSU awards during 2025.

	Stock Awards
(a)	(b)	(c)
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Kivisto	87,069	1,803,612
Vollmer	89,444	1,852,809
Senger	20,336	421,255
Johnson	26,611	550,589
(1)The awards reflected in column (b) reflect the aggregate number of shares that vested under the 2023 RSU awards on December 31, 2025.
(2)The values reflected in column (c) are based on the number of RSUs reflected in column (b) multiplied by the closing stock price on December 31, 2025 ($19.52), plus dividend equivalents.

Pension Benefits in 2025
The table below provides the present value of the accumulated benefit payable to the NEOs and the years of service credited to them under the Pension Plans and SISP, as applicable, determined using the applicable interest rate and mortality rate assumptions. The Pension Plans and SISP were frozen as of 2009 and 2016, respectively. The years of credited service for the Pension Plans reflect the participants’ years of service through December 31, 2009 when the Pension Plans were frozen, and years of service for the SISP reflects the years of service required for full vesting in the plan. Mr. Foti does not participate in the Pension Plans or SISP.

(a)	(b)	(c)	(d)	(e)
Name	Plan	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Year ($)
Kivisto	Pension Plan	14	217,957	—
	SISP	10	451,633	—
Vollmer	Pension Plan	4	21,281	—
Senger	Pension Plan	26	509,421	—
	SISP	10	750,234	—
Johnson	WBI Pension Plan	26	350,064	—
(1)The present value of accumulated benefits was determined using the same measurement date (December 31, 2025) and assumptions used for financial reporting purposes. The following key assumptions were used in calculating the values:
•A 5.17% discount rate for the Pension Plan;
•A 5.27% discount rate for the WBI Pension Plan;
•A 4.93% discount rate for the SISP;
•The Society of Actuaries Pri-2012 Total Dataset Mortality with Scale MP-2021 (post-commencement only);
•No recognition of pre-retirement mortality; and
•An assumed retirement and benefits commencement at age 60 for the Pension Plans, and an assumed retirement at age 60 and benefits commencement at age 65 for the SISP.

67	MDU RESOURCES GROUP, INC.

Executive Compensation
Nonqualified Deferred Compensation in 2025
The table below provides the amount of contributions made to the DCP and aggregate earnings, withdrawals, and distributions during the last year under the Deferred EICP, Defined Contribution Plan, and DCP. The aggregate balances reflect the combined participant balances in the Deferred EICP, Defined Contribution Plan, and DCP, as applicable.

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions During Last Year ($)(1)	Registrant Contributions During Last Year ($)(2)	Aggregate Earnings During Last Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Year End ($)
Kivisto	—	—	9,329	—	177,155
Vollmer	30,037	91,650	132,422	—	994,233
Senger	—	4,025	215	—	4,240
Foti	103,015	46,500	46,849	—	348,486
Johnson	—	47,675	90,866	—	662,929
(1)These amounts in column (b) are included in the amounts reported in column (c) of the SCT beginning on page 63.
(2)These amounts in column (c) are included in the amounts reported in column (g) of the SCT beginning on page 63.

PROXY STATEMENT	68

Executive Compensation
Potential Payments Upon Termination or Change in Control
Certain of the plans and programs that the NEOs participate in require the Company to pay compensation to the NEOs if their employment terminates under certain circumstances. Estimates of the compensation, benefits, and vesting of equity grants that may be payable to the NEOs under these circumstances are included in the table below. The information in the table assumes a termination date of December 31, 2025, and PSA and RSU awards have been valued using the closing stock price on December 31, 2025 ($19.52). The table excludes (1) compensation and benefits the NEOs would earn notwithstanding any termination or change in control, such as the vesting of the 2023 LTI award included in Stock Vested in 2025 on page 67, (2) benefits under plans or arrangements generally available to all salaried employees that do not discriminate in favor of the NEOs, including, but not limited to, accrued vacation pay, continuation of health care benefits, and life insurance benefits, and (3) Pension Plans and SISP benefits, as disclosed in Pension Benefits in 2025 on page 67.

Termination Event	Severance ($)(1)	LTI ($)(2)	Nonqualified Deferred Compensation ($)(3)	Disability Insurance ($)(4)	Total ($)
Kivisto
Death	—	4,506,844	177,155	—	4,683,999
Disability	—	4,506,844	—	425,549	4,932,393
CIC (with Termination)	6,547,751	8,297,204	177,155	—	15,022,110
CIC (w/o Termination)	—	—	177,155	—	177,155
Vollmer
Death	—	1,838,440	994,233	—	2,832,673
Disability	—	1,838,440	714,916	644,418	3,197,774
CIC (with Termination)	2,638,239	3,316,050	714,916	—	6,669,205
Senger
Voluntary or w/o Cause	—	642,862	—	—	642,862
Death	—	810,323	4,240	—	814,563
Disability	—	810,323	4,240	—	814,563
CIC (with Termination)	1,988,454	1,466,736	4,240	—	3,459,430
Foti
Death	—	188,845	348,486	—	537,331
Disability	—	188,845	348,486	777,785	1,315,116
CIC (with Termination)	1,888,751	566,575	348,486	—	2,803,812
Johnson
Voluntary or w/o Cause	—	413,854	—	—	413,854
Death	—	542,779	662,929	—	1,205,708
Disability	—	542,779	283,058	139,101	964,938
CIC (with Termination)	1,732,792	1,007,578	283,058	—	3,023,428
(1)    The CIC Severance Plan provides for the following benefits upon a “qualifying termination” (defined below) upon or within two years following a “change in control” (defined below):
•Lump sum payment of accrued obligations and prorated EICP payout: Participants will receive a lump sum payment of their earned but unpaid annual base salary, any EICP payout earned for a prior performance period, and any accrued and unused vacation pay or other paid time off, as of the date of termination. Participants will also receive a prorated portion of their target EICP payout for the year in which the termination occurs reduced by any EICP payout for the same period.
•Lump sum payment of a multiple of base salary and target EICP award: Participants will receive a lump sum payment equal to the product of a multiple (i.e., 3x and 2x for Ms. Kivisto and the remaining NEOs, respectively), and the sum of their annual base salary and target EICP award.
•Health care benefit continuation or cash payment: Participants who are at least 55 years old with 10 years of service at the date of termination will be treated as though they are age 60 for purposes of qualifying for a retiree reimbursement account. Participants who do not elect or qualify for this

69	MDU RESOURCES GROUP, INC.

Executive Compensation
benefit receive a lump sum payment equal to the product of the multiple (i.e., 3x and 2x for Ms. Kivisto and the remaining NEOs, respectively), and the employer portion of the costs of continued coverage under the Company’s health care benefit plans for 12 months.
•Outplacement services: Participants will receive outplacement services ($10,500).
•Payments will be reduced to the extent necessary to avoid the excise tax under Section 4999 of the Code if such reduction would result in a greater net after-tax receipt for the participant. Payments will also be reduced by any severance payments or similar benefits provided during any notice period, pay in lieu of notice, or mandated termination indemnities under any other plan, agreement, or statutory scheme.
“Qualifying termination” means a termination of a participant’s employment, during the two-year period beginning on and including the date of a change in control, by the participant for good reason (defined below) or by the Company other than for cause (defined below), death, or disability.
“Change in control” (with or without termination), is defined as:
•The acquisition by an individual, entity, or group with beneficial ownership of 20% or more of either: (i) our outstanding Common Stock, or (ii) the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, subject to certain exceptions;
•A majority of the Board whose election or nomination was not approved by a majority of the incumbent Board members, subject to certain exceptions;
•Consummation of a reorganization, merger, or similar transaction or sale of all or substantially all of our assets, unless the stockholders immediately prior to the transaction beneficially own more than 60% of the outstanding Common Stock and voting power of the resulting corporation in substantially the same proportions as before the merger, no person owns 20% or more of the resulting corporation’s outstanding Common Stock or voting power, except for any such ownership that existed before such transaction and at least a majority of the Board of the resulting corporation is comprised of the Company’s directors; or
•Stockholder approval of the Company’s liquidation or dissolution.
“Good reason” means the occurrence of any of the following without the participant’s prior written consent:
•A reduction of the participant’s annual base salary, target EICP award, or target LTI award, in each case, from that in effect immediately prior to the change in control, or if higher, then in effect at any time thereafter;
•a relocation of the participant’s primary place of employment by more than 50 miles; or
•Any material reduction in the participant’s title, authority, reporting relationship, duties, or responsibilities.
“Cause” means (a) the participant’s fraud or dishonesty that has resulted, or is likely to result, in material economic damage to the Company or a subsidiary, or (b) the participant’s willful nonfeasance if such nonfeasance is not cured within 10 days of written notice from the Company or a subsidiary, in each case as determined in good faith by a vote of at least two-thirds of the non-employee members of the Board at a meeting of the Board at which the participant is provided an opportunity to be heard.
(2)The amounts shown represent the values of RSUs granted in 2024 and PSAs and RSUs granted in 2025, and the associated dividend equivalents.
Voluntary or Without Cause. If a participant’s employment terminates after reaching age 55 and completing 10 years of service, PSAs and RSUs are prorated as follows: (a) if terminated during first year of the vesting period, PSAs and RSUs are forfeited; (b) if terminated during second year of the vesting period, PSAs and RSUs are prorated based on the number of months employed during the vesting period; and (c) if terminated during third year of the vesting period, PSAs and RSUs fully vest.
For Mssrs. Senger and Johnson, the RSUs granted in 2024 would vest on December 31, 2026 based on a proration of 24 out of 36 months of the vesting period (2/3), and the PSAs and RSUs granted in 2025 would be forfeited. As Ms. Kivisto and Messrs. Vollmer and Foti have not reached age 55, their PSAs and RSUs would be forfeited.
Death or Disability. If a participant dies or becomes disabled, PSAs and RSUs vest immediately (PSAs at target) and are prorated based on the number of months of employment completed during the vesting period. For the NEOs, the RSUs granted in 2024 would vest based on a proration of 24 out of 36 months of the vesting period (2/3), and the PSAs and RSUs granted in 2025 would vest based on a proration of 12 out of 36 months of the vesting period (1/3).
Change in Control With a Qualifying Termination. The LTIP provides for immediate vesting of PSAs and RSUs, unless a replacement award with similar conditions is provided to the participant. However, if the participant is terminated within 2 years of a change of control, any replacement awards immediately vest in full upon the date of termination. For the NEOs, upon a qualifying termination within two years of a change in control, the RSUs granted in 2024, and the PSAs (at target) and RSUs granted in 2025, would fully vest.
Change in Control Without Termination. As noted above, the LTIP provides for immediate vesting of PSAs and RSUs, unless a replacement award with similar conditions is provided to the participant. It is assumed that replacement awards would be granted for the RSUs granted in 2024 and the PSAs and RSUs granted in 2025.
(3)The amounts shown represent the values of the full vesting of nonqualified deferred compensation plan balances, which would be payable to the NEOs in a lump sum upon the occurrence of certain qualifying events:

Termination Event	Deferred EICP	Defined Contribution Plan	DCP
Death	Yes	Yes	Yes
Disability	No	No	Yes
CIC (with Termination)	Yes	No	Yes
CIC (without Termination)	Yes	No	No
No amounts are disclosed for voluntary or without cause termination whereby the NEO would begin payments of their vested account balances subject to their payment elections.
(4)The amounts shown represent the present values of disability benefits (using the discount rates associated with the Pension Plans) of an additional $100,000 in executive benefits above what is provided to other employees, reduced for any amounts paid as retirement benefits, including the Pension Plans and SISP benefits. The disability benefits are payable as follows:

PROXY STATEMENT	70

Executive Compensation

Age When Disabled	Benefits Payable
< 60	Until 65
60 to 64	60 months
65-67	Until 70
≥ 68	24 months
Ms. Kivisto and Messrs. Vollmer and Foti would receive benefits until age 65 as they have not reached age 60. Mr. Senger would receive benefits until age 70 and Mr. Johnson would receive benefits for 60 months. The discount rates used for the calculations are 5.17% for Ms. Kivisto and Messrs. Vollmer, Senger, and Foti, and 5.27% for Mr. Johnson. Since the combination of Pension Plans and SISP payments for Mr. Senger exceed the disability benefit, his additional disability benefit is zero.
CEO Pay Ratio
The following information is a reasonable good faith estimate calculated in a manner consistent with the SEC pay ratio rules and methods for disclosure. The SEC rules do not specify a single methodology for identifying the median employee or calculating the CEO pay ratio, and other companies may use different assumptions, adjustments, exclusions, or estimates in calculating their CEO pay ratio. Accordingly, CEO pay ratio disclosures may involve a degree of imprecision and may be inconsistent in methodology among different companies. Therefore, the CEO pay ratio disclosed by other companies may not be comparable to the Company’s CEO pay ratio as disclosed below. Using the methodology described below, the CEO pay ratio based on 2025 compensation is approximately 42 to 1.
We have identified a new median employee for 2025 utilizing the same method used in prior years. We identified our median employee and calculated the CEO pay ratio as follows:
•We examined the 2025 taxable wage information as reported to the IRS on Form W-2 for 2025 for all individuals on the Company’s payroll records, excluding Ms. Kivisto as of December 31, 2025, as this provides a reasonably efficient and cost-effective manner for identifying the median employee.
•After identifying the median employee, we categorized his compensation using the same methodology as the compensation components reported in the SCT beginning on page 63.
•We made no adjustments to annualize compensation for individuals employed for only part of the year and all of the Company’s employees are located in the United States.
We are a regulated energy business with approximately 36% of our employee workforce employed under union bargained labor contracts that define compensation and benefits for participants and may include payments made by the Company associated with employee participation in union benefit and pension plans. Our median employee is an hourly employee who works for our Cascade Natural Gas utility business unit in the Mount Vernon District located in Washington state, and received compensation consisting of wages, and 401(k) Plan company contributions totaling $113,619 in 2025. The CEO’s total compensation during the same time period was $4,812,252.

71	MDU RESOURCES GROUP, INC.

Executive Compensation
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between CAP and the Company’s financial performance.
Required Tabular Disclosure of CAP Versus Performance
The table below discloses information concerning CAP to our PEOs and, on average, to our non-PEO NEOs, cumulative TSR, Net Income, and a Company-selected measure of Adjusted Income from Continuing Operations for each of the years presented. The Company selected Adjusted Income from Continuing Operations as the most important measure in linking CAP to our NEOs’ and Company’s performance for 2025 because it was the predominant performance metric in the 2025 EICP. See 2025 EICP beginning on page 54 for further information.

(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Year					Average SCT Total for Non- PEO NEOs ($)(4)	Average CAP to Non-PEO NEOs ($)(5)	Value of Initial Fixed $100 Investment Based on:		Net Income (in thousands) ($)(8)	Adjusted Income from Continuing Operations (in thousands) ($)(9)
	SCT Total for PEO(1)(2)		CAP to PEO(3)				TSR ($)(6)	Peer Group TSR ($)(7)
	Kivisto ($)	Goodin ($)	Kivisto ($)	Goodin ($)
2025	4,812,252	—	5,813,967	—	1,580,722	1,822,955	225.11	162.61	190,395	191,571
2024	5,628,905	753,667	8,384,701	1,662,433	1,734,826	1,884,371	201.42	158.07	281,108	188,189
2023	—	7,100,593	—	4,987,034	2,113,640	1,648,546	119.82	136.67	414,707	153,269
2022	—	5,257,288	—	5,644,274	1,901,639	1,998,863	122.13	123.89	367,489	117,252
2021	—	5,210,467	—	7,143,972	1,810,584	2,273,834	120.37	126.68	378,131	126,684
(1) Our PEOs were the following individuals: for 2025, Ms. Kivisto; for 2024, Ms. Kivisto and Mr. Goodin (who served as CEO until his retirement in January 2024); and for 2021-23, Mr. Goodin. Our non-PEO NEOs were the following individuals: for 2025, Messrs. Vollmer, Senger, Foti, and Johnson; for 2024, Messrs. Vollmer, Senger, Johnson, and Jeffrey S. Thiede, and Ms. Jones; for 2023, Messrs. Vollmer and Thiede, and Mses. Kivisto and Jones; and for 2021-22, Messrs. Vollmer and Thiede, David C. Barney, and Ms. Kivisto.
(2) Amounts for Ms. Kivisto and Mr. Goodin are as presented in the SCT in the relevant Proxy Statement for each of the years presented.
(3) To arrive at 2025 CAP for Ms. Kivisto, total compensation as reported in the SCT beginning on page 63, was adjusted for the following:

SCT Total Compensation for the PEO	4,812,252
less: Reported Value of Stock Awards in the SCT(a)	2,600,313
plus: Equity Award Adjustments(a)(b)	3,668,957
less: Change in Actuarial Present Value of Defined Benefit and Pension Plans as Reported in the SCT	66,929
plus: Aggregate Service Cost and Prior Service Costs on Defined Benefit and Pension Plans	—
CAP for the PEO	5,813,967
(a)    Equity compensation grant date and year-end fair value for PSAs and RSUs with a performance condition performance measure were determined by the closing stock price on the grant date or year-end, as applicable. Equity compensation grant date fair value for awards with a market condition performance measure are determined by Monte Carlo simulation as described in Note 3 to the SCT found on page 63. Year-end fair values for awards with a market condition performance measure were determined using the same assumptions.
(b)    Equity Award Adjustments in determining CAP:

PEO	Year-end Fair Value of Equity Awards Granted in the Year that are Unvested ($)	Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Prior Year-end Fair Value of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or Other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
Kivisto	3,050,044	384,284	—	234,629	—	—	3,668,957
(4)Represents the average total compensation of our non-PEO NEOs as reflected in the SCT for the respective year.

PROXY STATEMENT	72

Executive Compensation
(5)To arrive at the Average 2025 CAP for our non-PEO NEOs, total compensation as reported in the SCT beginning on page 63 was adjusted for the following:

Average of SCT Total Compensation for Non-PEO NEOs	1,580,722
less: Reported Value of Stock Awards in the SCT(a)	544,059
plus: Equity Award Adjustments(a)(b)	799,482
less: Change in Actuarial Present Value of Defined Benefit and Pension Plans as Reported in the SCT	13,190
plus: Aggregate Service Cost and Prior Service Costs on Defined Benefit and Pension Plans	—
Average CAP for the Non-PEO NEOs	1,822,955
(a)    Equity compensation grant date and year-end fair value for PSA and RSUs with a performance condition metric were determined by the closing stock price on the grant date or year-end, as applicable. Equity compensation grant date fair value for awards with a market condition metric are determined by Monte Carlo simulation as described in Note 3 to the SCT on page 63. Year-end fair value for awards with a market condition metric were determined using the same assumptions.
(b)    Equity Award Adjustments for average non-PEO NEOs:

Year	Year-end Fair Value of Equity Awards Granted in the Year that are Unvested ($)	Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Prior Year-end Fair Value of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or Other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2025	638,155	69,605	—	91,722	—	—	799,482
(6)Represents value of $100 invested in Company Stock on December 31, 2020, as of December 31, 2021, December 31, 2022, December 31, 2023, December 31, 2024, and December 31, 2025, assuming dividends are reinvested in Company stock at the frequency paid.
(7)Pursuant to SEC rules, the TSR figures assume an initial investment of $100 on December 31, 2020. The peer group referenced for purposes of the TSR comparison included:

2021	2022-23*	2024**	2025***
Alliant Energy Corporation	Alliant Energy Corporation	Alliant Energy Corporation	Alliant Energy Corporation
Ameren Corporation	Ameren Corporation	Ameren Corporation	Atmos Energy Corporation
Atmos Energy Corporation	Atmos Energy Corporation	APi Group Corporation	Avista Corporation
Black Hills Corporation	Black Hills Corporation	Atmos Energy Corporation	Black Hills Corporation
CMS Energy Corporation	CMS Energy Corporation	Avista Corporation	Chesapeake Utilities Corporation
Dycom Industries, Inc.	Dycom Industries, Inc.	Black Hills Corporation	IDACORP, Inc.
EMCOR Group, Inc.	EMCOR Group, Inc.	CMS Energy Corporation	MGE Energy, Inc.
Evergy, Inc.	Evergy, Inc.	Comfort Systems USA, Inc.	National Fuel Gas Company
Granite Construction Incorporated	Granite Construction Incorporated	Dycom Industries, Inc.	New Jersey Resources Corporation
Jacobs Engineering Group Inc.	KBR, Inc.	EMCOR Group, Inc.	NiSource Inc.
KBR, Inc.	Martin Marietta Materials, Inc.	Evergy, Inc.	Northwest Natural Holding Company
Martin Marietta Materials, Inc.	MasTec, Inc.	KBR, Inc.	Northwestern Energy Group Inc.
MasTec, Inc.	MYR Group Inc.*	MYR Group Inc.	OGE Energy Corp.
NiSource Inc.	NiSource Inc.	New Jersey Resources Corporation	ONE Gas, Inc.
Pinnacle West Capital Corporation	Pinnacle West Capital Corporation	NiSource Inc.	Otter Tail Corporation
Portland General Electric Company	Portland General Electric Company	OGE Energy Corp.	Pinnacle West Capital Corporation
Quanta Services, Inc.	Quanta Services, Inc.	Pinnacle West Capital Corporation	Portland General Electric Company
Southwest Gas Holdings, Inc.	Southwest Gas Holdings, Inc.	Portland General Electric Company	Southwest Gas Holdings, Inc.
Summit Materials, Inc.	Summit Materials, Inc.	Primoris Services Corporation	Spire Inc.
Vulcan Materials Company	Vulcan Materials Company	Southwest Gas Holdings, Inc.	TXMN Energy, Inc.
WEC Energy Group, Inc.	WEC Energy Group, Inc.	WEC Energy Group, Inc.
*     Jacobs Engineering Group Inc. was replaced with MYR Group Inc. in 2022 because of its size relative to the Company.
**     Following the completion of the Knife River spinoff, the Compensation Committee revised the peer group. Companies associated with the construction materials industry, including Granite Construction Incorporated, Martin Marietta Materials, Inc., Summit Materials, Inc., and Vulcan Materials Company, were removed. Other companies were removed because of their size relative to the Company following the spinoff, including MasTec, Inc. and Quanta Services, Inc. APi Group Corporation, Avista Corporation, Comfort Systems USA, Inc., New Jersey Resources Corporation, OGE Energy Corp., and Primoris Services Corporation were added to the peer group based on their industry and size relative to the Company.

73	MDU RESOURCES GROUP, INC.

Executive Compensation
***    Following the completion of the Everus spinoff, the Compensation Committee revised the peer group. Companies associated with the construction services industry, including APi Group Corporation, Comfort Systems USA, Inc., Dycom Industries, Inc., EMCOR Group, Inc., KBR, Inc., MYR Group Inc, and Primoris Services Corporation, were removed. Other companies were removed because of their size relative to the Company following the spinoff, including Ameren Corporation, CMS Energy Corporation, Evergy, Inc., and WEC Energy Group, Inc. Chesapeake Utilities Corporation, IDACORP, Inc., MGE Energy, Inc., National Fuel Gas Company, Northwest Natural Holding Company, Northwestern Energy Group Inc., ONE Gas, Inc., Otter Tail Corporation, Spire Inc., and TXMN Energy, Inc. were added to the peer group based on their industry and size relative to the Company.
TSR for the peer group companies were as follows:

Peer Group	12/31/2020 ($)	12/31/2021 ($)	12/31/2022 ($)	12/31/2023 ($)	12/31/2024 ($)	12/31/2025 ($)
2021	100.00	126.68	122.95	135.19	171.77	206.45
2022-23	100.00	126.83	123.89	136.67	173.57	210.58
2024	100.00	118.80	120.77	122.09	158.07	199.97
2025	100.00	117.81	120.62	116.35	139.72	162.61
(8)Reflects net income prepared in accordance with GAAP for each of the years presented.
(9)As required by Item 402(v) of Regulation S-K, the Company has determined that Adjusted Income from Continuing Operations is the Company Selected Measure, because the Company believes it is the most important financial performance measure used to link CAP of the NEOs to the Company’s performance for the most recently completed fiscal year. The Company places significant emphasis on Adjusted Income from Continuing Operations because it reflects income from the Company’s primary operations, which drive sustained long-term growth. Adjusted Income from Continuing Operations is a non-GAAP measure defined as Income from Continuing Operations, adjusted for items that the Compensation Committee considers to be unusual or non-recurring, as follows:
•The effect from asset sales, dispositions, and retirements not contemplated in the Company’s financial plan;
•The effect from transaction costs associated with acquisitions, divestitures, mergers, or other strategic transactions not contemplated in the Company’s financial plan;
•The effect from unanticipated changes and interpretations of tax laws or accounting rules not contemplated in the Company’s financial plan; and
•To the extent determined appropriate, the effect of any extraordinary and nonrecurring items, not contemplated in the Company’s financial plan.
2025 Most Important Financial Measures

The 2025 most important financial performance measures used by the Company to link PEO and Non-PEO NEOs’ CAP to Company performance are listed, each of which is described in more detail in the CD&A beginning on page 46.
2025 Most Important Measures (Unranked)
Adjusted Income from Continuing Operations
Cumulative Adjusted EPS
rTSR
Descriptions of the Information Presented in the Pay Versus Performance Table
We are providing the graphics below to illustrate the relationship between our PEO CAP and non-PEO NEOs’ CAP as a group and Company performance, as set forth and described in and under Pay Versus Performance beginning on page 72, including the Company and compensation benchmarking peer group cumulative TSR, Net Income, and Adjusted Income from Continuing Operations. For each of the graphics below, PEO CAP 1 refers to Ms. Kivisto and PEO CAP 2 refers to Mr. Goodin.

PROXY STATEMENT	74

Executive Compensation
CAP vs. TSR
Our TSR is a reflection of our stock price and dividends paid over a period of time and is important to stockholders as it measures the performance of an investment in our Common Stock in the marketplace. The following chart depicts the PEO and average non-PEO NEO CAP compared to the value of $100 invested in Company and peer company stock during the applicable years assuming dividends are reinvested at the frequency paid:
CAP vs. Net Income
The following chart depicts the PEO and average non-PEO NEO CAP compared to the Net Income during the applicable years:

75	MDU RESOURCES GROUP, INC.

Executive Compensation
CAP vs. Adjusted Income from Continuing Operations
The following chart depicts the PEO and average non-PEO NEO CAP compared to the Company’s Adjusted Income from Continuing Operations during the applicable years:

PROXY STATEMENT	76

PROPOSAL 3	Approval of Amended and Restated LTIP

☑	The Board recommends a vote FOR this proposal.
The LTIP was initially approved by the Board on February 7, 1997, and first became effective upon stockholders’ approval at the 1997 Annual Meeting. The LTIP has been amended and restated several times, most recently in 2025, and will continue to remain in effect until it is either terminated by the Board or all shares thereunder have been issued.
On February 19, 2026, subject to stockholder approval at the Annual Meeting, the Board adopted an amended and restated LTIP to increase the number of shares of Common Stock available for issuance pursuant to awards by 6,564,000 shares, expand eligibility for a director emeritus to participate in the plan, and incorporate certain administrative updates. The last time the Company requested stockholder approval for additional shares to the reserve was April 24, 2001.
Material Changes
We are seeking stockholder approval to make the following material changes to the LTIP:
•Increase the number of shares of Common Stock available for issuance under the LTIP by 6,564,000 shares, for a total of 15,806,806 shares available for issuance. As of March 12, 2026, we had 204,706,024 shares of Common Stock outstanding, 234,225 unissued shares available for grant under the LTIP, and 1,475,630 shares subject to outstanding awards, including 578,722 PSAs (at target performance) and 896,908 RSUs. There are no outstanding stock options or stock appreciation rights as of March 12, 2026. The additional 6,564,000 shares, combined with the shares currently available for grant, are expected to be sufficient based on historical granting practices over the past five years, and assuming the trading price of our Common Stock remains at or above its current level, to provide enough shares for the life of the plan.
•Expand eligibility for a director emeritus to participate in the plan.
Why Stockholders Should Approve the Proposal
The Board believes that the LTIP, as amended and restated, is in the best interests of the Company and its stockholders for the following reasons:
•Equity-based awards are a fundamental part of how we align the compensation of our executive officers, key employees, non-employee directors, and directors emeriti with the interests of our stockholders. Awards granted under the LTIP are intended to promote growth, improve performance, and further align grantees’ interests with those of stockholders through the ownership of additional shares of Common Stock.
•Our equity award program provides the Company and its subsidiaries with the ability to retain, reward, and to the extent necessary, attract executives, key employees, non-employee directors, and directors emeriti.
•Our equity award programs follow best practices based on peer benchmarking, including:
◦Three-year cliff vesting for both PSAs and RSUs;
◦Mix of PSAs and RSUs;
◦Equally-weighted performance measures of cumulative adjusted EPS and rTSR for PSAs;
◦Dividend equivalents are paid only on vested shares; and
◦Double trigger upon a change in control.

77	MDU RESOURCES GROUP, INC.

Proposal 3: Approval of Amended and Restated LTIP
•If stockholders do not approve the increase in the share reserve, the share reserve will be too low to appropriately implement our compensation plans during and after 2027. This limitation could have significant consequences to the Company and stockholders by requiring us to significantly increase cash compensation, which would otherwise be available for operations, in order to attract, retain, and reward our executives, key employees, non-employee directors, and directors emeriti. Payment of cash in lieu of equity compensation weakens the alignment of the interests among our executives, key employees, non-employee directors, directors emeriti, and stockholders.
Historical Net Burn Rate and Overhang
We review a number of metrics to assess the cumulative impact of our equity compensation program:
•Burn Rate. Burn Rate is equal to our total equity awards granted, less cancellations, divided by the weighted-average of Common Stock outstanding. The net burn rate shows how rapidly the shares reserved for our LTIP are being depleted, while reflecting the cancelled awards returned to the plan. Monitoring our burn rate helps us limit long-term stockholder dilution from LTI.
•Overhang. Overhang measures potential stockholder dilution, and is equal to the number of shares subject to our outstanding equity awards, plus the number of shares available to be granted, divided by total shares outstanding at year-end. Over the last three years, our overhang has averaged 1.13%. If the 6,564,000 shares requested in this proposal were added to the number of shares available at 2025 year-end, our overhang would have been 4.05%.
•Dilution. Dilution is calculated by our outstanding equity awards divided by total shares outstanding at year-end.

	2025 (%)	2024 (%)	2023 (%)	Average (%)
Burn Rate	0.21	0.20	0.23	0.21
Overhang	0.84	1.11	1.43	1.13
Dilution	0.52	0.59	0.38	0.50
Key Provisions of the LTIP, As Amended and Restated
The description below summarizes the material terms of the LTIP, as amended and restated, and is qualified in its entirety by the complete text of the LTIP, which is attached as Appendix. The capitalized terms used, but not defined in this summary, have the meanings ascribed to them in the LTIP.
Purpose of the Plan
The LTIP’s purpose is to promote the success, and enhance the value, of the Company by linking the personal interests of executives, key employees, non-employee directors, and director emeriti to those of stockholders and customers. The LTIP also enhances the Company’s ability to motivate, attract, and retain talented employees.

PROXY STATEMENT	78

Proposal 3: Approval of Amended and Restated LTIP
Types of Awards
The Compensation Committee may make certain awards under the LTIP:
PSAs. PSAs may be awarded in amounts and under terms and conditions as determined by the Compensation Committee. The Compensation Committee will set performance goals to determine, based on the level of goal achievement, the ultimate number of shares to be issued to the participant. No dividends are required to be paid on PSAs. The Compensation Committee is authorized to grant dividend equivalent rights with respect to PSAs, which, unless otherwise determined by the Compensation Committee, will be paid commensurate with distribution of the respective PSAs to the participant. Payments of dividend equivalents, if any, will be made in cash and/or shares of Common Stock after the performance period ends based on the performance level achieved. The Compensation Committee may apply restrictions to shares, as deemed appropriate.
RSUs. RSUs may be awarded in amounts and under terms and conditions as determined by the Compensation Committee. RSUs are similar to restricted stock awards in that the value of an RSU is denominated in shares of stock. However, unlike a restricted stock award, no shares of stock are transferred to the participant until the RSU award’s vesting conditions are satisfied. Participants have no voting rights with respect to any RSUs and no dividends are required to be paid on RSUs. The Compensation Committee is authorized to grant dividend equivalent rights with respect to RSUs, which, unless otherwise determined by the Compensation Committee, will be paid commensurate with distribution of the respective RSUs to the participant.
Restricted Stock. Restricted stock may be awarded in amounts and under terms and conditions as determined by the Compensation Committee, including time-based or performance-based vesting restrictions. Before vesting, participants holding restricted stock may exercise full voting rights with respect to those shares and, subject to the Compensation Committee’s right to determine otherwise at the time of grant, will receive regular cash dividends.
Director and Director Emeritus Stock Awards. The Compensation Committee may grant a stock award to a non-employee director or director emeritus based on the requisite service rendered as a non-employee director or director emeritus. Historically, these awards have been fully vested and granted in arrears.
Other Awards. The Compensation Committee may grant other awards, including Common Stock, based upon the attainment of certain performance goals established by the Compensation Committee, the payment of shares in lieu of cash, the payment of cash based on attainment of performance goals, and the payment of shares in lieu of cash under the EICP or other incentive or bonus programs in the future.
The Compensation Committee will determine the terms and conditions of awards granted under the LTIP on a grant-by-grant basis, subject to limitations contained in the LTIP.
Eligibility
Officers, key employees, non-employee directors, and director emeriti are eligible to participate in the LTIP. Twenty employees and eight non-employee directors are currently eligible to participate in the LTIP. Mr. Johnson will be retiring from the Board when his term expires at the conclusion of the Annual Meeting per the Corporate Governance Guidelines, and has been designated a director emeritus for a one-year term following the Annual Meeting. If the LTIP, as amended and restated, is approved by stockholders, as a director emeritus, he will be entitled to participate in the LTIP.
Administration
The LTIP is administered by the Compensation Committee, or any other committee appointed by the Board. Subject to the terms of the LTIP, the Compensation Committee has full power to determine the persons to receive awards, as well as the size, type, and terms of awards. The Compensation Committee may also amend outstanding awards subject to restrictions stated in the LTIP.

79	MDU RESOURCES GROUP, INC.

Proposal 3: Approval of Amended and Restated LTIP
Shares Subject to the Plan
With the approval of the additional 6,564,000 shares, the total maximum number of shares that may be issued pursuant to awards under the LTIP will be 15,806,806 shares, subject to certain adjustments for equity restructuring events.
Shares underlying lapsed or forfeited restricted stock awards are not treated as having been issued under the LTIP. Shares withheld from an award to satisfy tax withholding obligations are counted as shares issued under the LTIP. Shares that are potentially deliverable under an award that expires or is canceled, forfeited, settled in cash, or otherwise settled without the delivery of shares are not treated as having been issued under the LTIP. Shares issued under the LTIP may be authorized but unissued shares of Common Stock, treasury stock, or shares purchased in the open market. If an equity restructuring occurs (e.g., stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend), the Compensation Committee will equitably adjust the LTIP to prevent dilution or enlargement of rights by modifying (i) the number and kind of shares deliverable, (ii) individual limitations, and (iii) the terms and conditions of outstanding awards, including the number and kind of shares subject to outstanding awards, price of shares subject to outstanding awards, performance goals, the market price of shares, per-share results, and other terms and conditions. In the event of other changes in capitalization (e.g., merger, consolidation, or liquidation), the Compensation Committee may also make adjustments, as described above. The number of shares subject to any award will be rounded down to a whole number when adjustments are made. Adjustments are final, binding, and conclusive. See Equity Compensation Plan Information on page 84 for further information.
Individual Award Limitations
Subject to certain adjustments and exclusions, the aggregate value of awards that may be granted during any calendar year to a non-employee director or director emeritus will not exceed $600,000. The maximum grant of awards to an officer or key employee during any calendar year is the greater of 500,000 shares or awards having an aggregate grant date value that exceeds $8,000,000. For any award that is deferred (in total or partially), the limit applies only in the year of the initial deferral, and not in the year of payment, and the limit does not apply to dividends or dividend equivalents paid with respect to any award or shares held by the participant.
Minimum Vesting Requirements
Under the LTIP, the minimum vesting period for awards is at least one year with the exception of non-employee director and director emeritus equity awards, which are paid in arrears. Vestings of RSUs may occur ratably each month, quarter, or anniversary of the grant date. The Compensation Committee does not have discretion to accelerate vesting of full value awards, except in the event of a change in control or similar transaction, or the death, disability, or termination of employment of a participant. The Compensation Committee may grant up to 790,340 shares of full value awards that have a shorter vesting period or no vesting requirement. This represents approximately 5% of the maximum number of shares.
Amendment, Modification, and Termination
The Board may, at any time and from time to time, amend or terminate the LTIP, provided that no amendment will be made without stockholder approval if required under SEC or NYSE rules.
Performance Goals
The Compensation Committee has full discretion to establish the performance goal(s) from which performance-based vesting conditions will be measured. The performance goals may be measured on a corporate, subsidiary, business unit, or individual basis, or a combination thereof. Performance goals may reflect absolute entity or individual performance or a relative comparison of entity or individual performance to the performance of a peer group of entities or other external measures.

PROXY STATEMENT	80

Proposal 3: Approval of Amended and Restated LTIP
Forfeiture of Awards
Each award agreement will set forth the participant’s rights with respect to the award, including provisions relating to complete or partial forfeiture. The Compensation Committee may specify in an award agreement that rights and benefits with respect to an award may be subject to reduction, cancellation, forfeiture, or recoupment upon certain events, including but not limited to termination of employment for cause, termination of employment without cause, termination of the provisions of services to the Company, or pursuant to any clawback policy adopted by the Company.
Transferability
Except as otherwise determined by the Compensation Committee and set forth in the applicable award agreement and subject to the provisions of the LTIP, awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated other than by will or by the laws of descent and distribution, and a participant's rights with respect to such shares or units shall be exercisable only by the participant or the participant’s legal representative during the participant’s lifetime.
Change in Control
Upon a change in control, except as may otherwise be provided in the applicable award agreement, the following terms will apply to awards granted on or after January 1, 2024:
•each outstanding award shall vest in full (provided that the treatment of any performance goals applicable to the award will be determined in accordance with the terms of the applicable award agreement), except that such accelerated vesting shall not apply to the extent that a “Replacement Award” is granted to the participant; and
•the Compensation Committee may determine that (a) outstanding awards that become vested may be cancelled in exchange or payment in cash, property, or a combination thereof having an aggregate value equal to the value of such awards, or (b) outstanding awards may be replaced with Replacement Awards.
An award generally qualifies as a Replacement Award if it is of the same type (i.e., restricted stock, PSA, or RSU) as the replaced award (performance-based awards may be subject solely to time-based vesting and the applicable performance goals will be treated in accordance with the terms of the applicable award agreement), has a value equal to the value of the replaced award, and contains vesting terms substantially identical to those of the replaced award.
With respect to awards granted prior to January 1, 2024, the terms of the LTIP at the time of grant (as it relates to a change in control) will continue to apply.
Clawbacks
The LTIP provides that, if the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirements under the U.S. securities laws, the Company or the Compensation Committee may, or shall if required, take action to recover incentive-based compensation from specific executive officers in accordance with the Clawback Policy, and the applicable SEC and NYSE rules.
U.S. Income Tax Considerations
The following is a summary of certain U.S. tax considerations with respect to awards under the LTIP. The discussion is based on U.S. tax laws and regulations currently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. tax aspects of the LTIP. A participant may also be subject to state and local taxes in connection with the grant of awards under the LTIP.

81	MDU RESOURCES GROUP, INC.

Proposal 3: Approval of Amended and Restated LTIP
PSAs and RSUs. A participant who has been granted a PSA or RSU will not recognize income as long as the award remains unsettled. When the PSA or RSU is settled and one or more shares is/are issued, the participant will recognize ordinary income equal to the then FMV of the issued shares, and the Company will be entitled to a corresponding deduction for tax purposes. Since no stock is transferred to the participant on the grant date, an election to have the PSA or RSU taxed at the grant date cannot be made because Section 83(b) of the IRC requires a transfer of stock.
Restricted Stock. A participant will not recognize income at the time of the grant of restricted stock, provided that the stock subject to the award is subject to restrictions that constitute a “substantial risk of forfeiture” for U.S. income tax purposes. Upon the later vesting of shares subject to an award, the participant will recognize ordinary income equal to the then FMV of those shares and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, as applicable, with the basis in the shares equal to the FMV of the shares at the time of the later of delivery or vesting. Dividends paid to the participant during the restriction period, if so provided, will also be compensation income to the participant, and the Company will be entitled to a corresponding deduction for tax purposes. A participant who makes an election under Section 83(b) of the IRC will include the full FMV of the restricted stock award as taxable income in the year of grant at the grant date FMV.
Deduction Limits. Section 162(m) of the IRC generally limits the Company’s ability to deduct compensation in excess of $1 million per year for persons who are “covered employees,” defined to include the CEO, CFO, the three other most highly-paid executive officers, and any employee who has been a covered employee for any fiscal year beginning after December 31, 2016. All compensation which becomes taxable in the year is generally subject to this deduction limit if the aggregate amount of compensation of the covered employee exceeds $1 million. With respect to the Company’s granting of awards under the LTIP or the payment of compensation to the extent such compensation would not be deductible under Section 162(m) of the IRC, the Company considers the deductibility of awards granted under the LTIP as only one factor in determining executive compensation. The Company also considers other factors in determining which types of awards to grant, even to the extent such grant results in the compensation relating to the award not being deductible under Section 162(m). Accordingly, while the Compensation Committee will consider these deduction limits in setting the size, terms, and conditions of awards, the Compensation Committee may decide to grant awards that exceed the deduction limit.
Withholding of Taxes. The Company may withhold amounts from participants to satisfy tax withholding requirements. Except as otherwise provided by the Compensation Committee, participants may have shares withheld from awards to satisfy the tax withholding requirements, provided such withholding does not trigger adverse accounting consequences.
Tax Advice. The preceding discussion is based on U.S. tax laws and regulations currently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the LTIP. A participant may also be subject to state and local taxes in connection with the grant of awards under the LTIP. The Company suggests participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them.
Accounting Treatment
Under FASB ASC 718, the Company is required to recognize compensation expense on its income statement over the requisite service period or performance period based on the grant date fair value of equity-based compensation.

PROXY STATEMENT	82

Proposal 3: Approval of Amended and Restated LTIP
Awards Granted Under LTIP
The following table presents the number of shares of Common Stock subject to awards that have been granted to the individuals and groups indicated below since inception of the LTIP, as of December 31, 2025:

Name	Director Stock Awards(1)	PSA Awards(2)	RSU Awards
Kivisto	—	247,644	494,432
Vollmer	—	116,647	318,132
Senger	—	68,014	101,143
Foti	—	19,771	8,473
Johnson	—	33,845	92,923
All current executive officers as a group (8 people)	—	580,294	1,206,947
All current non-employee directors as a group (8 people)	6,095	—	—
Each nominee for election as a director(3)	—	—	—
Each associate of any of such directors, executive officers, or nominees	—	—	—
Each other person who received or is to receive 5% of such options, warrants, or rights	—	—	—
All employees, including all current officers, who are not executive officers, as a group (14 people)	—	206,264	305,015
(1)Reflects the number of shares issued to our non-employee directors since being added to the LTIP in 2025. Non-employee director equity compensation was previously issued under the MDU Resources Group Inc. Non-Employee Director Long-Term Incentive Compensation Plan, as amended May 17, 2012.

(2)Reflects the number of vested PSAs for performance cycles prior to 2025 and the number of outstanding PSAs at target for performance cycles beginning in 2025.
(3)All of the Company’s nominees for election as directors are current directors, and their awards are reported above.
The Board has approved the LTIP contingent upon stockholder approval. If the stockholders do not approve of the LTIP, the current version of the LTIP will remain in effect. At the present time, no specific determination has been made as to the grant or allocation of awards under the LTIP, whether or not it is approved by stockholders. See Director Compensation beginning on page 41, and Grants of Plan-Based Awards in 2025 on page 65 for a description of equity awards granted in 2025. The closing sale price of the Common Stock on the Record Date was $20.90. To approve the LTIP, the proposal must receive the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

83	MDU RESOURCES GROUP, INC.

Proposal 3: Approval of Amended and Restated LTIP
Equity Compensation Plan Information
The following table provides information as of December 31, 2025 for compensation plans under which equity securities may be issued:

	(a)		(b)		(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#)		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights ($)		Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plan (Excluding Securities Reflected in Column(a)) (#)
Equity Compensation Plans Approved by Security Holders	1,071,923	(1)(4)	—	(2)	637,932	(3)(4)
Equity Compensation Plans Not Approved by Security Holders	N/A		N/A		N/A
Total	1,071,923		—		637,932
(1)Includes all outstanding PSAs and RSUs under the LTIP as of 2025 year-end, including shares underlying PSAs (at target) granted in 2025 that will be earned only if the threshold performance goals for the 2025-27 performance period are achieved (and, if earned, will vest in December 2027).
(2)PSA and RSU awards have no exercise price and, thus, are not reflected in the weighted average exercise price set forth in this column (b).
(3)Includes shares available for future issuance under the LTIP in connection with grants of PSAs and RSUs.
(4)The combination of the number of shares outstanding (1,071,923) and shares remaining available for future issuance (637,932) equal the 1.7 million shares available as reported in Note 12 to our financial statements in our Annual Report, which is available at investor.mdu.com/financials/annual-reports/.

PROXY STATEMENT	84

PROPOSAL 4	Ratification of Appointment of Our Independent Registered Public Accounting Firm

☑	The Board recommends a vote FOR this proposal.
The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee conducts an annual evaluation of the independent registered public accounting firm’s qualifications, performance, and independence. The Audit Committee exercises sole authority to approve all audit engagement fees.
The Audit Committee provides that the lead audit partner is regularly rotated, as required by law, as it did in February 2026. The Audit Committee is also involved in reviewing, evaluating, and selecting the new lead audit partner based on their qualifications when the previous lead audit partner is required to rotate off the audit engagement.
The Audit Committee has appointed Deloitte as our independent registered public accounting firm for Fiscal 2026, and are asking stockholders at the Annual Meeting to ratify this appointment. Deloitte has served as our independent registered public accounting firm since 2002. The Audit Committee and the Board believe the continued retention of Deloitte to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. Although not required by our Bylaws or otherwise, the Board is submitting the appointment of Deloitte to our stockholders for ratification because we value our stockholders’ views regarding this appointment and we view it as good corporate governance practice. If our stockholders do not ratify this appointment, it will be deemed a recommendation to the Board and the Audit Committee to consider selecting a different firm. Even if the appointment is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of Deloitte will be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.
Audit and Non-Audit Fees
The following table summarizes the aggregate fees paid to Deloitte for professional services rendered in 2024 and 2025:

	2024		2025
Fee	($)		($)
Audit Fees(1)	2,803,000	(4)	3,034,000
Audit-Related Fees(2)	1,907,000	(5)	245,000
Tax Fees	—		—
All Other Fees	4,000	(4)	4,000
Total Fees(3)	4,714,000	(5)	3,283,000
(1)Audit fees include fees for the annual audit of our consolidated financial statements and internal controls over financial reporting, statutory and regulatory audits, reviews of quarterly financial statements, other SEC filings, and, for 2025, comfort letters in connection with securities offerings.
(2)Fees for Everus and other filings with the SEC in connection with the spinoff, and employee benefit plan audits.
(3)Total fees include out-of-pocket expenses related to the services provided of $281,511 for 2024 and $264,000 for 2025.
(4)The amounts reported have been adjusted from previously-reported amounts to reassign fees related to the use of an accounting research tool subscription from Audit Fees to All Other Fees and rounded to the nearest $1,000.
(5)The amounts reported have been adjusted from previously-reported amounts to round to the nearest $1,000.

85	MDU RESOURCES GROUP, INC.

Proposal 4: Ratification of Appointment of Our Independent Registered Public Accounting Firm
Audit Committee Preapproval Policies and Procedures
The Audit Committee has a policy that it pre-approves all audit and non-audit services to be provided by our independent registered public accounting firm, including services for our subsidiaries and affiliates, regardless of the estimated cost for providing such services. The Audit Committee has delegated authority to the Audit Committee Chair to approve fees between meetings, and then reviews the fees with the Audit Committee at the following meeting. Management reviews the total amount and nature of the audit and non-audit services provided by the independent registered public accounting firm since its prior meeting, including services for our subsidiaries, with the Audit Committee at regularly-scheduled meetings. All services provided by, and fees paid to, Deloitte during 2024 and 2025 were pre-approved by the Audit Committee.
Audit Committee Report
The Audit Committee assists the Board in fulfilling its oversight responsibilities of the Company’s accounting policies and practices, as well as financial reporting, per its charter. The Audit Committee is responsible for the appointment, compensation, and oversight of the independent registered public accounting firm. The Company’s management is responsible for preparing our financial statements and establishing and maintaining adequate internal controls over financial reporting.
The Audit Committee consists of the five independent directors named below. All of the Audit Committee members meet the independence and expertise requirements under the NYSE rules. Mr. Anderson serves as an Ex Officio Member.
The Audit Committee held 9 meetings during 2025. At these meetings, the Audit Committee discussed the assessment of the Company’s internal controls over financial reporting with management, Deloitte, and the internal auditors. The Audit Committee also discussed with Deloitte its opinion on the Company’s internal controls over financial reporting contained in the Annual Report, which is available at investor.mdu.com/financials/annual-reports/. The Audit Committee regularly meets privately with Deloitte, the internal auditors, and the Director of Internal Auditing.
The Audit Committee reviewed and discussed with management and Deloitte the 2025 audited financial statements. The Audit Committee also discussed with Deloitte the matters required to be discussed by applicable requirements of the PCAOB and SEC. The Audit Committee, both with and without management present, discussed and reviewed the results of Deloitte’s examination of the financial statements and the overall quality of the Company’s financial reporting.
The Audit Committee engages in an annual evaluation of the independent registered public accounting firm’s qualifications. In evaluating and selecting the Company’s independent registered public accounting firm, the Audit Committee considered, among other things, historical and recent performance of the firm; an analysis of known significant legal or regulatory proceedings related to the firm; external data on audit quality and performance, including PCAOB reports; industry experience; audit fee revenues; firm capabilities and audit approach; and the independence, tenure, and partner rotation of the audit firm.
The Audit Committee also considers the advisability and potential impact of selecting a different independent registered public accounting firm. The Audit Committee obtained from Deloitte the written disclosures and the letter required by applicable PCAOB requirements regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence and any relationships that may affect its objectivity. The Audit Committee also considers whether non-audit services provided by Deloitte, if applicable, are compatible with maintaining Deloitte’s independence. The Audit Committee has satisfied itself that Deloitte is independent.
As a result of this evaluation, the Audit Committee approved the appointment of Deloitte as the Company’s independent registered public accounting firm for 2026.

PROXY STATEMENT	86

Proposal 4: Ratification of Appointment of Our Independent Registered Public Accounting Firm
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report, which is available at investor.mdu.com/financials/annual-reports/.
Members of the Audit Committee

Douglas W. Jaeger Chair	Vernon A. Dosch Member	Charles M. Kelley Member	Tammy J. Miller Member	Priti R. Patel Member	Darrel T. Anderson Ex Officio Member

87	MDU RESOURCES GROUP, INC.

Responsible Business Stewardship
We are committed to providing our customers of today with reliable and affordable energy while also implementing more sustainable, long-term strategies, and being good stewards of the environment for our customers of tomorrow. We have a responsibility to deliver the critical energy our customers depend on in ways that thoughtfully utilize our resources, protect the environment, help our customers and communities thrive, and provide value to our stockholders. Throughout our sustainability journey, we have made meaningful progress on behalf of these stakeholders by further integrating our responsible business stewardship into our corporate strategy. We made significant positive impacts towards our commitments to People, Planet, and Principles:

People
As a dedicated community partner and trusted employer, we play a vital role in shaping healthy and thriving communities. We enhanced our commitment to our employees in 2024 by further increasing our investment in their safety. We provided additional support for our local safety committees, increased focus on sharing near-misses to enhance our safety culture, and implemented programs to help our employees prevent injuries. These investments have proven effective–our recordable injury rate and days away, restricted, or transferred rate for both our utility and pipeline businesses decreased each year from 2023 to 2025. We are proud of the values that drive us, the respectful way we work together to support our customers, communities, and stockholders, and we strive to continue these values through future generations.

Planet
We are committed to doing our part to ensure a more sustainable, low-carbon future. Our electric and natural gas distribution business and pipeline business made steady and significant progress toward each of our three long-term environmental goals:
•Electric. As of Fiscal 2025, we have reduced our owned and co-owned generation resources’ electric GHG emissions intensity by 44% compared to 2005 levels, setting us up for success in achieving our 45% reduction by 2030 goal.
•Natural Gas Distribution. As of Fiscal 2024, we have reduced our natural gas distribution utility’s fugitive, planned, and unplanned methane releases by 10% compared to 2022 levels within our natural gas distribution system, representing solid progress against our 30% reduction by 2035 goal.
•Pipeline. As of Fiscal 2024, we have reduced our pipeline’s methane emissions intensity by 35% compared to 2020 rates, exceeding our 25% reduction by 2030 goal.

Principles
The Board believes deeply that it must be fit for its purpose, and provide strategic value to the Company. Therefore, because our strategy and responsible business stewardship, including our Board’s oversight of each, are interconnected, the Board and each of its standing committees have responsible business-related oversight responsibilities. This structure reflects the Board’s emphasis on responsible business stewardship.
We recognize that our customers count on us every day for the energy they need, and we take very seriously the commitment of supplying that energy today—and far into the future—in a responsible way. Together, we are energizing lives for a better tomorrow.
To learn more about our responsible business practices, see our Impact Report, which is presented consistent with SASB, TCFD, EEI, and AGA reporting standards and is available at mdu.com/responsiblebusiness/.

PROXY STATEMENT	88

Stockholder Ownership
Directors and Executive Officers
The table below presents the number of shares of Common Stock beneficially owned by each of our directors and NEOs, and by all directors, NEOs, and other executive officers as a group, as of the Record Date. Each person has sole voting and investment power for the number of shares shown, except as otherwise noted below. Beneficial ownership is determined in accordance with SEC rules.

Name	Common Stock Beneficially Owned (#)(1)	Percent of Class (%)
Anderson	17,594	*
Dosch	16,130	*
Durkin	11,367	*
Foti	—	*
Jaeger	12,726	*
D. Johnson(2)	188,108	*
R. Johnson	84,550	*
Kelley	8,031	*
Kivisto(3)	217,029	*
Miller	6,031	*
Patel	4,849	*
Senger	63,457	*
Vollmer	193,791	*
All 16 directors and executive officers as a group, including the NEOs	976,459	0.5
*     Less than 1% of the class. Percent of class is calculated based on 204,706,024 outstanding shares as of the Record Date.
(1)This column includes shares held in the 401(k) Plan.
(2)Mr. Johnson disclaims all beneficial ownership of 163 shares owned by his spouse. Mr. Johnson will be retiring from the Board when his term expires at the conclusion of the Annual Meeting per the Corporate Governance Guidelines, and has been designated a director emeritus for a one-year term following the Annual Meeting.
(3)The total includes 531 shares owned by Ms. Kivisto’s spouse.

89	MDU RESOURCES GROUP, INC.

Stockholder Ownership
Principal Stockholders
The following table provides information on stockholders who beneficially owned more than 5% of our Common Stock as of the Record Date according to reports filed with the SEC as of such date:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	Percent of Class (%)
BlackRock, Inc.	25,349,251(1)	12.4(1)
50 Hudson Yards
New York, New York 10001
The Vanguard Group, Inc.	22,997,452(2)	11.3(2)
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
Barrow Hanley Mewhinney & Strauss LLC	12,894,945(3)	6.01(3)
2200 Ross Avenue, 31st Floor
Dallas, Texas 75201
(1)Reflects shares beneficially owned as of October 31, 2024, according to Amendment No. 2 to Schedule 13G filed with the SEC on November 7, 2024. As reported in this schedule, BlackRock, Inc. reported sole voting power with respect to 24,806,749 shares and sole dispositive power with respect to 25,349,251 shares.
(2)Reflects shares beneficially owned as of December 31, 2024, according to Amendment No. 13 to Schedule 13G filed with the SEC on January 30, 2025. As reported in this schedule, The Vanguard Group, Inc. reported sole dispositive power with respect to 22,718,609 shares, shared dispositive power with respect to 278,843 shares, and shared voting power with respect to 68,455 shares.
(3)Reflects shares beneficially owned as of December 31, 2025, according to Schedule 13G filed with the SEC on February 11, 2026. As reported in this schedule, Barrow Hanley Mewhinney & Strauss LLC reported sole voting power with respect to 9,467,326 shares and sole dispositive power with respect to 12,894,945 shares.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our directors, officers, and persons who own more than 10% of the Common Stock file reports of ownership and changes in ownership of the Common Stock with the SEC. Based solely on our review of copies of such forms filed with the SEC, and written representations furnished to us that no other reports were required during 2025, we believe that during 2025, the persons subject to Section 16(a) reporting complied with all applicable Section 16(a) filing requirements, except for one Form 4 disclosing that Mr. Boese’s 401(k) was inadvertently rebalanced on May 15, 2025, resulting in the inadvertent purchase of additional shares of Common Stock.

PROXY STATEMENT	90

Stockholder Ownership

Our Mission

With integrity,
deliver value as a leading
energy provider and
employer of choice

91	MDU RESOURCES GROUP, INC.

Additional Information
Deadlines and Procedures for Nominations and Stockholder Proposals for the 2027 Annual Meeting

Nominations and Stockholder Proposals	Procedure	Deadline
Proposals for Inclusion in Our 2027 Proxy Materials
Under SEC Rule 14a-8, if a stockholder would like us to include a proposal in our Proxy Statement and form of proxy for the 2027 Annual Meeting pursuant to SEC Rule 14a-8, our Corporate Secretary must receive the proposal at our Corporate Headquarters in order to be considered for inclusion in the 2027 Proxy Statement.
December 2, 2026
Director Nominations Under Our Proxy Access Bylaw
Under our proxy access bylaw, a stockholder or group of stockholders may nominate one or more director candidates to be included in our 2027 Proxy Statement, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in the Bylaws. In addition, Rule 14a-19 under the Exchange Act requires additional information be included in director nomination notices, including a statement that the stockholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. If any change occurs with respect to such stockholder’s intent to solicit the holders of shares representing at least 67% of such voting power, such stockholder must notify us promptly. Notices of proxy access nomination for the 2027 Annual Meeting should be addressed to the Corporate Secretary at our Corporate Headquarters. You should carefully review the requirements specified in the Bylaws, which are available at investor.mdu.com/governance/governance-documents.
No earlier than November 2, 2026, and no later than December 2, 2026
Other Proposals or Nominations for the 2027 Annual Meeting
Under our Bylaws, a stockholder may nominate a person as a director, or present other items of business at an Annual Meeting. The requirements for such notice can be found in our Bylaws, which are available at investor.mdu.com/governance/governance-documents.
No earlier than January 11, 2027, and no later than February 10, 2027

PROXY STATEMENT	92

Frequently Asked Questions
Q:    What constitutes a quorum for the Annual Meeting?
A:    We will have a quorum and be able to conduct the business of the Annual Meeting if the holders of a majority of the shares of Common Stock outstanding and entitled to vote are present at the Annual Meeting, either in person or by proxy. We will count abstentions and broker non-votes, if any, as present and entitled to vote in determining whether we have a quorum.
Q:    Who may vote at the Annual Meeting?
A:    Only stockholders of record on the books of the Company as of the close of business on the Record Date are entitled to vote at the Annual Meeting, and any adjournments or postponements of the meeting, on the items of business described in this Proxy Statement. There were 204,706,024 shares of Common Stock outstanding as of the Record Date. Each share of Common Stock is entitled to one vote.
Q:    Can I vote shares held in employee plans?
A:     If you hold shares of Common Stock through the 401(k) Plan, your proxy card includes the number of shares allocated to your plan account. Your proxy card will serve as a VIF for these shares for the plan trustee to vote the shares. The trustee will vote only those shares for which voting instructions have been given. To allow sufficient time for voting by the trustees of these plans, your voting instructions must be received by 11:59 p.m. EDT on May 10, 2026.
Q:     Could matters be voted on at the Annual Meeting other than the proposals on page 3?
A:     We do not know of any other business that will be presented at the Annual Meeting. If any other matters are properly brought before the meeting for consideration, then the persons named as proxies will have the discretion to vote on those matters for you using their best judgment.
Q:     What happens if I do not vote my shares?
A:     This depends on how you hold your shares and the type of proposal. If you hold your shares in “street name,” such as through a bank or brokerage account, it is important that you cast your vote if you want it to count for Proposals 1, 2, and 3. If you do not instruct your bank or broker regarding how to vote your shares, no votes will be cast on your behalf on Proposals 1, 2, and 3 because the broker does not have discretionary authority to vote. This is called a “broker non-vote.” Your bank or broker will have discretion to vote any uninstructed shares on Proposal 4. If you are a “stockholder of record,” meaning your stock ownership is reflected directly on the books and records of the Company’s transfer agent, or if you hold your shares through the 401(k) Plan, no votes will be cast on your behalf on any of the proposals if you do not cast your vote.
Q:    How will the votes be counted?
A:     Broadridge will tabulate and certify the votes. A representative of Broadridge will serve as the independent inspector of election. A majority of outstanding shares of stock entitled to vote must be present in person or represented by proxy to hold the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the Annual Meeting. If you are a beneficial holder and do not provide specific voting instructions to your broker, the organization that holds your shares will not be authorized to vote your shares, which will result in broker non-votes, on proposals other than Proposal 4.

93	MDU RESOURCES GROUP, INC.

Frequently Asked Questions
The following chart describes the proposals to be considered at the Annual Meeting, the vote required to elect directors and to adopt each other proposal, and the manner in which votes will be counted:

Proposal		Voting Options	Vote Required to Approve	Effect of Abstentions	Effect of “Broker Non-Votes”
1	Elect eight directors to the Board to serve one-year terms	For, against, or abstain on each nominee	A nominee for director will be elected if the votes cast for such director nominee exceed the votes cast against such nominee. Cumulative voting is not permitted.	No effect	No effect
2	Vote, on an advisory basis, to approve the NEOs’ compensation	For, against, or abstain	Affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.	Same effect as votes against
3	Approve the Amended and Restated LTIP
4	Ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for Fiscal 2026				Brokers have discretion to vote
Q:     What is the difference between a “stockholder of record” and a beneficial owner of shares held in “street name?”
A:     Stockholder of Record: If on the Record Date your shares are registered directly in your name with the Company’s transfer agent, you are considered a “stockholder of record” of those shares. In this case, the Notice has been sent to you directly by us.
Beneficial Owners of Shares Held in Street Name: If on the Record Date your shares are held in a brokerage account or by a bank, trust, or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, the Notice has been forwarded to you by that broker, bank, trustee, or other nominee or custodian. The broker, bank, trustee, or other nominee or custodian holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that broker, bank, trustee, or other nominee or custodian as to how to vote the shares held in your account by following the voting instructions that the broker, bank, trustee, or other nominee or custodian provides.
Q:     Can I change my mind after voting my shares?
A:    Yes, you may revoke your proxy at any time before it is used by:
•sending a written notice to our Corporate Secretary at our Corporate Headquarters,
•delivering a valid proxy card with a later date,
•providing a later-dated vote by telephone, scanning, Internet, or app, or
•voting at the Annual Meeting.

PROXY STATEMENT	94

Frequently Asked Questions
Q:    How do I attend the Annual Meeting?
A:    We are pleased to welcome stockholders to the Annual Meeting. The Annual Meeting will be held in a virtual-only format to make the meeting accessible to a greater number of stockholders. All stockholders will be afforded the same rights they would have had at a physical meeting. The live audio webcast of the meeting will begin promptly at 3:00 p.m. CDT. Online access to the audio webcast will open shortly prior to the start of the meeting to allow time for you to log-in and test your device’s audio system. The virtual meeting platform is supported across browsers and devices running the most updated version of applicable software and plug-ins. Participants should give themselves plenty of time to log in, ensure they have a strong Internet connection, and can hear streaming audio prior to the start of the Annual Meeting. We encourage you to access the meeting in advance of the designated start time. A support line will be available on the meeting website shortly prior to, and during, the meeting to assist stockholders with any technical difficulties they may have accessing or hearing the meeting. To be admitted to the Annual Meeting, you will need to log-in to virtualshareholdermeeting.com/MDU2026 using the 16-digit control number found on your Notice, proxy card, VIF, or email previously sent to stockholders entitled to vote at the Annual Meeting. Even if you plan on attending the Annual Meeting, we encourage you to vote your shares in advance using one of the methods described in this Proxy Statement to provide that your vote will be represented at the Annual Meeting.
Q:     Will there be a question and answer session at the Annual Meeting?
A:    Live questions may be submitted online shortly prior to, and during, the Annual Meeting by logging in with the 16-digit control number at virtualshareholdermeeting.com/MDU2026. We will answer questions during the meeting that are pertinent to the Company as time permits and in accordance with our rules of conduct for the Annual Meeting, which will be available on the virtual meeting website. Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once. Answers to any pertinent questions that are not addressed during the meeting may be published following the meeting on our corporate website at investor.mdu.com.
Q:    Will the Annual Meeting be available for replay?
A:    A replay of the Annual Meeting will be made publicly available approximately 24 hours after the Annual Meeting at investor.mdu.com. The replay will be available for approximately one year.
Q:    Who pays the cost of this proxy solicitation?
A:     The Company will pay for the cost of the solicitation of proxies, including the preparation, printing, and mailing of the proxy materials. Proxies may be solicited, without additional compensation, by our directors, officers, or employees by mail, telephone, facsimile, in person, or otherwise. We will request banks, brokers, and other custodians, nominees, and fiduciaries to deliver proxy materials to the beneficial owners of the Common Stock and obtain their voting instructions, and we will reimburse those firms for their expenses under both SEC and NYSE rules. In addition, we have retained Okapi Partners, LLC to assist us in the solicitation of proxies for a fee of $10,500 plus out-of-pocket expenses.
Q:     Why did I receive a notice, but no proxy materials?
A:     We are furnishing proxy materials to our stockholders primarily over the Internet under the SEC’s notice and access rules instead of mailing full sets of the printed materials. We believe that this procedure reduces costs, provides greater flexibility to our stockholders, and decreases the environmental impact of our Annual Meeting. Our Environmental Policy is available at investor.mdu.com/governance/governance-documents. On or about April 1, 2026, we started mailing a Notice or Proxy Statement and form of proxy, as applicable, to our stockholders. Proxies are being solicited by the Board to be voted at our Annual Meeting. The Notice contains instructions on how to access our Proxy Statement and Annual Report on the Internet and vote online. If you received a Notice, you will not receive paper copies of the proxy materials, unless you request them. If you received a Notice and would like to receive paper copies of the proxy materials, please follow the instructions on the Notice for requesting the materials, and we will promptly mail the materials to you.

95	MDU RESOURCES GROUP, INC.

Frequently Asked Questions
Q:     What is “householding” and how does it affect me?
A:    The Company has adopted the “householding” procedure approved by the SEC, which allows us to deliver one set of documents to a household of stockholders instead of delivering a set to each stockholder in a household, unless we have been instructed otherwise. This procedure is more environmentally friendly and cost-effective because it reduces the number of copies to be printed and mailed. Stockholders who receive proxy materials in paper form will continue to receive separate proxy cards/VIFs to vote their shares. Stockholders who receive the Notice will get instructions on submitting their proxy cards/VIF via the Internet. If you would like to change your householding election, request that a single copy of the proxy materials be sent to your address, or request a separate copy of the proxy materials, please contact Broadridge using their contact information provided under Helpful Resources on page 100. We will promptly deliver the proxy materials to you upon receipt of your request. If you hold your shares in street name, please contact your bank, broker, or other record holder to request information concerning householding.
Q:    How can I find the results of the voting after the Annual Meeting?
A:     We will announce preliminary voting results at the Annual Meeting, and will publish final results on a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROXY STATEMENT	96

No Incorporation by Reference
The content of the websites referred to in this Proxy Statement are not incorporated by reference into this Proxy Statement. The information provided in the Impact Report is not part of this Proxy Statement and is not incorporated by reference as part of this Proxy Statement. The sections entitled Audit Committee Report and Compensation Committee Report shall not constitute “soliciting material,” shall not be deemed “filed” with the SEC, and are not to be incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate such report by reference therein.

97	MDU RESOURCES GROUP, INC.

Cautionary Note Regarding
Forward-Looking Statements
This Proxy Statement contains forward-looking statements within the meaning of the U.S. securities laws. Forward-looking statements are all statements other than statements of historical fact, all statements which address activities, events, or developments that the Company anticipates will or may occur in the future, all statements based on underlying assumptions (any of which are based, in turn, upon further assumptions), including without limitation those statements that are identified by the words “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” and similar expressions, in each case related to such things as growth estimates, stockholder value creation, the Company’s “CORE” strategy, capital expenditures, financial guidance, trends, objectives, goals, strategies, EPS growth targets, dividend payout ratio targets, customer rates, regulatory approvals, responsible business, and other such matters, each of which is a forward-looking statement. These forward-looking statements are based on many assumptions and factors, which are detailed in the Company’s SEC filings.
While made in good faith, these forward-looking statements are based largely on our expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control. For additional discussion of risks and uncertainties that may affect forward-looking statements, see “Risk Factors” disclosed in the Annual Report and subsequent SEC filings. You may access our Annual Report at investor.mdu.com/financials/annual-reports/. Any changes in such assumptions or factors could produce significantly different results. Undue reliance should not be placed on forward-looking statements, which speak only as to the date they are made. Except as required by applicable law, the Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.

PROXY STATEMENT	98

Glossary

401(k) Plan	MDU Resources Group, Inc. 401(k) Retirement Plan, as amended and restated
AGA	American Gas Association
AI	Artificial Intelligence
Annual Meeting	2026 Annual Meeting of Stockholders
Annual Report	Annual Report on Form 10-K for Fiscal 2025
ASC	Accounting Standards Codification
bcf	Billion Cubic Feet
Board	The Company’s Board of Directors
Broadridge	Broadridge Financial Solutions, Inc.
CAO	Chief Accounting and Regulatory Affairs Officer
CAP	Compensation Actually Paid
CARES	Cascade Arrearage Relief and Energy Savings program
CD&A	Compensation Discussion and Analysis
CEO	Chief Executive Officer
CHRO	Chief Human Resources, Safety, and Administration Officer
CIC Severance Plan	MDU Resources Group, Inc. Change in Control Severance Plan
CIO	Chief Information Officer
Clawback Policy	Incentive Compensation Recovery Policy
CLO	Chief Legal Officer and Corporate Secretary
Common Stock	The Company’s Common Stock, par value $1.00 per share
Company	MDU Resources Group, Inc.
Compensation Committee	Compensation and Human Capital Committee
Corporate Headquarters	1200 West Century Avenue, P.O. Box 5650, Bismarck, North Dakota 58506
CUO	Chief Utilities Officer
CyROC	Cyber Risk Oversight Committee
DCP	MDU Resources Group, Inc. Deferred Compensation Plan
DDCP	Deferred Compensation Plan for Directors
Defined Contribution Plan	MDU Resources Group, Inc. Nonqualified Defined Contribution Plan
Deloitte	Deloitte & Touche LLP
Director Compensation Policy	MDU Resources Group, Inc. Director Compensation Policy
EDP	Cascade Energy Discount Program
EEI	Edison Electric Institute
EICP	MDU Resources Group, Inc. Executive Incentive Compensation Plan
EIT	Enterprise Information Technology
EPS	Earnings Per Share

ERM	Enterprise Risk Management
Everus	Everus Construction Group, Inc. (NYSE: ECG)
Exchange Act	Securities Exchange Act of 1934, as amended
FMV	Fair Market Value
FASB	Financial Accounting Standards Board
Fiscal 2024	Fiscal year ending December 31, 2024
Fiscal 2025	Fiscal year ending December 31, 2025
Fiscal 2026	Fiscal year ending December 31, 2026
Foundation	MDU Resources Foundation
GAAP	U.S. Generally Accepted Accounting Principles
GHG	Greenhouse Gas
Governance Committee	Nominating and Governance Committee
IR	Investor Relations
IRC	Internal Revenue Code of 1986, as amended
IRS	Internal Revenue Service
Knife River	Knife River Corporation (NYSE: KNF)
LTI	The Company’s Long-Term Incentive Program
LTIP	MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan, as amended and restated
MPC	Management Policy Committee
MW	Megawatt
NEO	Named Executive Officer
Notice	Notice of Internet Availability of Proxy Materials
NYSE	New York Stock Exchange
PCAOB	Public Company Accounting Oversight Board
Pension Plan	MDU Resources Group, Inc. Pension Plan for Non-Bargaining Unit Employees
Pension Plans	Pension Plan and WBI Pension Plan
PEO	Principal Executive Officer
PSA	Performance Share Award
Record Date	March 12, 2026
RSU	Restricted Stock Unit (time-based)
rTSR	TSR percentile rank over a three-year performance period relative to the Company’s custom LTI peer group
SASB	Sustainability Accounting Standards Board
Say-on-Pay	A non-binding, advisory vote to approve the compensation of our NEOs
SCT	Summary Compensation Table
SEC	U.S. Securities and Exchange Commission
SISP	MDU Resources Group, Inc. Supplemental Income Security Plan
TCFD	Task Force on Climate-related Financial Disclosures
TSR	Total Stockholder Return
VIF	Voting Instruction Form
WBI Pension Plan	Williston Basin Interstate Pipeline Company Pension Plan

99	MDU RESOURCES GROUP, INC.

Helpful Resources

Annual Meeting	virtualshareholdermeeting.com/MDU2026
Board of Directors
Board	investor.mdu.com/governance/board-of-directors
Committees	investor.mdu.com/governance/committee-composition
Committee Charters	investor.mdu.com/governance/governance-documents
Management
MPC	investor.mdu.com/governance/executive-management
Public Reporting
Annual Report	investor.mdu.com/financials/annual-reports/
Proxy Statement	mduproxy.com
Impact Report	mdu.com/sustainability/
Governance Documents	investor.mdu.com/governance/governance-documents
Amended and Restated Certificate of Incorporation
Bylaws
Corporate Governance Guidelines
Policies	investor.mdu.com/governance/governance-documents
Accident Incident Response Investigation and Reporting Policy
Employee Safety Policy
Environmental Policy
Equal Employment Opportunity Policy
Harassment Policy
Human Rights Policy
Incentive Compensation Recovery Policy
Insider Trading Policy
Leading With Integrity Policy
Procedures for Communications with the Board of Directors
Prevention of Violence in the Workplace Policy
Stock Ownership Policy
Vendor Code of Conduct
Contacts
To Request a Copy of the Annual Report
1200 West Century Avenue
Bismarck, North Dakota 58503
701-530-1000
chieflegalofficer@mduresources.com
Attention: Chief Legal Officer and Corporate Secretary
To Request Copies of the Internet Notice or Proxy Materials
Broadridge Financial Solutions, Inc.
(Tabulator/Inspector of Election)
proxyvote.com
sendmaterial@proxyvote.com
800-579-1639
To Change Your Householding Election
Broadridge Financial Solutions, Inc.
Householding Department
51 Mercedes Way
Edgewood, New York 11717
866-540-7095
For Questions or Assistance Voting
Okapi Partners, LLC (Proxy Solicitor)
Stockholders in the United States and Canada: 844-201-1170
Stockholders in all other locations: 212-297-0720
Banks and brokers: 212-297-0720

PROXY STATEMENT	100

Appendix
MDU Resources Group, Inc.
Long-Term Performance-Based Incentive Plan
(Amended and Restated as of May 11, 2026)
Article 1. Establishment, Purpose, and Duration
1.1Establishment of the Plan. MDU Resources Group, Inc., a Delaware corporation (the “Company”), hereby amends and restates this long-term incentive compensation plan, known as the “MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan” (the “Plan”) as set forth in this document. The Plan permits the grant of Restricted Stock, Restricted Stock Units (“RSUs”), Performance Stock Units (“PSUs”), Annual Director Stock Awards, Performance Share Awards (“PSAs”), and other awards.
The Plan first became effective when approved by stockholders at the annual meeting on April 22, 1997. The Plan has been amended and restated several times, most recently effective May 11, 2026. The Plan shall remain in effect as provided under Section 1.3 herein.
1.2Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company’s stockholders and customers. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants whose judgment, interest, and effort upon which the success of its operation is largely dependent.
1.3Duration of the Plan. The Plan shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 14 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions.
Article 2. Definitions
Whenever used in the Plan, the following terms shall have the meanings set forth below and, when such meaning is intended, the initial letter of the word is capitalized:
2.1“Annual Director Stock Award” means an Award of fully-vested Shares to a Non-Employee Director based on the requisite service rendered as a Non-Employee Director during the applicable service measuring period as determined and approved by the Board for the Annual Director Stock Award (i.e., Non-Employee Director compensation paid in arrears). Such applicable measuring period may be the calendar year, the period between the Company's Annual Meetings of stockholders, or any other designated period of time.
2.2“Award” means, individually or collectively, a grant under the Plan of Restricted Stock, RSUs, PSUs, Annual Director Stock Awards, PSAs, or any other type of award permitted under Article 9 of the Plan.
2.3“Award Agreement” means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to an Award granted to a Participant under the Plan.
2.4“Board” or “Board of Directors” means the Board of Directors of the Company.
2.5A “Change in Control” means:
(a)    The acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”), or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly

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from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subsection (c) of this Section 2.5;
(b)    Individuals who, as of May 11, 2026, which is the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(c)    Consummation of a reorganization, merger, or consolidation, sale, or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(d)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
For avoidance of doubt, unless otherwise determined by the Board, the sale of a subsidiary, operating entity, or business unit of the Company shall not constitute a Change in Control for purposes of this Agreement.
2.6“Code” means the Internal Revenue Code of 1986, as amended from time to time.
2.7“Committee” means the Compensation and Human Capital Committee of the Board, or any other committee of Non-Employee Directors appointed by the Board, appointed by the Board to administer the Plan with respect to Awards in accordance with Section 3.
2.8“Company” means MDU Resources Group, Inc., a Delaware corporation, or any successor thereto as provided in Article 17 herein.
2.9“Director” means any individual who is a member of the Board of Directors of the Company.
2.10“Director Emeritus” means any non-Director designated by the Board of Directors to serve in an advisory capacity to the Board of Directors as described in the Company’s Corporate Governance Guidelines.
2.11“Disability” means “permanent and total disability” as defined under Section 22(e)(3) of the Code.
2.12“Dividend Equivalent” means, with respect to Shares subject to an Award, a right to be paid an amount equal to dividends declared on an equal number of outstanding Shares.

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2.13“Eligible Service Provider” means an Employee, Non-Employee Director, or Director Emeritus who is eligible to participate in the Plan, as set forth in Section 5.1 herein.
2.14“Employee” means any full-time or regularly-scheduled part-time employee of the Company or of the Company's Subsidiaries, who is not covered by any collective bargaining agreement to which the Company or any of its Subsidiaries is a party. Directors who are not otherwise employed by the Company are not Employees. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.
2.15“Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.16“Fair Market Value” means, to the extent that the Stock is readily tradable on an established securities market, any of, provided consistently applied, (i) the average of the high and low sale prices, or (ii) the closing price, on the trading day of, the trading day before, or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported, as reported in the Consolidated Transaction Reporting System, or any other reasonable method using actual transactions in the Stock. To the extent that the Stock is not readily tradable on an established market, the fair market value of the Stock as of a valuation date means a value determined by the reasonable application of a reasonable valuation method. The determination whether a valuation method is reasonable, or whether an application of a valuation method is reasonable, is made based on the facts and circumstances as of the valuation date.
2.17“Full Value Award” means an Award pursuant to which Shares may be issued.
2.18“Non-Employee Director” means a Director who is not an Employee.
2.19“Participant” means an Eligible Service Provider who has an outstanding Award granted under the Plan.
2.20“Performance Goals” mean the performance goals established by the Committee, which may be based on the attainment of one or any combination of performance metrics determined appropriate by the Committee, including, but not limited to, one or more of the following measures: sales or revenues, earnings per share, stockholder return and/or value, funds from operations, cash flow from operations (dollar target or as a percentage of revenue), gross margin or gross profit (dollar target or as a percentage of revenue), operations and maintenance expense (dollar target or as a percentage of revenue), general and administrative expense (dollar target or as a percentage of revenue), total operating expense (dollar target or as a percentage of revenue), operating income (dollar target or as a percentage of revenue), pre-tax income (dollar target or as a percentage of revenue), earnings before interest, taxes, depreciation, and amortization or “EBITDA” (dollar target or as a percentage of revenue), earnings before interest and taxes or “EBIT” (dollar target or as a percentage of revenue), gross income, net income, cash flow, earnings, return on equity, return on invested capital, return on assets, return on net assets, working capital as percentage of revenue, days sales outstanding/accounts receivable turnover, current ratio, capital efficiency, operating ratios, stock price, enterprise value, company value, asset value growth, net asset value, stockholders’ equity, dividends, customer satisfaction, accomplishment of mergers, acquisitions, dispositions, or similar extraordinary business transactions, safety, profit returns and margins, financial return ratios, and market performance. Performance goals may be measured solely on a corporate, subsidiary, business unit, or individual basis, or a combination thereof. Performance goals may reflect absolute entity or individual performance or a relative comparison of entity or individual performance to the performance of a peer group of entities or other external measure.
2.21“Performance Share” or “PSA” means an Award granted to an Eligible Service Provider, as described in Article 8 herein.
2.22“Performance Stock Unit” or “PSU” means an Award granted to an Eligible Service Provider, as described in Article 8 herein.
2.23“Period of Restriction” means the period during which the transfer of Restricted Stock is limited in some way, as provided in Article 6 herein.
2.24“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as used in Sections 13(d) and 14(d) thereof, including usage in the definition of a “group” in Section 13(d) thereof.
2.25“Restricted Stock” means an Award of Shares granted to a Participant pursuant to Article 6 herein.

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2.26“Restricted Stock Unit” or “RSU” means an Award of Shares granted to a Participant pursuant to Article 7 herein.
2.27“Service Provider” means an Employee, a Non-Employee Director, or a Director Emeritus.
2.28“Shares” means the shares of Common Stock of the Company.
2.29“Subsidiary” means any corporation that is a “subsidiary corporation” of the Company as that term is defined in Section 424(f) of the Code.
Article 3. Administration
3.1The Committee. The Plan shall be administered by the Committee.
3.2Authority of the Committee. The Committee shall have full power, except as limited by law, the Amended and Restated Articles of Incorporation, and the Bylaws of the Company, subject to such other restricting limitations or directions as may be imposed by the Board and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 14 herein) to amend the terms and conditions of any outstanding Award. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.
3.3Restrictions on Share Transferability. The Committee may impose restrictions on any Shares acquired pursuant to Awards under the Plan as it may deem advisable, including, without limitation, restrictions to comply with applicable U.S. securities laws, with the requirements of any stock exchange or market upon which such Shares are then listed and/or traded and with any blue sky or state securities laws applicable to such Shares.
3.4Approval. The Board or the Committee shall approve all Awards made under the Plan and all elections made by Participants, prior to their effective date, to the extent necessary to comply with Rule 16b-3 under the Exchange Act.
3.5Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, stockholders, Service Providers, Participants, and their estates and beneficiaries.
3.6Costs. The Company shall pay all costs of administration of the Plan.
Article 4. Shares Subject to the Plan
4.1Number of Shares. Subject to Section 4.2 herein, the maximum number of Shares that may be issued pursuant to Awards under the Plan shall be 15,806,806. Shares underlying lapsed or forfeited Awards of Restricted Stock shall not be treated as having been issued pursuant to an Award under the Plan. Shares that are potentially deliverable under an RSU, PSA, PSU, or any other type of Full Value Award granted under Article 9 that expires or is canceled, forfeited, settled in cash, or otherwise settled without the delivery of Shares shall not be treated as having been issued under the Plan. Shares withheld from an Award to satisfy tax withholding obligations shall be counted as Shares issued pursuant to an Award under the Plan.
Shares issued pursuant to the Plan may be (i) authorized but unissued Shares of Common Stock, (ii) treasury shares, or (iii) shares purchased on the open market.

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4.2Adjustments in Authorized Shares. In the event of any equity restructuring, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause an equitable adjustment to be made (i) in the number and kind of Shares that may be delivered under the Plan, (ii) in the individual limitations set forth in Section 4.3, and (iii) with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, price of Shares subject to outstanding Awards, any Performance Goals relating to Shares, the market price of Shares, or per-Share results, and other terms and conditions of outstanding Awards, in the case of (i), (ii), and (iii) to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation, or liquidation, the Committee may, in its sole discretion, cause an equitable adjustment as described in the foregoing sentence to be made to prevent dilution or enlargement of rights. The number of Shares subject to any Award shall always be rounded down to a whole number when adjustments are made pursuant to this Section 4.2. Adjustments made by the Committee pursuant to this Section 4.2 shall be final, binding, and conclusive.
4.3Individual Grant Limitation for Non-Employee Directors and Director Emeritus. The aggregate value of Awards that may be granted during any calendar year to a Non-Employee Director or Director Emeritus shall not exceed $600,000; provided, however, (i) with respect to any Award to a Non-employee Director which is subject to any form of a deferral election, the foregoing sub-limit shall apply only during the calendar year in which such Award, or portion thereof, is initially deferred and not in the calendar year in which the Award, or portion thereof, is ultimately paid, and (ii) such sub-limit does not apply to dividends or Dividend Equivalents paid with respect to any Award or Shares held by the Non-Employee Director or Director Emeritus.
4.4Individual Grant Limitation for Eligible Service Providers (other than Non-Employee Directors or Director Emeriti). The maximum grant of Awards that an Eligible Service Provider who is not a Non-Employee Director or Director Emeritus may be awarded by the Company during any calendar year (excluding for this purposes any Replacement Award (as defined in Section 12. 2)) is the greater of (i) 500,000 Shares (for this purpose, (A) counting Restricted Stock on a 1-for-1 basis, and (B) counting PSU, PSA, or other equity awards as to which the number of Shares earned is dependent on the level of attainment of performance vesting conditions, counting in respect thereof the number of Shares that may be earned at maximum performance), and subject to adjustment pursuant to Section 4.2, or (ii) Awards having an aggregate grant date value that exceeds $8,000,000; provided, however, (I) with respect to any Award to which is subject to any form of a deferral election, the foregoing sub-limit shall apply only during the calendar year in which such Award, or portion thereof, is initially deferred and not in the calendar year in which the Award, or portion thereof, is ultimately paid, and (II) such sub-limit does not apply to dividends or Dividend Equivalents paid with respect to any Award or Shares held by the Participant.
Article 5. Eligibility and Participation
5.1Eligibility. Persons eligible to participate in the Plan include all officers and key Employees of the Company and its Subsidiaries, (including Employees who are members of the Board) as determined by the Committee, all Non-Employee Directors and individuals designated as a Director Emeritus.
5.2Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Eligible Service Providers those to whom Awards shall be granted and shall determine the nature and amount of each Award.
Article 6. Restricted Stock
6.1Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Restricted Stock may be granted to Eligible Service Providers at any time and from time to time, as shall be determined by the Committee.
The Committee shall have complete discretion in determining the number of shares of Restricted Stock granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Restricted Stock.
6.2Restricted Stock Award Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period or Periods of Restriction, the number of Restricted Stock Shares granted and such other provisions as the Committee shall determine.

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6.3Transferability. Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during the Participant’s lifetime only to such Participant or the Participant’s legal representative.
6.4Certificate Legend. Each certificate representing Restricted Stock granted pursuant to the Plan shall bear a legend as follows:
“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan and in a Restricted Stock Award Agreement. A copy of such Plan and such Agreement may be obtained from MDU Resources Group, Inc.”
The Company shall have the right to retain the certificates representing Restricted Stock in the Company’s possession until such time as all restrictions applicable to such Shares have been satisfied.
6.5Removal of Restrictions. Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction applicable thereto. Once Restricted Stock is released from the restrictions, the Participant shall be entitled to have the legend referred to in Section 6.4 removed from the Participant’s stock certificate.
6.6Voting Rights. During the Period of Restriction, Participants holding Restricted Stock may exercise full voting rights with respect to those Shares.
6.7Dividends and Other Distributions. Subject to the Committee’s right to determine otherwise at the time of grant, during the Period of Restriction, Participants holding Restricted Stock shall receive all regular cash dividends paid with respect to all Shares while they are so held. All other distributions paid with respect to such Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and shall be paid to the Participant within forty five (45) days following the full vesting of the Restricted Stock with respect to which such distributions were made.
6.8Termination of Employment. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Stock following termination of the Participant’s employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Restricted Stock Award Agreement entered into with Participants, need not be uniform among all grants of Restricted Stock or among Participants, and may reflect distinctions based on the reasons for termination of employment.
6.9Death or Disability. Except as otherwise determined by the Committee and set forth in the Restricted Stock Award Agreement, in the event of termination of employment due to death or disability, then any applicable restrictions upon unvested Restricted Stock shall lapse based on the ratio of the number of full months of employment completed by the Participant during the period from the Grant Date of the Restricted Stock Award to the date of the Participant’s death or disability, divided by the total number of months from the Grant Date until the Restricted Stock Award would have been fully vested.
Article 7. RSUs
7.1Grant of RSUs. Subject to the terms and conditions of the Plan, RSUs may be granted to an Eligible Service Provider at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of RSUs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.
7.2RSU Award Agreement. Each RSU grant shall be evidenced by a RSU Award Agreement that shall specify the Period or Periods of Restriction, the number of the RSUs granted, and such other provisions as the Committee shall determine, including but not limited to any rights to Dividend Equivalents.
7.3Vesting of RSUs. The RSUs shall become vested and nonforfeitable in accordance with the Vesting Schedule set forth the in the RSU Award Agreement. Vesting may be accelerated as described in the RSU Award Agreement or in Section 7.8.

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7.4Settlement of RSUs. Each RSU, at the discretion of the Committee, shall be settled in Shares as soon as practicable after the Vesting Date but in no event later than 60 days after the unvested RSUs become vested.
7.5Voting Rights. RSUs do not represent actual Shares. No voting rights or other rights as a stockholder of the Company arise with respect to the RSUs until Shares have been delivered upon settlement of the RSUs.
7.6Transferability. RSUs granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.
7.7Termination of Employment. Each RSU Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested RSUs following termination of the Participant’s employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the RSU Award Agreement entered into with Participants, need not be uniform among all grants of RSUs or among Participants, and may reflect distinctions based on the reasons for termination of employment.
7.8Death or Disability. Except as otherwise determined by the Committee and set forth in the RSU Award Agreement, in the event of termination of employment due to death or disability, a portion of the unvested RSUs will vest based on the ratio of the number of full months of employment completed during the Vesting Schedule set forth in the RSU Award Agreement to the date of the Participant’s death or disability divided by the total number of months in the Vesting Schedule.
Article 8. PSUs and PSAs
8.1Grant of PSUs and PSAs. Subject to the terms and conditions of the Plan, PSUs and/or PSAs may be granted to an Eligible Service Provider at any time, and from time to time, as determined by the Committee.
The Committee shall have complete discretion in determining the number of PSUs and/or PSAs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.
8.2PSU/PSA Award Agreement. Each grant of PSUs and/or PSAs shall be evidenced by a PSU and/or PSA Award Agreement that shall specify the number of PSUs and/or PSAs granted, the initial value (if applicable), the Performance Period, the Performance Goals, and such other provisions as the Committee shall determine, including but not limited to any rights to Dividend Equivalents.
8.3Value of PSUs/PSAs. Each PSU shall have an initial value that is established by the Committee at the time of grant. The value of a PSA shall be equal to the Fair Market Value of a Share. The Committee shall set Performance Goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or value of PSUs/PSAs that will be paid to the Participants. The time period during which the Performance Goals must be met shall be called a “Performance Period.”
8.4Earning of PSUs/PSAs. After the applicable Performance Period has ended, the holder of PSUs/PSAs shall be entitled to receive a payout with respect to the PSUs/PSAs earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.
8.5Form and Timing of Payment of PSUs/PSAs. Payment of earned PSUs/PSAs shall be made following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned PSUs/PSAs in cash or in Shares (or a combination thereof), which have an aggregate Fair Market Value equal to the value of the earned PSUs/PSAs at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.
8.6Termination of Employment. Each PSU/PSA Award Agreement shall set forth the extent to which the Participant shall have the right to receive a PSU/PSA payment following termination of the Participant's employment with the Company and its Subsidiaries during a Performance Period. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all grants of PSUs/PSAs or among Participants and may reflect distinctions based on reasons for termination of employment.
8.7Death or Disability. Except as otherwise determined by the Committee and set forth in the PSU/PSA Award Agreement, in the event of termination of employment due to death or disability, a portion of the unvested PSUs/

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PSAs will vest and be paid within 60 days of the date of death or disability in a pro-rated number of Shares based on (i) the ratio of the number of full months of employment completed by the Participant during the Performance Period to the date of the Participant’s death or disability, divided by the total number of months in the Performance Period, multiplied by (ii) the “Target Award” as that term is defined in the PSA Award Agreement.
8.8Transferability. Except as otherwise determined by the Committee and set forth in the PSU/PSA Award Agreement, PSUs/PSAs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and a Participant’s rights with respect to PSUs/PSAs granted under the Plan shall be available during the Participant’s lifetime only to such Participant or the Participant’s legal representative.
Article 9. Other Awards
The Committee shall have the right to grant other Awards, which may include, without limitation, Annual Director Stock Awards and the grant of Shares based on attainment of Performance Goals established by the Committee, the payment of Shares in lieu of cash, the payment of cash based on attainment of Performance Goals established by the Committee, and the payment of Shares in lieu of cash under other Company incentive or bonus programs. Payment under, or settlement of, any such Awards shall be made in such manner and at such times as the Committee may determine.
Article 10. Beneficiary Designation
Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant’s death before the beneficiary receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.
The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of beneficiary or beneficiaries other than the spouse.
Article 11. Deferrals
Solely to the extent permitted by the Committee, pursuant to separate deferral election forms and other established rules and procedures, the Committee may permit a Participant to defer the Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under the Plan. If any such deferral election is permitted, only to the extent allowable under such established rules and procedures, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals. If approved by the Board, and in accordance with such established rules and procedures, a Non-Employee Director may elect to defer part or all of their annual equity grant by completing the appropriate form of deferral election with the Company. If approved by the Board, and in accordance with such established rules and procedures, a Non-Employee Director may also elect to receive their annual cash retainer payments and/or committee cash retainers from the Company in the form of cash or Awards or a combination thereof, by completing the appropriate form of election with the Company.
Article 12. Rights of Service Providers
12.1Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, for any reason or no reason in the Company's sole discretion, nor confer upon any Participant any right to continue in the employ of the Company.
12.2Participation. No Service Provider shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

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Article 13. Change in Control
13.1General. Unless specified otherwise in the applicable Award Agreement, any written Company employment agreement, or any written Company change in control or severance plan or agreement applicable to the Participant, or with respect to any Award held by a Non-Employee Director or a Director Emeritus, as may be specifically described in the definitive transaction agreement relating to the Change in Control, the terms of this Article 13 shall apply to all Awards granted on or after January 1, 2024. With respect to Awards granted prior to January 1, 2024, Article 13 of the Plan in effect at the time of the grant of the Award shall continue to apply.
13.2Impact of Change in Control. Upon the occurrence of a Change in Control, unless otherwise provided in the applicable Award Agreement, each outstanding Award shall vest in full (provided that the treatment of any performance goals applicable to the Award will be determined in accordance with the terms of the applicable Award Agreement), except that such vesting shall not apply to the extent that another award meeting the requirements of Section 13.3 (any award meeting the requirements of Section 13.3, a “Replacement Award”) is provided to the Participant to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”).
13.3Replacement Awards. An award shall meet the conditions of this Section 13.3 (and, therefore, qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award (except that for any Replaced Award that is performance-based, the award may be subject solely to time-based vesting and the applicable performance goals shall be treated in accordance with the terms of the applicable Award Agreement); (ii) it has a value equal to the value of the Replaced Award as of the date of the Change in Control, as determined by the Committee in its sole discretion; (iii) the underlying Replaced Award was an equity-based award, it relates to publicly-traded equity securities of the Company or the entity surviving the Company following the Change in Control; (iv) it contains terms relating to time-based vesting (including with respect to a termination of employment) that are substantially identical to those of the Replaced Award; and (v) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not vest upon the Change in Control. The determination whether the conditions of this Section 13.3 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
13.4Adjustment Provisions. In the event of Change in Control, the Committee may determine that (a) outstanding Awards that become vested pursuant to Section 13.2 may be cancelled in exchange for payments of cash, property, or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee in its sole discretion; or (b) outstanding Awards may be replaced with Replacement Awards in accordance with Section 13.3.
Article 14. Amendment, Modification, and Termination
14.1Amendment, Modification, and Termination. The Board may, at any time and from time to time, alter, amend, suspend, or terminate the Plan, in whole or in part, provided that no amendment shall become effective if stockholder approval is required to enable the Plan to comply with applicable U.S. securities laws, with the requirements of any stock exchange or market upon which such Shares are then listed and/or traded and with any blue sky or state securities laws applicable to the Plan.
14.2Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award, unless such termination, modification, or amendment is required by applicable law and except as otherwise provided herein.
Article 15. Withholding
15.1Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to an Award made under the Plan.

109	MDU RESOURCES GROUP, INC.

Appendix
15.2Share Withholding. With respect to withholding required upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising out of or as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by tendering previously-owned Shares or by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing and signed by the Participant.
Article 16. Minimum Vesting
Notwithstanding any other provision of the Plan to the contrary, (a) the minimum vesting period for Full Value Awards with no performance-based vesting characteristics must be at least one year (vesting may occur ratably each month, quarter, or anniversary of the grant date over such vesting period); (b) the minimum vesting period for Full Value Awards with performance-based vesting characteristics must be at least one year; and (c) the Committee shall not have discretion to accelerate vesting of Full Value Awards, except in the event of a Change in Control or similar transaction, or the death, disability, or termination of employment of a Participant; provided, however, that (i) such minimum vesting standard does not apply with respect to Annual Director Stock Awards or Awards to a Director Emeritus, and (ii) the Committee may grant a “de minimis” number of Full Value Awards that do not comply with the foregoing minimum vesting standards. For this purpose, “de minimis” means 790,340 Shares (approximately 5% of the maximum share reserve in Section 4.1) available for issuance as Full Value Awards under the Plan, subject to adjustment under Section 4.2 herein.
Article 17. Successors
All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
Article 18. Legal Construction
18.1Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
18.2Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
18.3Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
18.4Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with, and governed by, the laws of the State of Delaware.
Article 19. Accounting Restatements
This Article 19 shall apply to Awards granted to all Participants in the Plan. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, if the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirements under the securities laws, the Company or the Committee may, or shall if required, take action to recover incentive-based compensation from specific executive officers in accordance with the Company's Incentive Compensation Recovery Policy, as it may be amended or substituted from time to time, and in accordance with applicable law and applicable rules of the U.S. Securities and Exchange Commission and the New York Stock Exchange.
Article 20. Code Section 409A Compliance
20.1Compliance with Code Section 409A. The Plan and each Award is intended to meet or to be exempt from the requirements of Code Section 409A, and shall be administered, construed, and interpreted in a manner that is in

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accordance with and in furtherance of such intent. Any provision of the Plan that would cause an Award to fail to satisfy Code Section 409A or, if applicable, an exemption from the requirements of that Section, shall be amended (in a manner that as closely as practicable achieves the original intent of the Plan) to comply with Code Section 409A or any such exemption on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Code Section 409A.
20.2Terminations of Employment. If an Award provides for payments or benefits that (i) constitute “deferral of compensation” within the meaning of Code Section 409A, and (ii) are triggered upon a termination of employment, then to the extent required to comply with Section 409A, the phrases “termination of employment,” “separation from service,” or words and phrases of similar import, shall be interpreted to mean a “separation from service” within the meaning of Code Section 409A.
20.3Specified Employees. If a Participant was a “specified employee,” then to the extent required in order to comply with Code Section 409A, all payments, benefits, or reimbursements paid or provided under any Award that constitute a “deferral of compensation” within the meaning of Code Section 409A, that are provided as a result of a “separation from service” within the meaning of Section 409A and that would otherwise be paid or provided during the first six (6) months following such separation from service shall be accumulated through and paid or provided (together with interest at the applicable federal rate under Section 7872(f)(2)(A) of the Code in effect on the date of the separation from service) on the first business day that is more than six (6) months after the date of the separation from service (or, if the Participant dies during such six (6) month period, within ninety (90) days after the Participant’s death).
20.4Releases. To the extent that payment of an amount that constitutes a “deferral of compensation” within the meaning of Code Section 409A is contingent upon the Participant executing a release of claims against the Company, the release must be executed by the Participant and become effective and irrevocable in accordance with its terms no later than the earlier of (i) the date set forth in the Award, or (ii) fifty five (55) days following separation from service.
20.5Payment Forms and Substitutions. To the extent that any payment of an amount that constitutes a “deferral of compensation” within the meaning of Code Section 409A, and is scheduled to be paid in the form of installment payments, such payment form shall be deemed to be a right to a series of separate payments as described in Treasury Regulations § 1.409A 2(b)(2)(iii). To the extent that any Award is subject to Code Section 409A, any substitution of such Award may only be made if such substitution is made in a manner permitted and compliant with Code Section 409A.
20.6No Company Liability. In no event will the Company or any Company subsidiary have any liability to any Participant with respect to any penalty or additional income tax imposed under Code Section 409A, even if there is a failure on the part of the Company or Committee to avoid or minimize such Section’s penalty or additional income tax.

111	MDU RESOURCES GROUP, INC.

A REGULATED ENERGY BUSINESS

Electric and Natural Gas Utilities

Our utility companies serve over 1.2 million customers across eight states.

Pipeline

We provide natural gas transportation, underground natural gas storage, cathodic protection, and other energy-related services.

MDU RESOURCES GROUP, INC.

1200 WEST CENTURY AVENUE
P.O. BOX 5650
BISMARCK, ND 58506

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MDU2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by Internet or Phone, you do not need to mail the Proxy Card.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V83404-P45447 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MDU RESOURCES GROUP, INC.

The Board of Directors recommends a vote FOR each of the nominees, and FOR proposals 2, 3, and 4.

Nominees:	For	Against	Abstain
1a. Darrel T. Anderson	☐	☐	☐
1b. Vernon A. Dosch	☐	☐	☐
1c. Marian M. Durkin	☐	☐	☐
1d. Douglas W. Jaeger	☐	☐	☐
1e. Charles M. Kelley	☐	☐	☐
1f. Nicole A. Kivisto	☐	☐	☐
1g. Tammy J. Miller	☐	☐	☐
1h. Priti R. Patel	☐	☐	☐

	For	Against	Abstain
2. Vote, on an Advisory Basis, to Approve the Company's Named Executive Officers' compensation.	☐	☐	☐
3. Approve the Amended and Restated Long-Term Performance-Based Incentive Plan.	☐	☐	☐
4. Ratify the Appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for the 2026 Fiscal Year.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report with Form link are available at www.proxyvote.com.

V83405-P45447

MDU RESOURCES GROUP, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 11, 2026, 3:00 p.m. CDT

This proxy is solicited by the Board of Directors.

The stockholder(s) hereby appoint(s) Jason L. Vollmer and Anthony D. Foti, or either of them, as proxies, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of MDU RESOURCES GROUP, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 3:00 p.m. CDT on May 11, 2026, virtually at www.virtualshareholdermeeting.com/MDU2026, and any adjournment or postponement thereof. In the event neither of the appointed proxies is able to serve, the chair of the board, or in the chair's absence, the chief executive officer, shall appoint an appropriate individual to serve in the capacity of proxy.

Employee Plans
This proxy will also be used to provide voting instructions to Principal Trust Company, as Trustee of the MDU Resources Group, Inc. 401(k) Retirement Plan, for any shares of Common Stock held in the plan.

Your vote is important. Ensure that the shares are represented at the meeting. Either (1) vote by Internet, (2) vote by phone, or (3) mark, date, sign, and return this proxy card in the postage-paid envelope provided. The deadline for voting by Internet and phone is 11:59 p.m. Eastern Time on May 10, 2026. The voting deadline for participants in the MDU Resources Group, Inc. 401(k) Retirement Plan is 11:59 p.m. Eastern Time on May 6, 2026.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Continued and to be signed on reverse side